NOTICE & PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NORTHERN TRUST CORPORATION
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF NORTHERN TRUST CORPORATION

Date:	Tuesday, April 16, 2013

Time:	10:30 a.m., Chicago Time

Place:	Northern Trust Corporation 50 South LaSalle Street (northwest corner of LaSalle Street and Monroe Street) Chicago, Illinois 60603

Purposes:	The purposes of the annual meeting are to:

— Elect 12 directors to serve on the board of directors until the 2014 annual meeting of stockholders and until their successors shall have been elected and qualified;

— Hold an advisory vote on executive compensation;

— Ratify the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the 2013 fiscal year;

— Hold a vote on a stockholder proposal, if properly presented at the annual meeting; and

— Transact any other business that may properly come before the annual meeting.

Record Date:	You may vote if you are a stockholder of record on February 18, 2013.

Voting:

IMPORTANT—PLEASE VOTE PROMPTLY

It is important that your shares be represented at the annual meeting. We urge you to vote your shares by telephone or through the Internet as described on your proxy card or your Notice Regarding the Availability of Proxy Materials. You also may vote your shares by attending the annual meeting and voting in person or by completing and returning your proxy card.

March 1, 2013

ROSE A. ELLIS

Corporate Secretary

i

ii

NORTHERN TRUST CORPORATION

50 South LaSalle Street

Chicago, Illinois 60603

March 1, 2013

PROXY STATEMENT

INTRODUCTION

Our 2013 annual meeting of stockholders will be held on Tuesday, April 16, 2013 at 10:30 a.m., Chicago time, at the office of Northern Trust Corporation (the “Corporation” or “Northern Trust”) located at 50 South LaSalle Street (northwest corner of LaSalle Street and Monroe Street) in Chicago, Illinois. We invite you to attend the annual meeting and vote your shares directly.

You do not need to attend the annual meeting to vote your shares. Instead, you may vote your shares by telephone or through the Internet, or you may complete, sign, date, and return your proxy card (a postage-paid envelope is included with your proxy materials if you received a full set of the proxy materials). Instructions for voting by telephone or through the Internet can be found on your proxy card or your notice regarding the availability of proxy materials.

The Corporation’s board of directors is soliciting your proxy to encourage your participation in the voting at the annual meeting. This proxy statement provides you with information about each proposal and other matters that you may find useful in voting your shares.

On or about March 7, 2013, we expect to mail or otherwise make available our proxy materials to all stockholders entitled to vote at the annual meeting. Our proxy materials include our 2012 annual report to stockholders, which contains detailed information about the Corporation’s activities and financial performance in 2012.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 16, 2013

This proxy statement, the 2012 annual report to stockholders, and a link to the means to vote by Internet or telephone are available at www.proxyvote.com.

COMMON QUESTIONS REGARDING OUR ANNUAL MEETING

AND PROXY STATEMENT

A Notice Regarding the Availability of Proxy Materials

Pursuant to the rules recently adopted by the Securities and Exchange Commission (the “SEC”), for some of our stockholders we are providing access to our proxy materials over the Internet. The rules permit us to send a Notice Regarding the Availability of Proxy Materials (the “Notice”) to some or all of our stockholders of record and beneficial owners. All stockholders have the ability to access the proxy materials on the website referred to in the Notice, www.proxyvote.com, or to request a printed set of proxy materials on this site or by calling toll-free 1-800-690-6903. Complete instructions for accessing the proxy materials over the Internet or requesting a printed copy may be found in the Notice. In addition, stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail on the website above or when voting electronically.

Electronic Access to the Proxy Materials

The Notice provides instructions regarding how to view our proxy materials for the annual meeting on the Internet and how to instruct us to send our future proxy materials to you electronically by e-mail.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who May Vote

Record holders of the Corporation’s common stock at the close of business on February 18, 2013 may vote at the annual meeting. On that date, the Corporation had 239,157,282 shares of common stock outstanding. The shares of common stock held in the Corporation’s treasury will not be voted.

You are entitled to one vote for each share of common stock that you owned of record at the close of business on February 18, 2013. The proxy card or Notice, as applicable, indicates the number of shares you are entitled to vote at the annual meeting.

Voting Your Proxy

Whether or not you plan to attend the annual meeting, we urge you to vote your shares promptly.

If you are a “stockholder of record” (that is, you hold your shares of the Corporation’s common stock in your own name), you may vote your shares by proxy using any of the following methods:

—	Using the Internet site listed on the Notice or the proxy card;

—	Calling the toll-free telephone number listed on the proxy card (Notice recipients should first visit the Internet site listed on the Notice before voting by telephone); or

—	Completing, signing, dating, and returning your proxy card.

The telephone and Internet voting procedures set forth on the Notice and the proxy card are designed to authenticate stockholders’ identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been properly recorded. If you vote by telephone or through the Internet, you should not return your proxy card.

If you are a “beneficial owner,” also known as a “street name” holder (that is, you hold your shares of the Corporation’s common stock through a broker, bank, or other nominee), you will receive from the record holder, in the form of a Notice or otherwise, voting instructions (including instructions, if any, on how to vote by telephone or through the Internet) that you must follow in order to have your shares voted at the annual meeting. Brokers cannot vote your shares on the election of directors or certain executive compensation matters without your specific instructions. Consequently, it is important that you communicate your voting instructions so your vote can be counted by using any of the following methods:

—	Using the Internet site listed on the Voting Instruction Form;

—	Calling the toll-free telephone number listed on the Voting Instruction Form; or

—	Completing, signing, dating, and returning your Voting Instruction Form.

If you own shares of common stock as a participant in The Northern Trust Company Thrift-Incentive Plan (“TIP”), or as a participant in any other employee benefit plan of the Corporation, you will receive a voting instruction card that covers the shares credited to each of your plan accounts.

Whether you vote by Internet, telephone or mail, your shares will be voted in accordance with your instructions. If you sign, date, and return your proxy card without indicating how you want to vote your shares, the proxy holders will vote your shares in accordance with the following recommendations of the board of directors:

Item 1	—	FOR the election of each nominee for director;

Item 2	—	FOR the approval, by an advisory vote, of the 2012 compensation of the Corporation’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC;

Item 3	—	FOR the ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

Item 4	—	AGAINST the stockholder proposal regarding additional disclosure of political and lobbying contributions.

The proxy holders are authorized to vote as they shall determine in their sole discretion on any other business that may properly come before the annual meeting.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the annual meeting by:

—	Sending a written notice of revocation to the Corporation’s Corporate Secretary at the address indicated on the first page of this proxy statement;

—	Submitting another signed proxy card with a later date;

—	Voting by telephone or through the Internet at a later date; or

—	Attending the annual meeting and voting in person.

Voting in Person

You may come to the annual meeting and vote your shares in person by obtaining and submitting a ballot that will be provided at the meeting. However, if your shares are held by a broker, bank, or other nominee in street name, to be able to vote at the meeting you must obtain a proxy, executed in your favor, from the record holder of your shares, indicating that you were the beneficial owner of the shares on February 18, 2013, the record date for voting.

If you need directions to the annual meeting, please call (312) 630-6000.

Householding Information

We are delivering only one annual report and proxy statement (or, as applicable, the Notice) to record stockholders who share the same address unless they have notified us that they wish to continue receiving multiple copies. This practice, known as “householding,” reduces duplicate mailings, saves printing and postage costs as well as natural resources and will not affect dividend check mailings. If you wish to receive separate copies of future proxy materials, please contact Broadridge toll free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders who wish to receive a separate set of proxy materials now should contact Broadridge at the same phone number or mailing address and the materials will be delivered to you promptly upon your request.

Quorum and Vote Required for Approval

A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if a majority of the outstanding shares entitled to vote at the meeting is present in person or by proxy at the annual meeting. Abstentions and broker non-votes, if any, will be counted as present for purposes of establishing a quorum. A “broker non-vote” will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Brokers cannot vote your shares on the election of directors or certain executive compensation matters without your specific instructions. Please return your proxy card or vote by telephone or through the Internet so your vote can be counted. Inspectors of election appointed for the annual meeting will tabulate all votes cast in person or by proxy at the annual meeting. In the event a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned or postponed to solicit additional proxies.

The following table indicates the vote required for approval of each item to be presented to the stockholders at the annual meeting and the effect of “withhold” votes, abstentions, and broker non-votes.

Item	Required Vote	Effect of “Withhold” Votes, Abstentions, Broker Non-Votes
Item 1—Election of Directors	Affirmative vote of a majority of the shares of common stock present and voting.	— “Withhold” votes will have the effect of a vote AGAINST the election of directors. — Broker non-votes will have no effect on the voting for the election of directors.
Item 2—Advisory Vote on Executive Compensation	Affirmative vote of a majority of the shares of common stock present and voting.	— Abstentions will have the effect of a vote AGAINST this proposal. — Broker non-votes will have no effect on the voting for this item.
Item 3—Ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for fiscal year 2013	Affirmative vote of a majority of the shares of common stock present and voting.	— Abstentions will have the effect of a vote AGAINST ratification. — Broker non-votes will have no effect on the voting for this item.
Item 4—Stockholder Proposal	Affirmative vote of a majority of the shares of common stock present and voting.	— Abstentions will have the effect of a vote AGAINST ratification. — Broker non-votes will have no effect on the voting for this item.

Solicitation of Proxies

The Corporation will pay all costs of soliciting proxies. The Corporation has retained Georgeson Inc. to assist with the solicitation of proxies for a fee of $24,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, we may also use our officers and employees, at no additional compensation, to solicit proxies either personally or by telephone, Internet, letter, or facsimile.

ADMITTANCE TO THE ANNUAL MEETING

Stockholders as of the record date, or their duly appointed proxies, may attend our annual meeting on April 16, 2013. Registration will begin at 9:30 a.m., and seating will begin at 10:00 a.m. If you attend, please note that you will need to bring with you an admission ticket (located on the top portion of the rear side of the proxy card) or proof of ownership of the Corporation’s common stock to enter the meeting. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a stockholder of the Corporation. Also, you may be asked to present valid picture identification, such as a driver’s license or passport. For safety and security reasons, cameras and recording devices will not be permitted in the meeting.

If you are receiving a full set paper copy of our proxy materials and your shares of common stock are held by a broker, bank, or other nominee in street name, your admission ticket is the left side of your voting instruction form. If you do not bring the left side of your voting instruction form, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership.

If you are receiving the Notice without a full set paper copy of our proxy materials, your Notice will serve as your admission ticket.

ITEM 1—ELECTION OF DIRECTORS

Stockholders will be asked to elect 12 directors at this year’s annual meeting. Set forth below is detailed information with respect to the 12 nominees, all of whom are currently serving as directors of the Corporation and its principal subsidiary, The Northern Trust Company (the “Bank”).

Each of the 12 director nominees has consented to serve as a director if elected at this year’s annual meeting. Each nominee elected as a director will serve until the next annual meeting and until his or her successor has been elected and qualified. If any nominee is unable to serve as a director at the time of the annual meeting, your proxy may be voted for the election of another nominee proposed by the board or the board may reduce the number of directors to be elected at the annual meeting.

Under the majority voting policy as set forth in the Corporation’s by-laws, a nominee for director in an uncontested election (such as this year’s election where the only nominees are those recommended by the board of directors) must receive the affirmative vote of a majority of the votes present and voting at a meeting of stockholders. In contested elections, the affirmative vote of a plurality of the votes present and voting will be required to elect a director. The Corporate Governance Guidelines require an incumbent director who fails to receive the affirmative vote of a majority of the votes present and voting in an uncontested election at a meeting of stockholders to submit his or her resignation, with such resignation to be considered by the members of the Corporate Governance Committee and the board other than such incumbent director. In such event, the board of directors will act to accept or reject the incumbent director’s resignation no later than 90 days following the date of the stockholders’ meeting.

The board of directors unanimously recommends that you vote FOR the election of each nominee.

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

The following information about the nominees for election to the board of directors of the Corporation at the 2013 annual meeting of stockholders is as of December 31, 2012, unless otherwise indicated.

LINDA WALKER BYNOE, Director since 2006, Age 60

President and Chief Executive Officer, Telemat Ltd. since January 1995 (Project management and consulting firm).

Ms. Bynoe is a director of Anixter International Inc. and Prudential Retail Mutual Funds and a trustee of Equity Residential. She is a former director of Simon Property Group, Inc.

The board of directors concluded that Ms. Bynoe should serve as a director based on her diverse consulting and investment experience, her expertise in public accounting, corporate governance, managing a private equity investment portfolio, and strategy development, and her experience as a director of financial services and other complex global corporations.

NICHOLAS D. CHABRAJA, Director since 2007, Age 70

Retired Chairman and Chief Executive Officer, General Dynamics Corporation (Worldwide defense, aerospace, and other technology products manufacturer). Mr. Chabraja served as Chief Executive Officer of General Dynamics Corporation from June 1997 through July 2009 and as Chairman from June 1997 to May 2010.

Mr. Chabraja is a director of General Dynamics Corporation and the non-executive chairman of Tower International, Inc. He is a former director of Ceridian Corporation.

The board of directors concluded that Mr. Chabraja should serve as a director based on his experience leading a complex global corporation and risk oversight experience as Chairman and Chief Executive Officer of General Dynamics Corporation.

SUSAN CROWN, Director since 1997, Age 54

Vice President, Henry Crown and Company since 1984 (Worldwide company with diversified manufacturing operations, real estate, and securities), Chief Executive Officer, Owl Creek Partners, LLP since 2011 (venture capital investment vehicle), and Chairman and Founder, Susan Crown Exchange Inc. (SCE) since 2008 (Non-profit foundation focused on 21st century skill-building).

Ms. Crown is a director of Illinois Tool Works Inc. and Vice Chair of the Board of Trustees of Rush University Medical Center in Chicago. Ms. Crown is a former trustee of Yale University.

The board of directors concluded that Ms. Crown should serve as a director based on her experience at Henry Crown and Company, a firm managing a broad range of investments and manufacturing operations, as well as her leadership and risk oversight experience as a director of Illinois Tool Works Inc. and other organizations. The board considered that Ms. Crown has extensive experience with civic and not-for-profit organizations, having founded a not-for-profit organization, Susan Crown Exchange Inc. (SCE), and served on the boards of many similar organizations. The board also considered that Ms. Crown’s current and former positions as a board member on various large organizations, both commercial and not-for-profit, have given Ms. Crown a valuable perspective on many governance and corporate responsibility topics.

DIPAK C. JAIN, Director since 2004, Age 55

Dean Emeritus of INSEAD and Marketing Professor (Educational institution). Mr. Jain served as Dean of INSEAD from May 2011 to March 2013 and became Marketing Professor in March 2013. Dean Emeritus of Kellogg School of Management, Northwestern University, from September 2009 to May 2011, Sandy and Morton Goldman Professor in Entrepreneurial Studies and Professor of Marketing since September 2009 and 1994 to July 2001, Dean from July 2001 through August 2009, and Associate Dean for Academic Affairs from July 1996 to June 2001 (Educational institution).

Mr. Jain is a Visiting Professor of Marketing at Sasin Graduate Institute of Business Administration at Chulalongkorn University, Bangkok, Thailand; Nijenrode University, The Netherlands; WHU-Otto Beisheim Graduate School of Management, Koblenz, Germany; Indian School of Business, Hyderabad, India; Hong Kong University of Science and Technology, Hong Kong; and Recanati Graduate School of Business Administration at Tel Aviv University, Israel (All educational institutions).

Mr. Jain is a director of Deere & Company, Reliance Industries Limited, India, and Global Logistics Properties, Singapore. He is a former director of Hartmarx Corporation and Peoples Energy Corporation.

The board of directors concluded that Mr. Jain should serve as a director based on his academic experience, his business administration positions both in the United States and abroad, his global consulting experience, including his experience and research in marketing and competitive market analysis, and his experience as a director of other complex global corporations.

ROBERT W. LANE, Director since November 2009, Age 63

Retired Chairman and Chief Executive Officer, Deere & Company (Worldwide provider of agricultural, construction, and forestry equipment and financial services). Mr. Lane served as Chairman of Deere & Company from August 2000 to February 2010 and as Chief Executive Officer from May 2000 through July 2009.

Mr. Lane is a director of Bayerische Motoren Werke (BMW) A.G., General Electric Company, and Verizon Communications Inc. He is a former director of Deere & Company.

The board of directors concluded that Mr. Lane should serve as a director based on his experience leading a complex global corporation and risk oversight experience as Chairman and Chief Executive Officer of Deere & Company and as a director of other complex global corporations, including his global management experience.

EDWARD J. MOONEY, Director since 1996, Age 71

Retired Délégué General-North America since March 2001, Suez Lyonnaise des Eaux (Worldwide provider of energy, water, waste and communications services); Retired Chairman and Chief Executive Officer, Nalco Chemical Company since March 2000 (Manufacturer of specialized service chemicals acquired by Suez Lyonnaise des Eaux in November 1999).

Mr. Mooney is a director of Cabot Microelectronics Corporation, FMC Technologies, Inc., and the lead director of FMC Corporation. He is a former director of Commonwealth Edison Company (a subsidiary of Exelon Corporation) and PolyOne Corporation.

The board of directors concluded that Mr. Mooney should serve as a director based on his global management and risk oversight experience as Chairman and Chief Executive Officer of Nalco Chemical Company and his experience as a director of other complex global corporations.

JOSE LUIS PRADO, Director since 2012, Age 58

President of Quaker Oats North America, a division of PepsiCo, Inc. (global food and beverage company), since 2011 and President and Chief Executive Officer of Grupo Gamesa-Quaker, PepsiCo International, Monterrey, Mexico, from 2002 to 2010.

Mr. Prado joined PepsiCo in Mexico in 1984 and has served in a variety of positions at PepsiCo, including: Regional Vice President Andean Region, Frito-Lay International; President of PepsiCo Snacks Argentina, Buenos Aires, Argentina; and President of Frito-Lay Snacks Caribbean, San Juan, Puerto Rico. His early career at PepsiCo included assignments in sales, finance, and IT.

The board of directors concluded that Mr. Prado should serve as a director based on his management and risk oversight experience at a complex global corporation and his significant international experience.

JOHN W. ROWE, Director since 2002, Lead Director since April 2010, Age 67

Chairman Emeritus, Exelon Corporation (Energy company) since March 2012, Chairman and Chief Executive Officer, from April 2002 until March 2012, and President at various times during and after 2000.

Mr. Rowe is a director of Allstate Corporation and SunCoke Energy, Inc. Mr. Rowe is a former director of Sunoco Corporation and Exelon Corporation.

The board of directors concluded that Mr. Rowe should serve as a director based on his management, regulatory, government relations, and risk oversight experience as Chief Executive Officer at Exelon Corporation and prior to that, at New England Electric System and Central Maine Power Company, and his experience as a director of financial services and other complex corporations.

MARTIN P. SLARK, Director since 2011, Age 58

Vice Chairman and Chief Executive Officer, Molex Incorporated since 2005 and President and Chief Operating Officer from 2001 to 2005 (Manufacturer of electronic, electrical, and fiber optic interconnection products and systems).

Mr. Slark is a director of Molex Incorporated, Hub Group, Inc., and Liberty Mutual Insurance Company (not a public company).

The board of directors concluded that Mr. Slark should serve as a director based on his experience leading a complex global corporation and risk oversight experience as Vice Chairman and Chief Executive Officer of Molex Incorporated and as a director of other complex global corporations.

DAVID H. B. SMITH, JR., Director since April 2010, Age 46

Executive Vice President, Policy & Legal Affairs and General Counsel, Mutual Fund Directors Forum since November 2005 (Nonprofit membership organization for investment company directors). Previously, Mr. Smith held several positions at the U.S. Securities and Exchange Commission from 1996 to 2005, including Associate Director in the Division of Investment Management.

Mr. Smith is a director of Illinois Tool Works Inc. and a trustee of Carleton College.

The board of directors concluded that Mr. Smith should serve as a director based on his regulatory and leadership experience in the finance industry gained from his roles at the SEC and the Mutual Fund Directors Forum. The board also considered that Mr. Smith’s interest as a beneficiary of a trust that holds a significant amount of the Corporation’s common stock further aligns his interests with the interests of the Corporation’s stockholders.

CHARLES A. TRIBBETT III, Director since 2005, Age 57

Managing Director, Russell Reynolds Associates since December 1989, Chairman of the firm’s Leadership Assessment and Promotions Board since 2006, and Co-Leader of the firm’s CEO/Succession Planning and Board Services Practice since December 1995 (Major executive recruiting firm that advises and consults with Fortune 500 corporations on matters relating to succession planning, compensation, corporate governance, and recruiting).

The board of directors concluded that Mr. Tribbett should serve as a director based on his global leadership consulting experience evaluating and identifying senior management professionals and his leadership experience as a Managing Director of Russell Reynolds Associates.

FREDERICK H. WADDELL, Director since 2006, Age 59

Chairman of the Board since November 2009 and Chief Executive Officer since January 2008 of the Corporation and the Bank, President from February 2006 through September 2011, Chief Operating Officer from February 2006 to January 2008, and Executive Vice President of the Bank from September 1997 to February 2006 and of the Corporation from March 2003 to February 2006.

Mr. Waddell is a Class A Director of the Federal Reserve Bank of Chicago and a director of AbbVie, Inc.

Since joining Northern Trust in 1975, Mr. Waddell has held leadership positions in a variety of the Corporation’s business units. The board concluded that Mr. Waddell should serve as a director based on his experience and ongoing responsibilities with respect to the Corporation’s businesses.

BOARD AND BOARD COMMITTEE INFORMATION

Audit Committee

Current Members: Directors Mooney (Chair), Bynoe, Chabraja, Lane, and Smith

Number of Meetings in 2012: Six

Oversight Activities:

—	Appoints and evaluates the performance and independence of the Corporation’s independent registered public accounting firm
—	Meets with internal audit representatives; receives and discusses the internal audit program and the results of examinations
—

Meets with the Corporation’s independent registered public accounting firm; reviews and discusses their reports issued with respect to the Corporation’s annual consolidated financial statements and the internal financial control structure and procedures for financial reporting

The board of directors has determined that, in its opinion, all current members of the Corporation’s Audit Committee are “independent” directors, as defined by The NASDAQ Stock Market (“NASDAQ”), and “audit committee financial experts,” as defined by the applicable SEC regulations.

The board of directors of the Corporation has adopted a formal charter, most recently revised in October 2009, that governs the duties and responsibilities of the Audit Committee. The Audit Committee charter is available on the Corporation’s website at www.northerntrust.com and available in print to any stockholder who requests it in writing from the Corporation’s Corporate Secretary at the address indicated on the first page of this proxy statement.

Business Risk Committee

Current Members: Directors Bynoe (Chair), Mooney, Prado, Slark, and Smith

Number of Meetings in 2012: Five

Oversight Activities:

—

Reviews the risks inherent in the businesses of the Corporation and its subsidiaries in the following categories and the controls and mitigants for such risks: credit risk, market and liquidity risk, fiduciary risk, operational risk, and the regulatory component of compliance risk

—	Reviews the process by which risk-based capital requirements are determined, including the internal capital adequacy assessment process for the Corporation and its subsidiaries

The board of directors has determined that, in its opinion, all current members of the Corporation’s Business Risk Committee are “independent” directors as defined by NASDAQ. The board of directors of the Corporation has adopted a formal charter, most recently revised in October 2012, that governs the duties and responsibilities of the Business Risk Committee. The Business Risk Committee charter is available on the Corporation’s website at www.northerntrust.com and available in print to any stockholder who requests it in writing from the Corporation’s Corporate Secretary at the address indicated on the first page of this proxy statement.

Business Strategy Committee

Current Members: Directors Jain (Chair), Prado, Slark, and Tribbett

Number of Meetings in 2012: Four

Oversight Activities:

—	Reviews the strategic direction of the Corporation
—	Reviews the strategic initiatives of the business units of the Corporation and its subsidiaries
—	Reviews the management of strategic risk for the Corporation and its subsidiaries
—

Ensures the integration of corporate social responsibility principles related to environmental and social practices into the strategic direction and strategic initiatives of the Corporation and its business units and the governance of those practices

The board of directors has determined that, in its opinion, all current members of the Corporation’s Business Strategy Committee are “independent” directors as defined by NASDAQ.

The board of directors of the Corporation has adopted a formal charter, most recently revised in October 2012, that governs the duties and responsibilities of the Business Strategy Committee. The Business Strategy Committee charter is available on the Corporation’s website at www.northerntrust.com and available in print to any stockholder who requests it in writing from the Corporation’s Corporate Secretary at the address indicated on the first page of this proxy statement.

Compensation and Benefits Committee

Current Members: Directors Chabraja (Chair), Crown, Jain, Mooney, and Rowe

Number of Meetings in 2012: Five

Oversight Activities:

—	Oversees the development and operation of the Corporation’s compensation policies, systems, and related control processes
—

Reviews and approves the overall goals and purposes of the Corporation’s compensation programs including its incentive programs so that they achieve an appropriate balance and are consistent with safety and soundness principles (including appropriate risk considerations)

—

Meets with internal human resources representatives and outside consultants and reviews compensation policy, executive compensation levels, and emerging market trends and developments regarding compensation practices

—	Recommends stock and cash benefit and incentive plans, programs, and payments
—	Administers certain stock and cash benefit and incentive plans and programs
—	Oversees management development and succession planning
—

Reviews, with input of risk management personnel, management’s assessment of the effectiveness of the Corporation’s incentive compensation arrangements and practices to assess the extent to which such arrangements and practices discourage inappropriate risk-taking behavior by participants and are consistent with the Corporation’s safety and soundness

The board of directors has determined that, in its opinion, all current members of the Corporation’s Compensation and Benefits Committee are “independent” directors as defined by NASDAQ.

The board of directors of the Corporation has adopted a formal charter, most recently revised in October 2012, that governs the duties and responsibilities of the Compensation and Benefits Committee. The Compensation and Benefits Committee charter is available on the Corporation’s website at www.northerntrust.com and available in print to any stockholder who requests it in writing from the Corporation’s Corporate Secretary at the address indicated on the first page of this proxy statement.

The Committee retained Aon Hewitt (formerly Hewitt Associates, LLC) (“Aon Hewitt”), a nationally recognized compensation and benefits consulting firm, to provide compensation and benefits advice, including information regarding competitive market data, relevant legal and regulatory requirements, and corporate best practices in the compensation and benefits area. Representatives of Aon Hewitt attended all meetings of the Committee at which 2012 executive compensation decisions were made.

For information about the role of the Committee, compensation consultants, and management in the consideration and determination of executive and director compensation, please refer to the “Compensation Discussion and Analysis—Determining Awards” presented elsewhere in this proxy statement.

Corporate Governance Committee

Current Members: Directors Rowe (Chair), Crown, Lane, and Tribbett

Number of Meetings in 2012: Five

Oversight Activities:

—	Evaluates and recommends candidates for nomination to the board of directors
—	Recommends structure and membership of board committees
—	Considers candidates for the board recommended by stockholders

The board of directors has determined that, in its opinion, all current members of the Corporation’s Corporate Governance Committee are “independent” directors as defined by NASDAQ.

The board of directors of the Corporation has adopted a formal charter, most recently revised in February 2010, that governs the duties and responsibilities of the Corporate Governance Committee. The Corporate Governance Committee charter is available on the Corporation’s website at www.northerntrust.com and available in print to any stockholder who requests it in writing from the Corporation’s Corporate Secretary at the address indicated on the first page of this proxy statement.

Executive Committee

Current Members: Directors Waddell (Chair), Bynoe, Chabraja, Jain, Mooney, and Rowe

Number of Meetings in 2012: One

Oversight Activities:

—	Empowered to act for the board of directors, to the full extent permitted by law, between meetings of the board of directors

The board of directors has determined that, in its opinion, all current members of the Corporation’s Executive Committee, other than Mr. Waddell, are “independent” directors as defined by NASDAQ.

The board of directors of the Corporation adopted a formal charter in November 2006 that governs the duties and responsibilities of the Executive Committee. The Executive Committee charter is available on the Corporation’s website at www.northerntrust.com and available in print to any stockholder who requests it in writing from the Corporation’s Corporate Secretary at the address indicated on the first page of this proxy statement.

Meetings

The Corporation’s board of directors held eight meetings during 2012. All persons who were directors during 2012 attended at least 75% of these meetings and meetings of committees on which they served, including Robert C. McCormack and Enrique J. Sosa who retired from the board of directors on April 17, 2012 and attended at least 75% of the 2012 board meetings and meetings of the committees on which they served until their retirement. The Corporation has a Corporate Governance Guideline that states that all directors are expected to attend the annual meeting of the Corporation’s stockholders. All of the current directors other than Mr. Prado, who became a director in October 2012, attended the 2012 annual meeting of stockholders held on April 17, 2012. Messrs. McCormack and Sosa also attended the 2012 annual meeting of stockholders.

CORPORATE GOVERNANCE

Director Independence

The board of directors has determined that, in its opinion, each person who served as a director of the Corporation in 2012 (including Robert C. McCormack and Enrique J. Sosa who retired from the board of directors on April 17, 2012) and each director nominee for 2013 (other than Frederick H. Waddell, the Chairman and Chief Executive Officer of the Corporation and the Bank) is an “independent” director as defined under applicable NASDAQ rules.

Our categorical standards of director independence:

The board of directors has adopted categorical standards to assist it in making the annual determinations of independence. The categorical standards described below are also available on the Corporation’s website at www.northerntrust.com. Under these standards, the following persons shall not be considered “independent”:

—	a director who is or was an executive officer or employee, or whose immediate family member is or was an executive officer, of the Corporation in the current or any of the past three fiscal years;

—

a director who receives or has received, or whose immediate family member receives or has received, more than $120,000 per year in direct compensation from the Corporation, other than director and committee fees, benefits under a tax-qualified retirement or pension plan or other forms of non-discretionary compensation or deferred compensation for prior service, during any period of twelve consecutive months within the past three years; provided, however, that compensation received by an immediate family member of a director for service as an employee (other than an executive officer) of the Corporation or any subsidiary of the Corporation need not be considered in determining independence;

—

a director who is, or whose immediate family member is, a current partner of the internal or external auditor of the Corporation or who is or has been, or whose immediate family member is or has been, affiliated with or employed by a (present or former) internal or external auditor of the Corporation (or of an affiliate) and involved with the Corporation’s audit, in the current or any of the past three fiscal years;

—

a director who is or has been or whose immediate family member is or has been, part of an interlocking directorate in which an executive officer of the Corporation serves on the compensation committee of another company that concurrently employs the director or his or her immediate family member, in the current or any of the past three fiscal years; or

—

a director who is a partner in, a controlling stockholder, an executive officer or an employee of, or whose immediate family member is a partner in, a controlling stockholder or an executive officer of, a company that, in the current year or any of the past three fiscal years, made payments to, or received payments from, the Corporation for property or services in an amount which, in any single fiscal year, exceeded the greater of $200,000 or 5% of the recipient’s revenues or the greater of $1 million or 2% of such other company’s revenues.

In making its determinations of independence, the board considered the criteria for independence set forth in stock exchange corporate governance rules, the categorical standards of independence described above, and all relevant facts and circumstances to ascertain whether there was any relationship between a director or director nominee and the Corporation that, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director, or any material relationship with the Corporation (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Corporation).

The board also considered any transactions, relationships, or arrangements between the Corporation and each director of the Corporation in 2012 (including Messrs. McCormack and Sosa) or director nominee for 2013 that constitutes a related person transaction under the “Northern Trust Corporation Policy and Procedures with Respect to Related Person Transactions” (the “RPT Policy”) described in the “Related Person Transaction Policy” section below. None of the transactions described below were in an amount which exceeded the greater of $200,000 or 5% of the recipient’s revenues or the greater of $1,000,000 or 2% of the other company’s revenues during the most recent completed fiscal year. For 2012, the board considered the following categories and types of transactions, relationships, and arrangements, some of which are covered by the RPT Policy, and, in each case, determined that they were immaterial and did not affect the independence of any director:

Purchases and sales of goods or services in the ordinary course of business:

—

During 2012, the Corporation purchased directly, and indirectly through property managers, electric utility and natural gas services provided by public utilities owned by Exelon Corporation, where Mr. Rowe served as an executive officer and director until March 12, 2012. Those electric utility and natural gas services were obtained at competitive bid market rates. During 2012, the Corporation also purchased electric utility services provided by a public utility unaffiliated with Exelon Corporation at a rate or rates that included supply tariffs charged by a subsidiary of Exelon Corporation for delivering those electric utility services to the Corporation. The supply tariff amounts were fixed in conformity with law or governmental authority. The aggregate amount paid directly or indirectly to Exelon Corporation for the foregoing electric utility, natural gas, and delivery services amounted to less than 0.01% of the consolidated gross annual revenues of Exelon Corporation during the most recent completed fiscal year. Under SEC rules, Exelon Corporation and its subsidiaries have not been “related persons” since January 1, 2013.

—

The Corporation paid net underwriting discounts to, and received net referral fees from Loop Capital Markets LLC, an entity at which a member of Ms. Bynoe’s immediate family is employed. Ms. Bynoe’s family member does not undertake any substantive work or play an advisory or supervisory role on the transactions with the Corporation and does not receive compensation based on the services Loop Capital Markets LLC provides or has provided to the Corporation. The discounts paid and net referral fees received were on non-preferential terms in the ordinary course of business. The discounts paid and net referral fees received amounted to less than 1.0% of the consolidated gross annual revenue of Loop Capital Markets LLC during the most recent completed fiscal year.

—

The Corporation paid for legal services from Vedder Price, a law firm at which a member of Mr. Chabraja’s immediate family is a partner. Mr. Chabraja’s family member does not undertake any substantive work or play an advisory or supervisory role in the provision of legal services to the Corporation and does not receive compensation based on the services

Vedder Price provides or has provided to the Corporation. The fees paid for legal services were on non-preferential terms in the ordinary course of business, and amounted to less than 0.1% of the consolidated gross annual revenue of Vedder Price during the most recent completed fiscal year.

Financial services provided in the ordinary course of business:

The board of directors also considered the following types of financial services provided by the Corporation or its subsidiaries in the ordinary course of business to the independent directors (including Messrs. McCormack and Sosa) and director nominees of the Corporation in 2012 (other than Mr. Waddell) and their “related persons” as described in the “Related Person Transaction Policy” section below (as indicated by the name of the applicable current or former director or director nominee):

Trust and related services	Chabraja, Lane, McCormack, Mooney, Rowe, Smith
Credit services and other banking services (e.g., deposits, checking, treasury management)	Bynoe, Chabraja, Crown, Jain, Lane, McCormack, Mooney, Prado, Rowe, Slark, Smith, Sosa, Tribbett
Asset servicing, asset management, securities lending, foreign exchange, and related services	Bynoe, Chabraja, Crown, Lane, McCormack, Mooney, Prado, Rowe, Slark, Smith, Sosa, Tribbett
Qualified retirement plan services	Chabraja, Rowe, Tribbett
Brokerage services	Bynoe, Chabraja, Crown, Jain, Lane, McCormack, Rowe, Smith, Tribbett

The financial services were provided to the directors and their related persons on substantially the same terms (including price, interest rates, and collateral requirements) as those prevailing at the time for comparable transactions with other persons not related to or affiliated with the Corporation and in compliance with applicable banking laws. None of the transactions involved more than the normal risk of collectability or presented other unfavorable features.

Related Person Transaction Policy

The board of directors of the Corporation, through its Audit Committee, has adopted the RPT Policy, which was most recently revised in February 2012. The RPT Policy governs the review, approval, or ratification of transactions between the Corporation or its subsidiaries and any related persons. “Related persons” means the Corporation’s directors, nominees for director, executive officers, greater than five percent beneficial owners, members of their immediate family, and any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person and all other related persons has a 10% or greater beneficial interest.

The RPT Policy provides that the Corporation may undertake certain pre-approved related person transactions in the ordinary course of business without specific review, approval or ratification, including the following pre-approved transactions:

—

An extension of credit to a related person that is made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and does not involve more than the normal risk of collectibility or present other unfavorable features;

—

Certain other ordinary course transactions in which the Corporation or its subsidiaries provide products or services to related persons on terms no less favorable to the Corporation and its subsidiaries as those prevailing at the time for comparable services to non-related persons;

—	A transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

—

A transaction where the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

—

A transaction with another company at which a related person’s only relationship is as an employee, a limited partner or a beneficial owner of less than 10% of the company’s outstanding common equity, provided the aggregate amount of the transaction does not exceed the greater of $1 million or 2% of the other company’s annual revenues;

—

Contributions or grants, or pledges of contributions or grants, by the Corporation, any of its subsidiaries, or The Northern Trust Company Charitable Trust to a charitable, non-profit, or educational organization for which a director or executive officer of the Corporation or an immediate family member of a director or executive officer of the Corporation serves as an executive officer and where the aggregate amount involved does not exceed the lesser of $1 million or 2% of the organization’s total annual receipts;

—	Transactions where the related person’s interest arises solely from the ownership of the Corporation’s common stock and all stockholders receive the same benefit on a pro rata basis; and

—

Compensation paid to executive officers and directors of the Corporation that is reported in the Corporation’s proxy statement or otherwise approved or recommended by the Compensation and Benefits Committee.

Any other related person transaction involving amounts in excess of $120,000 must be approved or ratified by the Audit Committee or the Audit Committee Chair. In considering related person transactions, the Audit Committee or the Audit Committee Chair shall consider all relevant facts and circumstances and shall approve only those related person transactions that are in, or otherwise not inconsistent with, the best interests of the Corporation and its subsidiaries. The RPT Policy also provides that (a) the Corporation shall not hire an immediate family member of an executive officer or director unless the employment arrangement is reviewed and approved by the Compensation and Benefits Committee and (b) no child, stepchild, or parent of an executive officer shall be hired by the Corporation.

In 2012, certain related persons were clients of, and engaged in the types of transactions identified in the bullet points above with, the Corporation and one or more of its subsidiaries. These transactions were undertaken in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral for loan transactions) as those prevailing at the time for comparable transactions with persons not related to the Corporation or the Northern Trust entities involved in the transactions. In addition, loan transactions did not involve more than the normal risk of collectibility or present other unfavorable features. None of the foregoing transactions or any transactions in which the Corporation or any of its subsidiaries sold or purchased products and services were material to the Corporation or the Northern Trust entities involved in the transactions, and none require disclosure of additional information pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934. Any extensions of credit to directors and executive officers of the Corporation were permitted under the provisions of the Sarbanes-Oxley Act of 2002.

Board Leadership Structure

The current leadership structure of the board of directors includes the Chairman and CEO and a Lead Director appointed annually by the Corporation’s independent directors.

The board of directors believes that combining the positions of Chairman and CEO is the most appropriate for the Corporation at this time. Having one person as Chairman and CEO provides unified leadership and direction to the Corporation and strengthens the ability of the CEO to develop and implement strategic initiatives and respond efficiently in crisis situations. The board also believes the combination of the Chairman and CEO positions is appropriate in light of the substantial independent oversight provided by the board of directors.

The board of directors believes that leadership of the independent directors is important. Accordingly, the Corporation’s independent directors designate annually a Lead Director. Mr. Rowe currently serves as the Corporation’s Lead Director.

The Lead Director’s duties are described in the Corporation’s Corporate Governance Guidelines and include, among other things, (a) approving meeting agendas for the board and the nature of information sent to the board, (b) approving board meeting schedules to assure that there is sufficient time for discussion of all board agenda items, (c) the authority to call at any time a special meeting of the board or a special executive session of the independent directors, (d) the authority to add items to the agenda of any regular or special meeting of the board, (e) preparing the agenda for all regular and any special executive sessions of the independent directors, (f) presiding at all regular and special meetings of the board at which the Chairman is not present, (g) presiding at all regular and any special executive sessions of the independent directors, (h) serving as a liaison between the independent directors and the Chairman and CEO, (i) conducting, by means of an interview with each independent director, the independent directors’ annual evaluation of the Chairman and CEO’s performance and then communicating the results to the Compensation and Benefits Committee and to the Chairman and CEO, (j) conducting, by means of an interview with each director, including the Chairman and CEO, the board’s annual self-evaluation of its performance and then providing a summary report to the board, and (k) being available for consultation and direct communication with major stockholders, if they so request. A copy of the Corporate Governance Guidelines is available on the Corporation’s website at www.northerntrust.com and available in print to any stockholder who requests it in writing from the Corporation’s Corporate Secretary at the address indicated on the first page of this proxy statement.

Eleven out of twelve director nominees, including the Lead Director, are “independent” directors as defined under applicable NASDAQ rules. The Audit Committee, Business Risk Committee, Business Strategy Committee, Compensation and Benefits Committee, and Corporate Governance Committee are composed solely of independent directors, and the Executive Committee, with the exception of Mr. Waddell, is composed of independent directors. Consequently, independent directors directly oversee critical matters and appropriately oversee the Chairman and CEO.

Risk Oversight

The board of directors conducts its risk oversight function through the Audit, Business Risk, Business Strategy, and Compensation and Benefits Committees, as well as the full board of directors.

The Audit Committee conducts the Corporation’s management of risks relating to financial reporting and the legal component of compliance risk. The Business Strategy Committee oversees the Corporation’s management of strategic risk for the Corporation and its subsidiaries.

The Business Risk Committee conducts the Corporation’s management of risks relating to the business of the Corporation and its subsidiaries in the following categories: credit risk, market and liquidity risk, fiduciary risk, operational risk, and the regulatory component of compliance risk. The Business Risk Committee has approved a corporate risk appetite statement articulating the Corporation’s expectation that risk is consciously considered as part of strategic decisions and in day-to-day activities. The Corporation’s business units are expected to manage business activities consistent with the corporate risk appetite statement. The Business Risk Committee also reviews and approves the framework by which risk based capital requirements are determined, including the capital adequacy assessment process for the Corporation and its subsidiaries. The entire board of directors reviews the level and adequacy of capital of the Corporation and its subsidiaries. For a further description of the risk management policies and practices of the Corporation’s management, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Management” in the Corporation’s 2012 annual report to stockholders.

The Compensation and Benefits Committee, at least annually, conducts a review, with appropriate input of risk management personnel, of management’s assessment of the effectiveness of the Corporation’s incentive compensation arrangements and practices to assess the extent to which such arrangements and practices discourage inappropriate risk-taking behavior by participants and are consistent with the Corporation’s safety and soundness.

The charters for the Audit, Business Risk, Business Strategy, and Compensation and Benefits Committees provide that the Committees may meet with the individuals who supervise day-to-day risk management responsibilities of the Corporation and other members of management, consultants or advisors, as each Committee deems appropriate.

The Audit, Business Risk, Business Strategy, and Compensation and Benefits Committees consist solely of independent directors.

Stockholder Outreach

The Corporation recognizes the importance of stockholder communications to help our investors understand our performance and strategies and to allow our stockholders to express their views on issues important to the Corporation. At the 2012 annual meeting, stockholders voted on stockholder proposals regarding the acceleration of vesting of equity awards in a change in control situation and the independence of the chairman of the board of directors. Both before and after our 2012 annual meeting, we reached out to some of our institutional stockholders to discuss these proposals. Although both proposals failed to receive enough votes to pass, the Corporation took specific action to respond to the concerns raised following the 2012 annual meeting.

With regard to the 2012 stockholder proposal regarding the acceleration of vesting of equity awards in a change in control situation, the Corporation changed its practice of providing single-trigger change in control vesting in its equity compensation awards to “double-trigger” vesting in July 2012.

With regard to the 2012 stockholder proposal regarding the independence of the chairman of the board of directors, the Corporation amended its Corporate Governance Guidelines to expand the responsibilities of the Lead Director as discussed in the “Board Leadership Structure” on page 20.

Given our proactive engagement with stockholders, during 2012 we also reached out to some of our institutional stockholders to invite general comments on governance issues, executive compensation, and other matters. Refer to the “Compensation Discussion and Analysis” section included elsewhere in this proxy statement for a further discussion of the 2013 executive compensation updates.

Executive Sessions

The independent directors of the Corporation met in executive sessions separate from management five times during 2012. The Lead Director or, in his or her absence, another independent director designated by the Lead Director presides at executive sessions of the independent directors.

Corporate Governance Guidelines

The Corporation has had Corporate Governance Guidelines in place since May 2000. These guidelines were most recently revised in July 2012. The Corporate Governance Committee is responsible for reviewing and reassessing, at least annually, the adequacy of the Corporate Governance Guidelines and recommending any changes to the board of directors for its approval. The Corporate Governance Guidelines embody many of the Corporation’s long-standing practices and incorporate new policies and procedures that strengthen its commitment to corporate governance best practices. A copy of the Corporate Governance Guidelines is available on the Corporation’s website at www.northerntrust.com and available in print to any stockholder who requests it in writing from the Corporation’s Corporate Secretary at the address indicated on the first page of this proxy statement.

Management Development and Succession Planning

The Compensation and Benefits Committee oversees executive management and succession planning. Pursuant to the Corporate Governance Guidelines and the charter for the Compensation and Benefits Committee, the Compensation and Benefits Committee conducts an annual management development and succession planning review. All of the Corporation’s directors are invited to and typically all participate in this review. Following the review, the Compensation and Benefits Committee makes recommendations concerning management development and succession planning.

In connection with setting the compensation of the Corporation’s Chairman and CEO, as more fully described below in “Compensation Discussion and Analysis,” the Compensation and Benefits Committee and the board of directors review the performance of the Chairman and CEO in light of the Chairman and CEO’s responsibilities to the Corporation, including the development of short-term and long-term strategic plans, goals and objectives, the development of an effective senior management team, positioning of the Corporation for current and future success, and effective communications with all of the Corporation’s constituencies. These criteria, among others, would also be considered by the board of directors in evaluating any successor Chairman and CEO candidates. This management review process also includes a review of other senior employees of the Corporation, with a focus on developing internal candidates for advancement within the Corporation.

In the event of the unexpected death, incapacity, or resignation of the Chairman and CEO, the charter for the Corporate Governance Committee provides that the Corporate Governance Committee will discuss and make a recommendation to the board of directors, after consultation with the Chairman of the Compensation and Benefits Committee, for an appropriate successor. The board of directors also has adopted a Business Continuity Plan that, among other things, delineates a process for appointing an interim Chairman and CEO in the event the Chairman and CEO becomes incapacitated.

Director Nominations and Qualifications

The Corporate Governance Committee is responsible for considering, evaluating, and recommending candidates for director. The Committee will consider persons nominated by stockholders in accordance with the nomination procedures specified in the Corporation’s by-laws or otherwise recommended by stockholders. The Corporation’s by-laws provide that stockholders may propose director nominations only if they give timely written notice, directed to the attention of the Corporation’s Corporate Secretary at the address indicated on the first page of this proxy statement, not less than 120 days prior to the anniversary date of the prior year’s annual meeting. The notice must contain the information required by the by-laws. Stockholders may recommend candidates for director by following the procedures for communicating with directors described below under “Communications with the Board and Independent Directors.”

In its evaluation of director candidates, including persons recommended by stockholders, the Committee considers the factors specified in the Corporation’s Corporate Governance Guidelines to ensure the board has a diversity of perspectives and backgrounds, including the nature of the expertise and experience required for the performance of the duties of a director of a corporation engaged in the Corporation’s business and such matters as: relevant business and industry experience, professional background, age, current employment, community service, and other board service. The Committee also considers the racial, ethnic, and gender diversity of the board in assessing candidates. The Committee seeks to identify, as candidates for director, persons with a reputation for and record of integrity and good business judgment who (i) have experience in positions with a high degree of responsibility and are leaders in the organizations with which they are affiliated, (ii) are free from conflicts of interest that could interfere with a director’s duties to the Corporation and its stockholders, and (iii) are willing and able to make the necessary commitment of time and attention required for effective board service. The Committee also takes into account a candidate’s level of financial literacy, and monitors the mix of skills and experience of the directors in order to assess whether the board has the necessary tools to perform its oversight function effectively. A full listing of the characteristics and qualifications of director candidates considered by the Committee is set forth in the Corporate Governance Guidelines on the Corporation’s website at www.northerntrust.com. Following its evaluation process, the Committee recommends its director nominees to the full board of directors, and the board makes the final determination of director nominees based on its consideration of the Committee’s recommendation and report.

Communications with the Board and Independent Directors

Stockholders and other interested persons may communicate any concerns they may have regarding the Corporation, including recommendations of candidates for director, to the board of directors or to any member of the board of directors by writing to them at the following address:

Northern Trust Corporation

Attention: [Board of Directors]/[Board Member]

c/o Corporate Secretary

Northern Trust Corporation

50 South LaSalle Street, M-9

Chicago, Illinois 60603

Communications directed to the independent directors should be sent to the attention of the Lead Director, c/o the Corporate Secretary, at the address indicated above.

Any stockholder or other interested person who has a particular concern regarding accounting, internal accounting controls, or other audit matters that he or she wishes to bring to the attention of the Audit Committee of the board of directors may communicate those concerns to the Audit Committee or its Chairman, using the address indicated above.

A majority of the independent directors of the Corporation has approved procedures with respect to the receipt, review and processing of, and any response to, written communications sent by stockholders and other interested persons to the board of directors. Any written communication regarding accounting, internal accounting controls, or other matters are processed in accordance with procedures adopted by the Audit Committee.

Code of Business Conduct and Ethics

The board of directors of the Corporation has adopted a Code of Business Conduct and Ethics, most recently revised in July 2011 (the “Code”), to:

—	Promote honest and ethical conduct, including fair dealing and the ethical handling of actual or apparent conflicts of interest;

—	Promote full, fair, accurate, timely, and understandable public disclosure about the Corporation;

—	Promote compliance with applicable laws and governmental rules, codes, and regulations wherever the Corporation does business;

—	Ensure the protection of the Corporation’s legitimate business interests; and

—	Deter wrongdoing.

The code satisfies applicable SEC and NASDAQ requirements and applies to all directors, officers (including the Corporation’s principal executive officer, principal financial officer, principal accounting officer and controller), and employees of the Corporation and its subsidiaries. A copy of the Code is available on the Corporation’s website at www.northerntrust.com. The Corporation intends to disclose any amendments to the Code, and all waivers from the Code for directors and executive officers, by posting such information on its website.

Insider Trading Policy and Policy Against Hedging

Our insider trading policy prohibits directors, employees, including our named executive officers, and certain of their family members from purchasing or selling any type of security, whether issued by us or another company, while such person is aware of material non-public information relating to the issuer of the security or from providing such material non-public information to any person who may trade while aware of such information. This policy also prohibits directors, employees, and certain of their family members from engaging in short selling, margining, and the pledging or hypothecation of Northern Trust securities, and trading in options, warrants, puts and calls or similar instruments on Northern Trust securities, except for pledging or hypothecation in connection with the cashless exercise of Northern Trust stock options.

Compensation and Benefits Committee Interlocks and Insider Participation

The Compensation and Benefits Committee of the board of directors consists of Directors Chabraja (Chair), Crown, Jain, Mooney, and Rowe. None of the members of the Compensation and Benefits Committee is or ever was an officer or employee of the Corporation or any of its subsidiaries. In addition, none of our executive officers served on any compensation committee or any board of directors of another company, of which any of our directors was also an executive officer. For information relating to any transactions between members of the Compensation and Benefits Committee and the Corporation, please refer to “Related Person Transaction Policy” above.

SECURITY OWNERSHIP OF THE BOARD AND MANAGEMENT

The following table shows the beneficial ownership of the Corporation’s common stock for each director and director nominee, each executive officer named in the Summary Compensation Table included elsewhere in this proxy statement, and all directors and executive officers of the Corporation as a group, as of January 1, 2013, unless otherwise indicated.

Name	Common Stock (1) and Stock Units (2) Owned as of January 1, 2013
	No. of Shares	Percent of Class	No. of Stock Units	No. of Performance Stock Units (3)
Linda Walker Bynoe	2,000	*	13,988	—
Nicholas D. Chabraja	11,073	*	3,397	—
Susan Crown	22,400	*	20,517	—
Steven L. Fradkin	496,789(4)	*	62,566	16,037
Dipak C. Jain	2,175	*	26,682	—
Robert W. Lane	11,274	*	2,905	—
Edward J. Mooney	0	*	17,321	—
William L. Morrison	560,616(4)	*	71,994	26,728
Michael G. O’Grady	36,203(4)	*	32,234	16,037
Jose L. Prado	1,000	*	947	—
John W. Rowe	11,000	*	33,731	—
Jana R. Schreuder	360,453(4)	*	53,089	16,037
Martin P. Slark	2,849	*	1,920	—
David H. B. Smith, Jr.	22,544(5)(6)(7)	*	1,920	—
Charles A. Tribbett III	1,000	*	24,090	—
Frederick H. Waddell	1,179,418(4)	*	260,347	53,456
All directors and executive officers as a group	4,368,365(4)(5)(6)	1.83%	864,034	198,552

(1) The information contained in this table was furnished to the Corporation by the individuals named in the table and reflects the SEC’s definition of beneficial ownership. Except as noted below, the nature of beneficial ownership for shares shown in this table is sole voting and/or investment power (including shares as to which spouses and minor children of the individuals covered by this table have such power).

(2) All stock units shown in the table are vested, except for (i) 1,920.20 unvested stock units held by each non-employee director other than Mr. Prado, (ii) 947 unvested stock units held by Mr. Prado, and (iii) the following unvested stock units held by the executive officers named in the Summary Compensation Table on page 60 of this proxy statement (the “named executive officers”): Mr. Fradkin, 50,881 unvested stock units; Mr. Morrison, 60,881 unvested stock units; Mr. O’Grady, 32,234 unvested stock units; Ms. Schreuder, 50,881 unvested stock units; Mr. Waddell, 167,196 unvested stock units; and all directors and executive officers as a group, 609,532 unvested stock units. Stock units and performance stock units held by directors and executive officers do not have voting rights. Stock units held by the non-employee directors include stock units representing (i) deferred cash compensation which, when paid, will be paid out in cash based upon the then current value of the common stock and/or (ii) deferred stock units which will be distributed in stock. See “Director Compensation—Deferral of Compensation” for additional information.

(3) The performance stock units reflected in the table as held by the named executive officers as of January 1, 2013 are unvested and subject to attainment of an established three-year performance goal.

(4) The number of shares shown includes shares issuable pursuant to stock options exercisable within 60 days after January 1, 2013, as follows: Mr. Fradkin, 426,980 shares; Mr. Morrison, 500,756 shares; Mr. O’Grady, 36,203 shares; Ms. Schreuder, 326,893 shares; Mr. Waddell, 1,012,542 shares; and all directors and executive officers as a group, 3,813,062 shares.

(5) David H. B. Smith, Jr., as co-trustee with another individual, shares voting and investment power for 500 shares held in a trust.

(6) Mr. Smith, as co-trustee with another individual, shares voting and investment power for 1,704 shares held in trust.

(7) Mr. Smith is a beneficiary of a trust that holds 1,362,880 shares, but he has no investment or voting power with respect to the shares held in the trust. These shares are not reflected in the table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and executive officers, and beneficial owners of more than 10% of the Corporation’s stock, if any, to file with the SEC initial reports of ownership and reports of changes in ownership of any securities of the Corporation. Copies of these reports must also be provided to the Corporation.

To the Corporation’s knowledge, in reliance on copies of the reports provided to the Corporation and written representations from reporting persons that no other reports were required, all the Corporation’s directors, executive officers, and beneficial owners of more than 10% of the Corporation’s stock made on a timely basis all filings required during 2012 and year to date 2013, except for the following: (a) Form 5 filed for Jose Luis Prado on January 4, 2013 that included a transaction that should have been reported by October 18, 2012; and (b) Form 4 filed for Richard D. Kukla on February 4, 2013 that included a transaction that should have been reported by February 1, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table includes information concerning common stock ownership of stockholders who were the beneficial owners of more than 5% of the outstanding shares of the Corporation’s common stock as of January 1, 2013, unless otherwise indicated. The beneficial ownership information for the Bank relates to shares held by trusts and other fiduciary accounts for which the Bank and its affiliates individually acted as sole or co-fiduciary.

Name and Address	Common Stock Owned as of January 1, 2013

	No. of Shares	Percent of Class

The Northern Trust Company (1) 50 South LaSalle Street Chicago, Illinois 60603	22,691,445	9.5%

T. Rowe Price Associates, Inc. (2) 100 E. Pratt Street Baltimore, Maryland 21202	21,320,929	8.8%

(1) As of January 1, 2013, the Bank and its affiliates individually acted as sole or co-fiduciary with respect to trusts and other fiduciary accounts which owned, held or controlled through intermediaries in the aggregate 22,691,445 shares over which the Bank and its affiliates had, directly or indirectly, sole or shared voting power and/or sole or shared investment power, or 9.5% of the outstanding common stock. This aggregate number of shares includes 1,362,880 shares held by the trust described in footnote 7 to the “Security Ownership of the Board and Management” table presented elsewhere in this proxy statement, or less than 1.0% of the outstanding common stock. No single trust or other fiduciary account held a beneficial ownership interest in excess of 5.0%. Of these shares, the Bank and its affiliates had sole voting power with respect to 8,940,636 shares or 3.7% of the outstanding common stock, and they shared voting power with respect to 11,989,920 shares or 5.0% of the outstanding common stock. They had sole investment power with respect to 2,322,348 shares or 1.0% of the outstanding common stock, and they shared investment power with respect to 13,026,780 shares or 5.4% of the outstanding common stock.

(2) These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (Price Associates) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

The Corporation’s directors and employees as a group beneficially owned approximately 3.8% of the Corporation’s outstanding common stock as of January 1, 2013. In addition, the Corporation estimates that at least 1.8% of the Corporation’s outstanding common stock was beneficially owned by the Corporation’s retirees as of January 1, 2013.

EXECUTIVE COMPENSATION

Compensation and Benefits Committee Report

The Compensation and Benefits Committee of the board of directors hereby furnishes the following report to the stockholders of the Corporation in accordance with rules adopted by the SEC.

The Compensation and Benefits Committee states that it has reviewed and discussed with management the Corporation’s Compensation Discussion and Analysis contained in this proxy statement.

Based upon this review and discussion, the Compensation and Benefits Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted on behalf of the members of the Compensation and Benefits Committee:

Nicholas D. Chabraja, Chair

Susan Crown

Dipak C. Jain

Edward J. Mooney

John W. Rowe

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

In 2012, the performance and achievements of our named executive officers helped Northern Trust deliver sound financial results in a challenging global economic environment. New business, the integration of recent acquisitions, and our measured approach to managing the business contributed to the Corporation’s continued strong financial position.

Appropriately linking the compensation of our named executive officers to the performance of our business is important to the continued growth and success of Northern Trust. The following chart highlights important considerations in the development, review and approval of our named executive officers’ compensation. Details of each of these highlights are included in the following pages of this Compensation Discussion and Analysis.

Guiding Principles for Executive Compensation
Goals See pages 39-43 for details

—  Attract, retain and motivate the best talent

—  Link compensation to long-term performance

—  Align programs with shareholder interests

—  Position pay competitively in the marketplace

—  Discourage inappropriate risk-taking

Performance measures aligned with shareholder interests See pages 32-39 for details	— Return on equity — Revenue growth — Earnings per share growth — Pre-tax profit margin — Performance measure rankings relative to peer banks
Total pay guidelines See pages 39-41 for details

—  80% to 90% of total pay opportunity is typically focused on variable incentives

—  Majority of total pay opportunity is typically linked to long-term incentives

—  Multi-year vesting schedules for equity grants link total pay to long-term performance

—  Executive stock ownership guidelines equal or exceed typical requirements at our peer banks

Peer group for compensation comparison See pages 41-42 for details

—  U.S. based trust and custody banks that are direct competitors

—  Other U.S. banks

—  Compares total compensation pay levels at peer banks, including comparisons based on size, financial results and shareholder returns

Risk management See pages 42-43 for details	— Design pay programs to discourage inappropriate risk-taking — Monitor pay programs to ensure they appropriately balance stockholder, business and risk concerns

Decisions and Actions
Factors guiding compensation decisions See pages 32-33 for details

—  Financial performance

—  Non-financial performance of named executive officers, including leadership, regulatory compliance, client service, corporate social responsibility, employee relations, communication, ethics and diversity, and development of senior officers

—  Assessment of risk management, including avoidance of excessive risk-taking to ensure long-term stockholder value

—  Recommendations of the Chairman and CEO for other named executives officers

—  Advice of independent outside compensation consultant

—  Peer bank pay practices

—  Current and historical compensation

2012 compensation decisions See page 32-39 for details

—  Base salaries unchanged for named executive officers, except CFO

—  CFO base salary increased by $25,000 to be competitive with peers

—  Maximum annual cash incentive awards linked to corporate net income

—  One-third of long-term incentive compensation awarded in performance stock units (“PSUs”) based on three-year return on equity performance

—  One-third of long-term incentive compensation awarded in stock options

—  One-third of long-term incentive compensation awarded in long-term deferred cash to be settled in cash or shares after three years, subject to forfeiture or reduction due to occurrence of certain risk-based events

—  Annual cash awards — decided in 2013 for 2012 performance — reflect that earnings for 2012 were up relative to 2011 and that awards for the majority of named executive officers were also increased

2012 Program updates

—  Credited service under the Pension Plan’s Traditional Formula frozen as of March 2012

—  Pension Plan benefits earned beginning in April 2012 are calculated under a reduced Pension Equity Plan (“PEP”) formula for all Pension Plan participants

—  “Double-Trigger” Equity Vesting adopted for change in control situations beginning in October 2012

—  Management Performance Plan (“MPP”) amended to clarify that each participant’s performance measures include risk management expectations

—  MPP clarified to state expressly that the Committee’s authority to exercise negative discretion includes the discretion to reduce a participant’s award as appropriate to meet all applicable regulatory requirements

2013 Program updates See page 53 for details

—  One-half of long-term incentive compensation awarded as PSUs (up from one-third in 2012)

—  One-fourth of long-term incentive compensation awarded as stock options (down from one-third in 2012)

—  One-fourth of long-term incentive compensation awards as restricted stock units (“RSUs”)

—  Expanded risk-based forfeiture and clawback provisions in certain equity awards beginning in February 2013

—  TIP plan amended effective in January 2013 to discontinue a feature that provided an annual supplemental company contribution of up to 1.5% of “eligible pay” based on attainment of earnings goals

2012 Advisory Vote on Executive Compensation and Adoption of “Double-Trigger” Equity Vesting

The Corporation’s executive compensation was approved on an advisory basis by its stockholders at the Corporation’s April 17, 2012 annual meeting. In accordance with its recent practice, the Corporation subsequently engaged in discussions with a number of our institutional stockholders about the design of our executive compensation program and related topics. In particular, the Corporation undertook a review of the Corporation’s treatment of equity and equity-based compensation in connection with a “change in control” of the Corporation, a topic about which stockholders had previously expressed particular concern.

After undertaking this review, including an examination of the treatment of equity and equity-based compensation in connection with a “change in control” by members of the Corporation’s peer group (described on pages 41-42), the Compensation and Benefits Committee (as used in this section, the Committee) adopted a “double trigger” approach to vesting equity and equity-based compensation in connection with a change in control of the Corporation. Specifically, this approach means that for equity and equity-based awards granted after 2012, accelerated vesting in connection with a change in control of the Corporation would only occur if either (i) there was a change in control and the award holder experienced a qualifying termination of employment following such change in control, or (ii) there was a change in control and the acquirer refused or was unable assume the existing awards. The Corporation believes that this “double trigger” approach accords with current best practices in this area. Change in control benefits are intended to provide sufficient security so the executive is not distracted from job duties, financially threatened by potential job loss or motivated to act contrary to the best interests of the Corporation and its stockholders prior to, during or after a change in control.

Other recent updates to the Corporation’s compensation program are described in the chart entitled “Decisions and Actions” above, under the heading “2013 Program Updates.”

2012 Compensation Decisions for Named Executive Officers

In determining total compensation for the named executive officers, the Committee reviews the Corporation’s business performance, the individual’s achievement of objectives, and the total compensation packages paid by the Corporation’s peers (see pages 41-42 of this proxy statement for more details on the peer group).

Northern Trust posted solid operating results in 2012, maintained a strong and conservative financial position and continued to grow client assets under custody and management. These results were achieved despite a challenging economic environment that included historically low interest rates and weak global economic conditions. We continued to successfully add new clients and to expand relationships with existing clients, both personal and institutional. This enabled the Corporation to grow the business organically and to offset partially the impact of the economic environment on our revenues.

—	2012 net income of $687.3 million increased 14% versus 2011

—	2012 diluted earnings per common share of $2.81 increased 14% versus 2011

—	Return on equity of 9.3% in 2012 versus 8.6% in 2011

—	Pre-tax profit margin of 25.5% in 2012 versus 23.4% in 2011

—

The Committee considered the Corporation’s performance relative to our peers across various measures including growth in assets under management, return on equity, short and long-term total shareholder returns, price/earnings ratio and price/book ratios. Weighing these measures of performance, among others, the Committee determined that the Corporation’s overall performance compared favorably to the peer group performance.

—

The Committee also determined that the Corporation’s performance compared favorably to the trust and custody banks in our peer group (see pages 41-42) based on relative performance for year over year growth in assets under custody, assets under management, trust fees, total revenues, total expenses and earnings per share. Profitability and returns were compared based on pre-tax margin and return on equity.

—

Consistent with the Corporation’s philosophy of aligning pay with performance, the Committee determined that the Chairman and CEO’s total pay should compare favorably with the median compensation among the Corporation’s peer companies relative to size, financial results, and shareholder returns.

Chairman and CEO

To determine the size of each element in the Chairman and CEO’s total compensation package, in addition to the business results listed above, the Committee considered a variety of performance factors including:

Financial Performance
2012 Financial Results

—    Net income was $687.3 million in 2012, an improvement of 14% from $603.6 million in 2011.

—    Our Driving Performance initiative was announced in early 2012, delivering significant pre-tax income benefits in the year and is on track to reach our target of $250 million in pre-tax income improvement in 2013.

—    Our pre-tax profit margin improved to 25.5% in 2012 from 23.4% in 2011.

Return on Equity	— Northern Trust’s return on equity was 9.3% in 2012, an increase from 8.6% in 2011 and represents progress toward our long-term target of 10-15%.
Capital planning

—    The Corporation’s capital ratios are well above the ratios that are a requirement for regulatory classification as “well capitalized”.

—    In 2012, the Federal Reserve did not object to the Corporation’s capital plan.

—    Our capital actions for the year included an increase in the quarterly dividend to $0.30 per share and the repurchase of 3.5 million common shares, returning almost $450 million in capital to our shareholders.

Risk Management	— There were no material changes to our risk profile in 2012. The quality of our balance sheet remained strong as was our liquidity position at both the corporate and bank levels.

Strategic Development
New Business Development	— Assets under management rose 14% while assets under custody rose 13%. Our growth in clients is broad and diversified across our businesses, services and geographies.
Corporate Development / Acquisitions	— Completed the integration of Bank of Ireland Securities Services and hedge fund servicer Omnium LLC (from Citadel LLC).
Organizational Development
Leadership Development

—    Recent appointments to our leadership team, including senior roles in Human Resources, Audit, and Corporate & Institutional Services, demonstrate a solid succession plan. We continue to maintain a strong group of leaders in the succession pipeline.

Additionally, the Committee considered the Chairman and CEO’s success in achieving his individual non-financial performance objectives related to leadership, compliance, client service, corporate social responsibility, employee relations, communication, ethics and diversity, and development of senior officers.

Weighing these performance factors and objectives collectively, the Committee determined that total compensation for the Chairman and CEO should compare favorably with the median compensation among the Corporation’s peer companies, relative to size, financial results, and shareholder returns.

Base Salary

During its February 2012 meeting, the Committee determined that the Chairman and CEO’s salary should remain unchanged. This decision was guided by competitive market data from peer group companies, as well as the Chairman and CEO’s performance and tenure in the position.

At its February 2013 meeting, the Committee determined that the Chairman and CEO’s salary should remain unchanged, although it is modestly lower than the 2012 salary of the Corporation’s peer group, adjusted for size, financial results, and shareholder returns.

Short-Term Annual Cash Incentive

Under the provisions of the MPP, the reported earnings of $687.3 million in 2012 provided for a maximum funding opportunity for the Chairman and CEO of $4,123,800. Additionally, based on the peer group market data, the Committee determined that the peer group median cash incentive level, adjusted for size, financials, and returns, was slightly below $2,000,000.

Taking into consideration the limits set forth in the MPP, the available competitive market data, as well as the performance measures and individual objectives as listed above, the Committee determined the Chairman and CEO’s actual cash incentive award to be $2,000,000 for 2012. Compared to the 2011 cash incentive award of $1,600,000, the year over year increase in the Chairman and CEO’s 2012 award reflected that the Corporation’s earnings for 2012 were up 14% relative to 2011. In addition, ROE improved to 9.3% from 8.6% and growth in new business was strong.

Long-Term Incentive

In determining the total long-term incentive award for the Chairman and CEO, the Committee took into account the Corporation’s performance measures listed above, as well as the median and total compensation packages paid by the Corporation’s peers, adjusted for size, financial results, and shareholder returns. Based on these factors, as well as our objective to make long-term compensation the most significant component of overall compensation, the Committee set the Chairman and CEO’s long-term incentive compensation award in respect of 2012 performance, granted in 2013, at $6,650,000, which was above the 2012 long-term compensation level reported by our peer companies, and lower than the Chairman and CEO’s long-term incentive award of $7,000,000 made in 2012 for 2011 performance.

As illustrated in the following chart, the Chairman and CEO’s compensation increased less than 1% from 2011 to 2012.

Salary and Incentive Compensation[1]

Name		Annual Compensation
			Incentive Compensation[3]
	Year	Salary[2]	Cash	PSUs	Stock Options[4]	RSUs	Long- term Cash	Total
Frederick H. Waddell	2012	$975,000	$2,000,000	$3,325,000	$1,662,500	$1,662,500	$0	$9,625,000
	2011	$956,250	$1,600,000	$2,333,333	$2,333,333	$0	$2,333,334	$9,556,250

1 The Salary and Incentive Compensation chart above is an overview of the Committee’s salary, cash incentive, stock options, RSUs, PSUs and deferred cash compensation decisions for the Chairman and CEO with respect to 2012 and 2011. The long-term incentives described for 2012 were in fact made in 2013 in respect of 2012 performance and thus do not appear in the Summary Compensation Table on page 60 of this proxy statement. Further details of the Chairman and CEO’s compensation in 2012 can be found in the Summary Compensation Table on page 60 of this proxy statement.

2 Actual salary paid in that year.

3 Incentives earned for performance in that year but paid/granted in the following year (e.g. stock options listed for 2011 were granted in 2012 based on performance in 2011). The value of these awards is listed in the Summary Compensation Table for the year of grant pursuant to SEC rules.

4 Northern Trust’s policies and internal valuation methodology treat stock options as equal to one-third of the grant price. A different valuation methodology is required to be used in the Summary Compensation Table pursuant to the SEC rules.

The mix of total compensation for our Chairman and CEO, as illustrated in the chart below, demonstrates our emphasis on variable compensation, with significant focus on long-term incentive components.

Other named executive officers

In determining total compensation for the named executive officers, the Committee reviews the Corporation’s business performance, the individual’s achievement of objectives, and the total compensation packages paid by the Corporation’s peers (see pages 41-42 of this proxy statement for more details on the peer group). The Committee considered a variety of performance factors for each individual, as indicated below:

William L. Morrison

Mr. Morrison is the Corporation’s President and Chief Operating Officer. To determine the size of each element in Mr. Morrison’s total compensation package, in addition to the business results listed above (see pages 32-33), the Committee considered a variety of performance factors including:

—	Net income was $687.3 million, an increase of 14% from 2011.

—	Return on equity improved in 2012 to 9.3% from 8.6% in 2011 and represents progress toward our long-term target of 10-15%.

—

Our Driving Performance initiative was announced in early 2012, delivering significant pre-tax income benefits in the year and is on track to reach our target of $250 million in pre-tax income improvement in 2013.

—	Both our C&IS and PFS business units had strong new business in 2012.

—	We successfully completed the integration of two acquisitions made in 2011.

Additionally, the Committee considered Mr. Morrison’s success in achieving his individual non-financial performance objectives related to leadership, compliance and risk management, client service, employee relations, communication, ethics and diversity, and development of senior officers.

At its meeting in February 2013, based on performance, his tenure in the role, and updates in the competitive salary market data among the Corporation’s peer group companies, the Committee chose to increase the base salary for Mr. Morrison, by $100,000.

Based on the target and limits set forth in the MPP for Mr. Morrison, as well as the Corporation’s performance and achievement of Mr. Morrison’s individual objectives, the Committee set a cash incentive of $1,000,000 for Mr. Morrison.

In determining the total long-term incentive award made to Mr. Morrison in 2013 in respect of 2012 performance (which does not appear in the Summary Compensation Table on page 60 of this proxy), the Committee took into account the Corporation’s performance, as well as the total compensation levels among the Corporation’s peers, adjusted for size, financial results, and shareholder returns. Based on these factors, the Committee set a long-term award of $3,350,000 for Mr. Morrison.

Michael G. O’Grady

Mr. O’Grady is the Corporation’s Executive Vice President and Chief Financial Officer. He heads the Corporate Financial Management Group. To determine the size of each element in Mr. O’Grady’s total compensation package, in addition to the business results listed above (see pages 32-33), the Committee considered a variety of performance factors including:

—	In 2012, financial strength remained a hallmark of the Corporation, with asset quality in the loan, liquidity and securities portfolios contributing to sound credit ratings.

—

Our 2012 capital plan was not objected to by the Federal Reserve, which allowed the Corporation to return almost $450 million in capital to shareholders through an increase in the quarterly dividend and the repurchase of 3.5 million common shares.

—

The Driving Performance initiative announced in early 2012 delivered significant pre-tax income benefits in 2012 and is on track to reach our target of $250 million in pre-tax income improvement in 2013.

—

The Corporation maintained an active investor relations program in 2012, which encompassed conference participation in Chicago, New York and London, as well as numerous meetings and conference calls held with analysts and investors.

The Committee also considered Mr. O’Grady’s success in achieving his individual non-financial performance objectives related to leadership, compliance and risk management, employee relations, communication, ethics and diversity, and development of senior officers.

At its meeting in February 2013, based on updates in the competitive salary market data among the Corporation’s peer group companies, the Committee chose to increase the base salary for Mr. O’Grady by $25,000.

Based on the target and limits set forth in the MPP for Mr. O’Grady, as well as the Corporation’s performance and achievement of Mr. O’Grady’s individual objectives, the Committee set a cash incentive of $750,000 for Mr. O’Grady.

In determining the total long-term incentive grant made to Mr. O’Grady in 2013 in respect of 2012 performance (which does not appear in the Summary Compensation Table on page 60 of this proxy), the Committee took into account the Corporation’s performance, as well as the total compensation levels among the Corporation’s peers, adjusted for size, financial results, and shareholder returns. Based on these factors, the Committee set a long-term award of $2,000,000 for Mr. O’Grady.

Steven L. Fradkin

Mr. Fradkin is President of the Corporate & Institutional Services business unit (“C&IS”). To determine the size of each element in Mr. Fradkin’s total compensation package, in addition to the business results listed above (see pages 32-33), the Committee considered a variety of performance factors including:

—	C&IS net income was $289.2 million in 2012 compared with $294.1 million in 2011.

—	C&IS assets under custody increased 12% in 2012 and equaled $4.4 trillion at December 31, 2012.

—	In 2012, C&IS successfully completed the integration of two acquisitions made in 2011 and achieved record new business for the year.

The Committee also considered Mr. Fradkin’s success in achieving his individual non-financial performance objectives related to leadership, compliance and risk management, client service, employee relations, communication, ethics and diversity, and development of senior officers.

At its meeting in February 2013, based on updates in the competitive salary market data among the Corporation’s peer group companies, the Committee chose to leave the base salary for Mr. Fradkin unchanged, resulting in a salary level for Mr. Fradkin that remained consistent with salaries for similar positions among the Corporation’s peer group.

Based on the target and limits set forth in the MPP for Mr. Fradkin, as well as the Corporation’s performance and achievement of Mr. Fradkin’s individual objectives, the Committee set a cash incentive of $800,000 for Mr. Fradkin.

In determining the total long-term incentive grant made to Mr. Fradkin in 2013 in respect of 2012 performance (which does not appear in the Summary Compensation Table on page 60 of this proxy), the Committee took into account the Corporation’s performance, as well as the total compensation levels among the Corporation’s peers, adjusted for size, financial results, and shareholder returns. Based on these factors, the Committee set a long-term award of $2,000,000 for Mr. Fradkin.

Jana R. Schreuder

Ms. Schreuder is President of the Personal Financial Services business unit (“PFS”). To determine the size of each element in Ms. Schreuder’s total compensation package, in addition to the business results listed above (see pages 32-33), the Committee considered a variety of performance factors including:

—	PFS net income was $371.7 million in 2012 compared with $256.2 million in 2011.

—	PFS assets under management increased 14% in 2012 and equaled $197.7 billion at December 31, 2012.

—	New business in PFS was strong in 2012 and Northern Trust was named Best Private Bank in the U.S. by the Financial Times Group for the fourth consecutive year.

The Committee also considered Ms. Schreuder’s success in achieving her individual non-financial performance objectives related to leadership, compliance and risk management, client service, employee relations, communication, ethics and diversity, and development of senior officers.

At its meeting in February 2013, based on updates in the competitive salary market data among the Corporation’s peer group companies, the Committee chose to leave the base salary for Ms. Schreuder unchanged, resulting in a salary level for Ms. Schreuder that remained consistent with salaries for similar positions among the Corporation’s peer group.

Based on the target and limits set forth in the MPP for Ms. Schreuder, as well as the Corporation’s performance and achievement of Ms. Schreuder’s individual objectives, the Committee set a cash incentive of $825,000 for Ms. Schreuder.

In determining the total long-term incentive grant made to Ms. Schreuder in 2013 in respect of 2012 performance (which does not appear in the Summary Compensation Table on page 60 of this proxy), the Committee took into account the Corporation’s performance, as well as the compensation levels among the Corporation’s peers, adjusted for size, financial results, and shareholder returns. Based on these factors, the Committee set a long-term award of $2,000,000 for Ms. Schreuder.

Guiding Principles for Executive Compensation

Northern Trust’s compensation philosophy is to attract, motivate and retain talent, including executive-level talent who will contribute to our long-term success. With the goals of solid long-term financial performance and creating long-term stockholder value, Northern Trust’s executive compensation program and compensation decisions are framed by four core values.

Linked to Long-Term Performance

Northern Trust’s executive compensation program is strongly focused on incentive compensation, which is intended to help drive long-term financial performance. Currently, 80% to 90% of each named executive officer’s total pay opportunity consists of variable compensation. Short-term cash and long-term incentive awards, as described in this proxy, are based on each named executive officer’s performance. The Committee determines and approves annual cash incentives for Northern Trust’s named executive officers under the provisions of the stockholder-approved MPP.

Aligned with Stockholder Interests

Northern Trust’s executive compensation program is designed to align the interests of the named executive officers with those of its stockholders by tying a significant portion of an executive’s total compensation to the longer-term performance of the Corporation’s common stock. Long-term incentive compensation is the most significant component of overall compensation as it generally provides the majority of named executive officers’ total target compensation. The emphasis on long-term multi-year vesting schedules applied to these incentives contributes to continuity and stability within the Corporation’s executive leadership and encourages executives to act as owners with a tangible stake in Northern Trust.

The following chart demonstrates how the value of Northern Trust’s equity-based compensation awarded over the past five years, including 2012, has been impacted by changes in our stock price.

Supporting the alignment with stockholders’ interests, Northern Trust has a long-standing practice of emphasizing stock ownership and maintaining robust stock ownership guidelines for named executive officers at or above industry practice.

Stock Ownership Guidelines

Northern Trust maintains formal stock ownership guidelines for named executive officers with minimum ownership levels as shown in the following chart:

Stock Ownership Guidelines for Named Executive Officers

Chairman and CEO	Expected to maintain minimum share ownership levels to a value of ten times base salary

President and Chief Operating Officer or Vice Chairman	Expected to maintain minimum share ownership levels to a value of seven times base salary

Other Named Executive Officers	Expected to maintain minimum share ownership levels to a value of five times base salary

It is expected that each named executive officer will meet the minimum ownership level not later than five years from the date the named executive officer becomes a member of a particular covered group.

Until such time as any named executive officer meets the minimum ownership level requirement, he or she is expected to retain 100% of the net, after-tax shares received from share distributions or stock option exercises.

The calculation of shares of common stock includes those that are:

—	Purchased on the open market

—	Owned jointly with or separately by spouse and children

—	Held through the Thrift Incentive Plan

—	Obtained through stock option exercises but not including unexercised stock options and stock award distributions

—	50% of unvested (or vested but not yet distributed) RSUs, PSUs, stock awards and deferred stock units

—	50% of deferred long-term cash incentives which may be distributable in the form of stock

As of December 31, 2012, the Chairman and CEO and each other named executive officer met or exceeded Northern Trust’s stock ownership guidelines. Consistent with those guidelines, Mr. O’Grady, who commenced employment with the Corporation in August 2011, has five years from that date in which to reach the applicable share ownership threshold set forth in the chart above.

Positioned Competitively in the Marketplace

The Corporation believes a competitive executive compensation program is key to attracting, retaining and motivating the best executive talent. Therefore, the Committee evaluates the competitiveness of Northern Trust’s named executive officer compensation program against a peer group that reflects key trust and custody banks, as well as certain other U.S. banking organizations. This peer group, used for assessing the competitiveness of named executive officer pay, specifically excludes certain other direct competitors whose size or scope are significantly larger and might distort the appropriate pay comparisons.

The combination of the character and relative size of the Corporation’s businesses makes it challenging to identify any definitive, single group of companies as peers for compensation purposes. However, Northern Trust established the peer group based in part on data and analysis provided by Towers Watson, an independent compensation consultant. The peer group is identified below.

Northern Trust Named Executive Officer 2012 Peer Group

These companies are used for market assessment of compensation for the Chairman and CEO and the other named executive officers. This peer group reflects:

—      Trust and custody banks that Northern Trust directly competes against for global talent in virtually all lines of business: The Bank of New York Mellon Corporation and State Street Corporation

—      Other U.S. banks that vary in size and are used to evaluate the competitiveness of our executive compensation

The Bank of New York Mellon Corporation Comerica Incorporated Fifth Third Bancorp KeyCorp The PNC Financial Services Group, Inc.	State Street Corporation SunTrust Banks, Inc. U.S. Bancorp Wells Fargo & Company

The Corporation believes that this group of peer companies fairly represents a wide range of our competitors and certain other U.S. banking organizations and is an appropriate group of companies against which Northern Trust can assess the competitiveness of the Corporation’s executive compensation program for the named executive officers.

The Committee regularly reviews the composition of Northern Trust’s peer group and makes updates based on changes within the peer group companies, industry consolidation and the Corporation’s own evolving global presence. For both 2011 and 2012, the Corporation utilized the same targeted group of peer companies, as listed above, in order to focus on key trust and custody banks, as well as certain other U.S. banking organizations. The Committee believes that the peer group allows it to gauge the competitiveness of our named executive officers compensation program against our peers.

Northern Trust does not use peer compensation data to set precise pay levels by position. Rather, the peer data and data provided by compensation consultants are used to validate relative competitive pay for our named executive officers.

Discourage Inappropriate Risk-Taking

As noted above, the Corporation is involved in an ongoing assessment of its incentive compensation program in connection with the Federal Reserve’s review of incentive compensation arrangements at Large Complex Banking Organizations. Northern Trust concluded its compensation arrangements did not inappropriately encourage excessive risk-taking, in part because the Corporation is not involved with many of the lines of business that have often exposed other financial institutions to excessive risk-taking, such as origination or securitization of sub-prime mortgage loans or significant proprietary derivatives trading.

Northern Trust actively monitors employees to ensure that they work within established risk frameworks and limits. To reinforce the importance of incorporating risk management into our compensation framework, we utilized PSUs and long-term cash in 2012. PSUs, which contain performance hurdles for named executive officers and are payable in shares if these hurdles are attained, incorporate performance and discourage inappropriate risk-taking. Long-term cash, which may be settled in cash or stock, is deferred for three years and is subject to forfeiture upon the occurrence of certain risk-based events. Furthermore, a substantial portion of the compensation of senior management is in the form of long-term equity, including options, that vests over a multi-year

Risk Management Expectations

To align with Federal Reserve regulations for the financial industry, Northern Trust provided guidance to its covered employees—including named executive officers—about Northern Trust’s risk management expectations and the incentive adjustments that may be made to awards for those who expose the Corporation to excessive risk.

It is our expectation that all executive officers appropriately understand the Northern Trust risk management framework and how the framework reinforces the Corporation’s compensation strategy.

period and has an inherent risk adjustment factor based on Northern Trust’s share value. Consistent with the Corporation’s risk-mitigation strategies for its compensation programs, long-term compensation for 2012 for named executive officers incorporated clawback provisions that deter certain types of conduct, including conduct that could affect the accuracy of the Corporation’s financial statements. Clawback provisions were further enhanced for certain forms of 2013 long-term compensation.

In order to address the Federal Reserve’s view that stock options can induce more risk-taking than other types of equity based compensation, in 2012 Northern Trust reduced the proportion of its long-term incentive awards composed of stock options and replaced a portion of those awards with PSUs and long-term cash, which are viewed as less likely to induce inappropriate levels of risk-taking. In 2013, Northern Trust made additional changes to the composition of its long-term incentive awards for the named executive officers to further reinforce performance and the link between compensation and increasing shareholder value. Beginning in 2013, PSUs, which carry vesting provisions that incorporate performance and discourage inappropriate risk-taking, will represent one-half of long-term incentive compensation, up from one-third in 2012; stock options will represent one-quarter of the total value of each named executive officer’s long-term incentive compensation, down from one-third in 2012; and RSUs, which include expanded risk-based forfeiture and clawback provisions, will represent one-quarter of long-term incentives.

The Committee annually assesses with input from risk management personnel the effectiveness of Northern Trust’s incentive compensation and the extent to which such arrangements and practices discourage inappropriate risk-taking. We expect to continue to monitor and, if necessary, revise our incentive compensation program to ensure that it appropriately balances the desires of stockholders, the needs of the business and risk concerns.

Determining Awards

Role of the Committee

During its February meeting, the Committee determines the appropriate level of executive compensation and each element of cash and equity compensation for all named executive officers. The Committee makes executive compensation decisions after careful review and analysis of appropriate performance information, as well as historical and market compensation data.

The Committee considers all elements of Northern Trust’s executive compensation program holistically rather than each compensation element individually. The Committee also considers the impact that compensation decisions may have on the potential values of other pay and benefit programs.

While performance in non-financial areas may or may not directly affect the specific financial metrics for a particular year, the Committee has the discretion to reward extraordinary individual performance in non-financial areas that are important to long-range growth and enhancement of stockholder value. This flexibility allows the Committee to best reflect:

—	Northern Trust’s business model and strategy

—	Prevailing market trends

—	Rapidly evolving financial and regulatory environment

—	Cross-functioning executive assignments and cross-training

—	Risk management objectives

The Committee also evaluates the performance of the Chairman and CEO against his objectives for the past year as stated on pages 33-34.

Role of the Chairman and CEO

As part of the Committee’s compensation review and approval process, the Committee receives recommendations from the Chairman and CEO on the total compensation packages for each of Northern Trust’s named executive officers, other than his own. The Chairman and CEO’s evaluations of the other named executive officers are based on performance against the past year’s performance expectations, initially formulated by the Chairman and CEO at the beginning of the performance period. These performance expectations are comprised of a mix of objective and subjective factors, which are not formulaically weighted or scored. With input from the Corporation’s Chief Risk Officer, the Chairman and CEO also evaluates each named executive officer’s performance with regard to business unit risks and individual adherence to risk and compliance policies and procedures.

The Chairman and CEO presents recommendations in a report at the Committee’s February meeting. The Committee gives substantial weight to the recommendations of the Chairman and CEO, but retains the ultimate oversight and responsibility to make modifications to the total compensation package and individual compensation elements. The Committee provides the final approval of the compensation of each named executive officer.

The Committee may grant additional long-term incentive awards during other times of the year to newly hired or newly promoted named executive officers based on the recommendation of the Chairman and CEO. In isolated cases, the Committee may grant additional long-term incentive awards for retention purposes. No such retention awards were granted to named executive officers in 2012.

Role of Human Resources

The Corporation’s Human Resources Department assists the Committee in making executive compensation decisions, including collecting and providing the Committee current and historical compensation data. Additionally, the Head of Human Resources attends and participates in all Committee meetings.

The Human Resources Department also assists the Chairman and CEO in formulating the recommendations for compensation of all other named executive officers other than the Chairman and CEO. The Human Resources Department provides historical and current market data for executive pay in the industry, information concerning the historical and current compensation of named executive officers, and the comparison of stock ownership measured against stock ownership guidelines approved by the Committee.

Role of Aon Hewitt

The Committee has retained Aon Hewitt as its human resources consulting firm for matters pertaining to executive compensation. The Committee confers with Aon Hewitt to ensure that decisions and actions are consistent with stockholders’ long-term interests and compensation-related best practices within the financial services industry. Aon Hewitt also directly provides to the Committee market data, which the Committee references when determining compensation for the named executive officers.

Aon Hewitt’s representative generally attends meetings of the Committee throughout the year during which compensation is reviewed and approved. Aon Hewitt’s representative provides general insights into compensation trends and prevailing market practices, presents its views on the compensation proposed by the Committee and participates in Committee meeting discussions. Aon Hewitt also undertakes specific projects when assigned by the Committee. In 2012, the Corporation paid Aon Hewitt and its affiliates $59,031 for executive compensation advisory services to the Committee.

Aon Hewitt and its affiliates have also provided services unrelated to executive compensation to the Corporation and the trust for The Northern Trust Company Pension Plan (the Pension Plan) in 2012 and prior years. In 2012, the Corporation paid Aon Hewitt and its affiliates $2,211,709 in fees for other services, which included the administration of the Northern Trust Corporation Deferred Compensation Plan (the “DCP”), TIP, the Northern Trust Corporation Supplemental Thrift-Incentive Plan (the “Supplemental TIP”), the Northern Trust Corporation Supplemental Pension Plan (the “Supplemental Pension Plan”) and certain other retiree benefit plans, as well as valuation, budgeting and other general communication and consulting services relating to retirement plans. In 2012, the trust for the Pension Plan paid Aon Hewitt and its affiliates $1,158,665 in fees for other services, which included administration, actuarial and tax services related to the Pension Plan. Northern Trust management also paid $76,350 to McLagan, a consulting firm owned by Aon Hewitt to provide market data services.

The fees paid to Aon Hewitt and its affiliates for other services by the Corporation and the Pension Plan trust were not approved in advance by the board of directors or the Committee; however, the board of directors and the Committee were aware of the other services being provided to the Corporation by Aon Hewitt and its affiliates.

The Committee considered the independence of Aon Hewitt in light of new SEC rules and NASDAQ listing standards. The Committee evaluated Aon Hewitt’s independence, including consideration of the following factors: (1) other services provided to the Corporation by the consultant; (2) fees paid by the Corporation as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between the Corporation’s executive officers and the consulting firm or the individual consultants involved in the engagement. The Committee discussed these considerations and concluded that the work of the consultant did not raise any conflict of interest.

Timing of Equity Compensation Award Procedures

The Committee complies with the requirements of the Northern Trust Corporation 2012 Stock Plan, including the requirement that stock options may not be granted at less than 100% of the fair market value of Northern Trust’s common stock on the date of grant. For each grant approved by the Committee, the date of grant is the date on which the Committee acts to approve the award. Northern Trust does not time the grants of its equity compensation awards for the purpose of affecting the value of such executive compensation. Equity awards to named executive officers are generally made in February.

Deductibility of Executive Compensation

The Corporation views the tax deductibility of executive compensation under Section 162(m) of the Code as an important factor in determining the forms and amounts of executive compensation. The Corporation, through the Committee, reviews each material element of compensation on a continuing basis and takes steps to assure deductibility if that can be accomplished without sacrificing flexibility and other important elements of the overall executive compensation program.

Elements of Northern Trust’s Executive Compensation Program

There are seven principal elements of the Northern Trust Executive Compensation Program, each of which is discussed below. In making determinations regarding these elements of compensation, the Committee’s overall goal is to establish total executive compensation that appropriately rewards performance, ensures alignment with stockholders’ interests and remains responsive to competitive factors in the marketplace for executive talent. Thus, while the Committee’s determinations with respect to each of these elements of compensation may reflect unique characteristics of that element (for instance, in the case of annual cash incentives, performance of the Corporation), the Committee’s overall decision making is governed by a collective evaluation of the elements of compensation, with a view toward establishing an appropriate level of total executive compensation.

Key Elements of Named Executive Officer Total Compensation
Compensation Element	Link to Compensation Philosophy	Type of Plan	Key Features
Base Salary	Targeted at competitive levels among peer group companies to provide a competitive salary	Cash

Base salaries provide a fixed level of annual income consistent with a named executive officer’s position and responsibilities, competitive pay practices, and internal equity of pay among the named executive officers.

Base salaries, as described in this proxy, reflect 2012 compensation-related decisions and payments.

Key Elements of Named Executive Officer Total Compensation
Compensation Element	Link to Compensation Philosophy	Type of Plan	Key Features
Short-Term Annual Cash Incentive

Aligns a named executive officer’s annual cash incentive award with stockholders’ interests by linking maximum award to a percentage of net income and actual award to executive’s performance.

Provides total compensation opportunities that are targeted at competitive levels among the peer group companies.

Cash

Annual cash incentives are approved under the MPP. Awards under the MPP are intended to qualify as performance-based compensation as they are tied to net income results and may not exceed a fixed maximum.

Cash awards, as described in this proxy, are linked to each named executive officer’s performance in 2012, although paid in 2013.

Long-Term Compensation	Aligns compensation with the interests of stockholders by motivating them to act as owners. Also provides total compensation opportunities that are targeted at competitive levels among the peer group companies.	Stock Options Cash

Long-term incentive compensation is the most significant component of overall compensation. Long-term incentive compensation is comprised of PSUs, RSUs, stock options and long-term cash. The number of PSUs earned is based on the Corporation’s return on equity, determined in accordance with GAAP, subject to adjustment for pre-established, objectively determinable factors.(1)

For 2012, long-term incentives were made up of one-third PSUs, one-third stock options, and one-third long-term cash.

For 2013, long-term compensation incentives will be made up of one-half PSUs, one-quarter stock options and one-quarter RSUs. 2012 individual performance is considered when determining named executive officers’ long-term incentive awards to be delivered in 2013.

Key Elements of Named Executive Officer Total Compensation
Compensation Element	Link to Compensation Philosophy	Type of Plan	Key Features
Retirement and Health and Welfare Benefits	Targeted at the median level of a peer group of companies to provide benefits that are competitive against the peer group companies.	Deferred Compensation Pension 401(k) Health / Welfare

Benefits are designed with the entire Northern Trust workforce in mind and are not specifically structured for the named executive officers.

For 2013, refer to the changes to the Pension Plan as described on pages 70-74.

Perquisites

Perquisites are intended to be limited in number and modest in dollar value. Perquisites are minimal and not a significant component of compensation.

Annually reviewed to ensure types and costs of perquisites remained aligned with Northern Trust compensation philosophy.

		Financial Consulting / Tax Return Preparation Personal Auto Use Reimbursement Relocation Assistance	Perquisites are intended to assist named executive officers in the performance of their duties on behalf of Northern Trust and provide limited compensation for activities that have a combined personal and business purpose.
Employment Security Arrangements	Critical to Northern Trust’s ability to attract and retain key executives and remain competitive against the peer group companies.	Cash Retirement and Health and Welfare Benefits Service credit Excise tax reimbursement	Change in control provisions are intended to provide sufficient security so the executive is not distracted from job duties, financially threatened by potential job loss or motivated to act contrary to the best interests of the Corporation and its stockholders prior to, during or after a change in control.

Key Elements of Named Executive Officer Total Compensation
Compensation Element	Link to Compensation Philosophy	Type of Plan	Key Features
Severance Benefits	Critical to Northern Trust’s ability to attract and retain employees and remain competitive against the peer group companies.	Cash Consolidated Omnibus Budget Reconciliation Act (“COBRA”)

All Northern Trust employees, including named executive officers, are eligible for these severance benefits, which are designed to support the needs of the entire workforce. These benefits are available to the executive officers on the same terms and conditions as all Northern Trust employees.

Severance benefits provide reasonable benefits to employees who are involuntarily terminated without cause due to a reduction in force, job elimination or similar reasons specified in the severance plan.

(1) When the PSUs were granted in 2013, the Committee identified specific types of objectively determinable factors that could affect the performance measure (return on equity) if the factors occur during the performance period. In doing so, the Committee established that the effects of those factors will be excluded from the calculation of the performance measure if any of them, alone or in combination, would produce a change in net income in excess of $100 million. Factors that result in an adjustment to the calculation of the performance measure include: acquisitions, dispositions, mergers, and similar transactions, and securities issuances and expenses in connection therewith; changes in accounting principles, tax laws or other laws that affect reported results that become effective during the performance period; litigation or regulatory settlements; charges and expenses for restructuring activity, including reductions in force; discontinued operations; asset write-downs; and any other gain, loss, income or expense with respect to the performance period that is nonrecurring in nature. The Committee retains the power to exercise negative discretion, as it deems appropriate under the relevant circumstances, to reduce the actual payouts under the PSUs below the payouts otherwise resulting from the application of adjustments for any of these factors.

Base Salary

The Committee believes that base salaries should provide a fixed level of annual income consistent with a named executive officer’s position and responsibilities, competitive pay practices and internal equity among the named executive officers. Base salaries, as described in this proxy, reflect 2012 actions and payments.

Base Salaries Aligned with Market

Base salary levels for executive officers are consistent with competitive salary market data among peer group companies. In 2012, the majority of executives did not receive a base salary increase.

The Committee uses discretion in determining base salaries. It does not take a formulaic approach to setting target base salary levels but considers the following factors:

—	Individual performance and contributions over the prior year relative to established goals and expectations for the position

—	Internal pay equity for comparable key executive officer positions

—	Base salary targets that balance market pay practice with internal equity

—	Experience and qualifications of the individual executive

—	The named executive officer’s tenure in the position or a position of similar level

—	Any significant changes in assignment or scope of responsibility

For new executives, the Committee’s philosophy is to gradually increase actual base salary to the appropriate target pay level as the named executive officer gains experience and tenure in the new position.

The base salaries of all named executive officers remained unchanged in 2012 with the exception of the CFO, whose salary was increased by $25,000 to reflect the competitive salary market for his position.

Base salary adjustments generally are effective April 1. Salary adjustments for promoted executives typically take effect upon the executive’s promotion date and assumption of new responsibilities.

Short-Term Annual Cash Incentive

Our short-term annual cash incentives are designed to reward the named executive officer’s role in attaining annual Corporation goals, which are reflected in attainment of positive consolidated net income, then adjusted based on other relevant performance measures described below. The Committee determines and approves annual cash incentives for the Corporation’s named executive officers under the provisions of the stockholder-approved MPP. Awards under the MPP are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Annual cash incentives, as described in this proxy, are linked to each named executive officer’s performance in 2012 as well as being tied to the Corporation’s net income. Awards may not exceed a fixed maximum. In 2012, the MPP was amended to clarify that performance expectations for each participant includes a risk management expectation, and

Annual Cash Incentive Aligned with Stockholders’ Interests

By establishing the maximum for the MPP as a percentage of Northern Trust’s net income, the Corporation directly aligns executive officers’ short-term annual cash incentive awards with performance that impacts our stockholders.

If the Corporation does not achieve positive net income, the MPP prohibits the granting of incentive awards for that year.

also to state expressly that the Committee’s authority to exercise negative discretion includes the discretion to reduce a participant’s award as appropriate to meet all applicable regulatory requirements.

As determined by the MPP, the annual cash incentive maximums are as follows:

—	Annual cash incentives for the Chairman and CEO may not exceed 0.6% of consolidated net income

—	Annual cash incentives for the President, any Vice Chairman, the COO, or a combined President and COO position may not exceed 0.4% of consolidated net income

—	Annual cash incentives for all other named executive officers may not exceed 0.3% of consolidated net income

—	No annual incentives can be paid in the absence of positive net income

Award limitations under the MPP reflect our executive compensation philosophy. By establishing the maximum funding opportunity as a percentage of net income for the prior year, Northern Trust directly aligns named executive officers’ incentives with the interests of its stockholders. If net income rises, the named executive officers’ potential award values rise as well. Furthermore, if the organization does not achieve positive net income, the MPP prohibits the granting of incentive awards for that year.

In February 2013, the Committee reviewed the maximum funding opportunity for each named executive officer based on the limits defined by the MPP. For the Chairman and CEO, the maximum funding opportunity was determined to be $4,123,800. The Committee considered overall performance results, the maximum funding limit defined by the MPP and the cash incentive award data reported by peer firms, adjusted for size, financial results, and shareholder returns, and awarded the Chairman and CEO actual cash incentive award of $2,000,000. A similar rationale was applied by the Committee in determining the cash incentive awards for the other named executive officers.

Awards are calculated in light of the Corporation’s net income, but the final determination of annual cash incentives is not tied to any specific formula. Instead, the Committee exercises negative discretion to set the final award. In doing so, the Committee considers multiple financial measures such as return on equity, growth in revenue, earnings per share growth, and pre-tax profit margin. To a lesser degree, the Committee also considers non-financial measures in determining annual awards based on factors such as:

—	Applicable business unit financial and operating results

—	Individual performance factors

—	Risk management

—	Recommendations of the Chairman and CEO for named executive officers other than the Chairman and CEO

—	With respect to the Chairman and CEO, the Committee also considered the financial and non-financial goals previously discussed on pages 33-34.

Long-Term Compensation

Long-term incentive compensation is the most significant component of overall compensation and is designed to reward the performance of the named executive officers over time, as reflected in the Corporation’s long-term stock performance. Long-term incentive compensation typically takes the form of non-qualified stock options, PSUs or RSUs. The Committee emphasizes long-term incentives to align compensation with the interests of the stockholders. The Committee believes that long-term incentive compensation encourages executives to act as owners with an equity stake in Northern Trust, discourages inappropriate risk-taking and contributes to continuity and stability within the Corporation’s executive leadership.

At its February 2012 meeting, the Committee considered market data and the recommendations of Aon Hewitt in determining long-term compensation awards for performance in 2011. The Committee decided to deliver the awards to all named executive officers in the form of one-third PSUs, one-third stock options and one-third long-term cash.

In 2013, the Corporation delivered long-term incentive awards to named executive officers for performance in 2012 in the form of 50% PSUs, 25% stock options, and 25% RSUs.

The Committee considers a variety of individual factors to determine the actual dollar value of long-term compensation for each named executive officer. The dollar value of equity compensation is generally defined as 100% of the fair market value at the time of grant for all RSUs or PSUs and one-third of the fair market value of the shares underlying grants of stock options at the time of grant for all stock options. For grants in 2012 for 2011 performance, consistent with both the prior year’s guideline and with the peer group’s long-term compensation levels, adjusted for size, financial results, and shareholder returns, the guideline dollar value of long-term compensation was approximately seven times 2011 year end base salary for the Chairman and CEO, approximately five times 2011 year end base salary for the President and Chief Operating Officer and approximately three and one-half times 2011 year end base salary for the other named executive officers. Based upon the dollar value definition described above, the named executive officers received the following dollar amounts of long-term compensation in 2012 in respect of 2011: Mr. Waddell, $7,000,000 (103% of guideline); Mr. Morrison, $3,500,000 (100% of guideline); Mr. O’Grady, $2,100,000 (109% of guideline); and each of Mr. Fradkin and Ms. Schreuder, $2,100,000 (100% of guideline). Long-term incentive awards were made at this level in 2012 for 2011 performance due to the Committee’s determination that there should be differentiation between the CEO, COO and the other named executive officers. As to the named executive officers other than the CEO and COO, the Committee desired to maintain internal equity in the long-term incentive opportunity among these individuals. In addition, the Committee referenced experience and tenure, prior and expected individual performance, potential long-term impact on the financial success of Northern Trust, strategic leadership, teamwork and individual contributions as a member of Northern Trust’s Management Group, mix of total compensation relative to each element of compensation, recommendations of the Chairman and CEO with respect to other named executive officers, and advice of the Committee’s independent compensation consultant.

When determining long-term incentive compensation, the Committee has discretion to consider the base salary adjustment, the annual cash incentive, prior long-term incentive awards granted to a named executive officer, and individual performance over the prior year. The Committee is allowed flexibility in determining the value of total long-term incentive compensation for each named executive officer based on a review of objectives and subjective factors.

There is no formula that assigns specific weights to these factors and the importance of these factors may vary from year to year. In addition to consideration of the long-term incentive compensation reported by peer banks, the following are the specific objective and subjective factors considered by the Committee in setting total long-term incentive compensation for each named executive officer for 2012 at its February, 2013 meeting:

—	Experience and tenure

—	Prior and expected individual performance

—	Potential long-term impact on the financial success of Northern Trust

—	Strategic leadership, teamwork and individual contributions as a member of Northern Trust’s Management Group

—	Committee’s desire to maintain internal equity in long-term incentive opportunity

—	Mix of total compensation relative to each element of compensation

—	Recommendations of the Chairman and CEO with respect to other named executive officers

—	Advice of the Committee’s independent compensation consultant

Stock option grants made in 2012 to the named executive officers are shown in the Grants of Plan-Based Awards table presented on page 64. Stock options granted in 2012 vest in equal annual installments over a four-year vesting period.

RSU awards made in 2012 to the named executive officers are shown in the Grants of Plan-Based Awards table presented on page 64. RSUs awarded in 2012 vest on the third (50%) and the fourth (50%) anniversaries of grant, subject to the executive’s continued employment with Northern Trust.

For 2013, the following changes are being made to long-term compensation. These changes apply to the grants made in February 2013

—

PSUs will represent one-half of long-term incentive compensation, up from one-third in 2012. PSU are awarded with a specified performance-based vesting target that inherently incorporates performance and risk. Similar to last year, the performance measure for the PSUs will be return on equity (ROE). For 2013, ROE, which shall be determined in accordance with GAAP, is subject to adjustment for pre-established, objectively determinable factors summarized in footnote 1 on page 49.

—	Stock options will represent one-quarter of the total value of each named executive officer’s long-term incentive compensation, down from one-third in 2012.
—	RSUs will represent one-quarter of the total value of each named executive officer’s long-term incentive compensation and will include expanded risk-based forfeiture and clawback provisions.

These changes to the composition of long-term incentive awards are to further reinforce performance and the link between compensation and increasing stockholder value.

Retirement and Health and Welfare Benefits

Retirement benefits are generally designed with the entire Northern Trust workforce in mind and are not specifically structured for the named executive officers. The design of the Corporation’s retirement program for employees, including the named executive officers, reflects the following considerations:

—	Competitiveness: Northern Trust targets total retirement benefits at approximately the median level of a retirement benefits peer group of companies

—	Individual savings: The retirement program encourages employees to contribute to their individual retirement savings through participation in TIP and the Supplemental TIP

The named executive officers are eligible for:

—	Pension Plan

—	Supplemental Pension Plan

—	TIP

—	Supplemental TIP

Prior to April 1, 2012, the Pension Plan and the Supplemental Pension Plan provided all of the named executive officers, except for Mr. O’Grady, with an annual benefit determined under the Pension Plan’s Traditional Formula. The annual benefit under the Traditional Formula is equal to the participant’s average compensation for his or her highest 60 consecutive calendar months prior to retirement (“average compensation”) multiplied by 1.8% and then further multiplied by years of credited service, up to a maximum of 35 years. This amount is reduced by an amount based on the participant’s Social Security covered compensation and credited service.

Mr. O’Grady’s employment with the Corporation began on August 15, 2011. Therefore, under the terms of the Pension Plan, his benefits under the Pension Plan and Supplemental Pension Plan for his entire period of credited service are calculated under the Pension Plan’s “Pension Equity Plan (PEP) Formula,” rather than the Traditional Formula. Under the PEP Formula, each year a participant earns a specific pension credit “percentage,” determined in accordance with a schedule in the Pension Plan, which varies directly with his or her total number of years of credited service. A participant’s PEP Formula lump sum amount is equal to the sum of his or her pension credit percentages multiplied by “average compensation.” A participant’s annual benefit under the PEP Formula is equal to a single life annuity commencing at age 65 that is the actuarial equivalent of his or her PEP Formula lump sum amount.

The portion of each named executive officer’s benefit, calculated under either the Traditional Formula or the PEP Formula as applicable, not in excess of various limits imposed by the Code and the Pension Plan, is paid under the Pension Plan. The portion of the executive’s benefit in excess of these amounts, if any, is paid under the Supplemental Pension Plan. A participant’s annual benefit under the Traditional Formula is reduced if the participant retires and begins receiving benefit payments before age 62, or age 60 under certain circumstances. A participant’s annual benefit under the PEP Formula is reduced if the participant retires and begins receiving payments before age 65. All named executive officers, except for Mr. O’Grady, have completed three years of vesting service, and thus are fully vested in their pension benefits.

Like many companies, Northern Trust has taken steps to reduce both short and longer-term expense volatility of its Pension Plan while continuing to provide a compensation package that is competitive within its peer group. As part of these efforts, the Corporation made the following changes to the Pension Plan effective April 1, 2012.

—	All participants, including the named executive officers, accrue benefits under the PEP Formula for credited service after March 31, 2012.

—

Participants retained any accrued benefit earned under the Traditional Formula, which was based on their credited service and average compensation calculated as of March 31, 2012, provided that a participant’s average compensation as of March 31, 2012 will be indexed at a rate of 1.5% per year for any period on and after April 1, 2012, during which the participant earns credited service under the Plan.

—	The PEP Formula was amended effective April 1, 2012.

As a result of these changes, the current named executive officers, other than Mr. O’Grady, are entitled to an annual benefit equal to the sum of their accruals:

—	Under the Traditional Formula for credited service before April 1, 2012, with average compensation adjusted as described above, and

—	Under the amended PEP Formula for any credited service, if any, after March 31, 2012.

Mr. O’Grady will continue to accrue a benefit based solely on the PEP Formula for his credited service. He will be entitled to an annual benefit equal to the sum of his accruals:

—	Under the prior PEP Formula for credited service before April 1, 2012, and

—	Under the amended PEP Formula for any credited service after March 31, 2012.

Under TIP, named executive officers can defer a portion of their base salary and receive employer matching contributions equal to 50% of the first 6% of deferred salary. For 2011, if the Corporation met an annual earnings goal, the Corporation made a contingent matching contribution of 50% of the first 3% of deferred salary to TIP, for a maximum matching contribution of 4.5% of salary. The contingent matching contribution was made to TIP for 2011, since the Corporation reached its earnings goal for that year. However, TIP was amended to provide that no contingent matching contribution would be made for 2012, even if the Corporation met its earnings goal for that year. TIP was further amended to discontinue contingent matching contributions for 2013 and subsequent years, but with the Committee retaining the discretion to authorize a discretionary employer contribution to TIP, which may be in the form of a profit sharing contribution, or other form of employer contribution, as determined by the Committee.

Under Supplemental TIP, named executive officers can contribute a portion of their base salary that exceeds the annual Code compensation limit ($250,000 in 2012). The Corporation makes a matching contribution under Supplemental TIP using the formula in TIP, provided, however, that Supplemental TIP matching contributions are limited to 50% of the first 6% of deferred salary. All named executive officers, except Mr. O’Grady, are fully vested in their retirement benefits under TIP and Supplemental TIP.

Specified values for each named executive officer’s retirement benefits appear on page 70.

The named executive officers also participate in Northern Trust’s health and welfare benefits, including medical, retiree medical, dental, disability and life insurance programs, on the same terms as other employees.

Perquisites

Perquisites are intended to assist named executive officers in the performance of their duties on behalf of Northern Trust and provide compensation for activities that have a combined personal and business purpose. The Corporation’s perquisites are intended to be limited in number and modest in dollar value in comparison to the cash and equity elements of compensation. The Committee annually reviews

Perquisites Aligned with the Philosophy of Northern Trust

The Committee annually reviews the types and costs of perquisites to ensure they remain aligned with the compensation philosophy of Northern Trust.

the types and costs of perquisites to ensure they remain aligned with the compensation philosophy of the Corporation.

Northern Trust provided the following types of perquisites to its named executive officers in 2012:

—	Financial Consulting/Tax Return Preparation

—	Personal Auto Use Reimbursement

The Corporation also reimburses named executive officers for the payment of personal income taxes in connection with the use of company automobiles for business-related purposes.

The dollar value of each perquisite provided to the named executive officers in 2010, 2011 and 2012 can be found in the Summary Compensation Table on page 60.

Employment Security Arrangements

Northern Trust has entered into employment security arrangements for certain key executive officers of the Corporation, including each named executive officer. The purpose of these agreements is to provide an executive with sufficient security so that the executive is not distracted from job duties, financially threatened by potential job loss, or potentially motivated to act contrary to the best interests of Northern Trust and its stockholders prior to, during, or after a change in control.

Change in Control and Severance Provisions Help Northern Compete with Peer Group Companies

Northern Trust believes the employment security agreements and severance benefits are critical to compete with its peer group companies to attract and retain talent, including at the executive level.

The Corporation further believes the employment security agreements are critical to its ability to attract and retain key executives for the following reasons:

—	The Corporation does not have employment agreements with its named executive officers

—	The protection afforded by the employment security agreements provides appropriate incentives that align with the best interests of the Corporation and its stockholders

—	Change in control provisions for executives are standard among peer group companies and are important to a competitive total compensation package

—	Change in control provisions under Northern Trust’s employment security agreements generally include:

—	A lump sum cash payment equivalent to three years’ base salary and bonus, and a prorated bonus for the year of termination

—	Continuation of medical, dental, life insurance and other similar benefits for three years

—

A three-year age and service credit for benefits under the Supplemental Pension Plan, and up to an additional three years of age and/or service credit to determine eligibility and subsidy for participation in Northern Trust’s retiree medical program

—	For new agreements in 2011 and subsequent years, no reimbursement for any excise tax imposed on payments under the agreements or for taxes imposed on such reimbursement amounts

In order to receive benefits under the employment security agreements, two events must occur (except as noted above with respect to equity awards):

—	A change in control must occur

—	The executive must terminate employment “with good reason” or the executive’s employment must be terminated by the Corporation “without good cause” within two years following the change in control

—

“With good reason” termination includes a material reduction in job duties or responsibility, materially reduced or adverse changes in employment compensation or benefit programs, and requirements for travel or relocation

—	“Without good cause” termination includes involuntarily termination, such as criminal conviction involving dishonesty, fraud or breach of trust, and willful and substantial non-performance.

A change in control is generally defined in the employment security agreements to include the acquisition of 20% or more of the Corporation’s common stock, certain mergers, consolidations and asset transfers, or the election—without the consent of two-thirds of the incumbent board of directors—of the lesser of three directors or a majority of the directors then in office. The employment security agreements also protect a named executive officer if the executive’s employment terminates during the period pending a change in control, defined generally as the period after the acquisition of 15% or more of the Corporation’s common stock or entry into an agreement with respect to, or public announcement of the intention to take, an action constituting a change in control event and prior to the effective time of the change in control event. Beginning in 2011, Northern Trust discontinued inclusion of excise tax gross-ups in new employment security agreements.

In addition, the Terms and Conditions for 2012 equity awards made prior to October 2012 provide for full vesting of unvested stock options, RSUs and PSUs upon an actual change in control, with or without termination of employment, or upon termination during a pending change in control. As noted above, equity awards made in October 2012 and thereafter provide for “double-trigger” vesting in connection with a change in control (which requires that (i) both a change in control and a qualifying termination occur prior to acceleration of vesting or (ii) a change in control occur and the acquirer refuses or is unable to assume the existing awards).

Disclosure of potential change in control benefits payable to each named executive officer, assuming a change in control of the Corporation and termination of employment on December 31, 2012, is set forth in the Potential Payments Upon Termination of Employment or a Change in Control of the Corporation section on page 80.

Northern Trust has discontinued inclusion of tax gross-ups in new employment security agreements for executive officers. The form of employment security agreement that reflects this change was filed as an exhibit to the Corporation’s second quarter 2011 Quarterly Report on a Form 10-Q. This change is reflected in the employment security agreements for the three executive officers whose agreements were entered into after March 2011.

Severance Benefits

The purpose of the severance plan is to provide reasonable benefits to employees who are involuntarily terminated without cause due to a reduction in force, job elimination or similar reasons specified in the severance plan. Northern Trust believes that the availability of severance benefits allows the Corporation to compete with its peer group companies in attracting and retaining talent. The named executive officers participate in this plan on the same terms as all other eligible and similarly situated Northern Trust employees.

Under such circumstances, named executive officers are eligible to receive severance benefits that include:

—

A lump sum payment of two weeks of base salary for each year of completed service up to, but less than 25 years, or 52 weeks of base salary for 25 years or more of completed service to the Corporation. Benefits may not exceed two times the lesser of the named executive officer’s annualized base salary for the year preceding the named executive officer’s termination, or the annual Internal Revenue Service Code compensation limit for retirement plans for the year of termination.

—

A COBRA subsidy based on their length of service to help cover the costs of continuation coverage under the employer’s medical and dental plans, full vesting under TIP and Supplemental TIP, one additional year of vesting service under the Pension Plan and the

Supplemental Pension Plan, enhanced early retirement eligibility under the Pension Plan for employees who have reached age 54 with 14 years of credited service, and outplacement assistance.

—

These benefits are contingent upon execution of a release, waiver and settlement agreement with the Corporation. Severance payments will be reduced by any severance payments made under employment security agreements or any other benefit plan, program or individual contract.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for the Corporation’s Chairman and CEO, current and former chief financial officer, and the three other most highly compensated executive officers for the year ended December 31, 2012.

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(3) (f)	Non-Equity Incentive Plan Compen- sation ($)(4) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5) (h)	All Other Compen- sation ($)(6) (i)	Total ($) (j)
Frederick H. Waddell Chairman and Chief Executive Officer	2012	$975,000	—	$2,333,354	$1,850,555	$2,000,000	$3,839,003	$85,283	$11,083,195
	2011	$956,250	—	$4,000,008	$3,581,932	$1,600,000	$4,078,538	$88,672	$14,305,400
	2010	$900,000	—	$3,500,005	$2,977,647	$2,000,000	$3,306,902	$75,527	$12,760,081
William L. Morrison President and Chief Operating Officer	2012	$700,000	—	$1,166,677	$925,283	$1,000,000	$852,901	$31,364	$4,676,225
	2011	$612,500	—	$1,686,442	$1,119,358	$750,000	$821,577	$32,194	$5,022,071
	2010	$550,000	—	$1,000,016	$850,769	$700,000	$612,218	$160,017	$3,873,020
Michael G. O’Grady Executive Vice President and Chief Financial Officer(7)	2012	$568,750	—	$700,015	$555,165	$750,000	$40,365	$4,312	$2,618,607
	2011	$208,333	$325,000	$1,250,035	$854,260	$25,000	$7,380	$0	$2,670,008
	2010	—	—	—	—	—	—	—	—
Steven L. Fradkin President—Corporate and Institutional Services	2012	$600,000	—	$700,015	$555,165	$800,000	$1,069,699	$25,799	$3,750,678
	2011	$587,500	—	$1,250,042	$1,119,358	$675,000	$1,012,591	$31,493	$4,675,984
	2010	$550,000	—	$1,000,016	$850,769	$725,000	$672,377	$27,284	$3,825,446
Jana R. Schreuder President—Personal Financial Services	2012	$600,000	—	$700,015	$555,165	$825,000	$1,495,879	$29,733	$4,205,792
	2011	$587,500	—	$1,250,042	$1,119,358	$675,000	$1,501,040	$33,033	$5,165,973
	2010	$550,000	—	$1,000,016	$850,769	$700,000	$1,154,597	$23,133	$4,278,515

(1) Salary. The base salaries of all named executive officers remained unchanged in 2012 with the exception of Mr. O’Grady, whose salary was increased by $25,000 to reflect the competitive salary market for his position.

(2) Stock Awards. This column shows the grant date fair value of the restricted stock unit and performance stock unit awards computed in accordance with FASB ASC Topic 718. See footnote 22 to the Consolidated Financial Statements contained in the Corporation’s 2012 annual report to stockholders for a discussion of the assumptions made by the Corporation in the valuation of these stock unit awards, including that dividend equivalents will be paid on these stock unit awards. Included in this table are performance stock unit awards, as follows: 53,456 units awarded to Mr. Waddell; 26,728 units awarded to Mr. Morrison; 16,037 units awarded to Mr. O’Grady; 16,037 units awarded to Mr. Fradkin; and 16,037 units awarded to Ms. Schreuder. Such units are eligible to vest based on the Corporation’s return on equity generally in accordance with the following schedule:

Average Rate of Return on Equity	Percentage of Stock Units Vested
≥ Less than 6%	0%
≥ 6% and < 8%	50%
≥ 8% and < 10%	100%
≥ 10% and < 11%	110%
≥ 11% and < 12%	115%
≥ 12 and < 13%	120%
≥ 13%	125%

Dividend equivalents on restricted stock units and performance stock units held or deferred by or with respect to a named executive officer are paid on a current basis. Dividend equivalents paid on restricted stock units and performance stock units of each named executive officer in 2010 were: Mr. Waddell: $243,720; Mr. Morrison: $72,012; Mr. Fradkin: $72,593; and Ms. Schreuder: $58,535. Dividend equivalents paid on restricted stock units and performance stock units of each named executive officer in 2011 were: Mr. Waddell: $282,717; Mr. Morrison: $73,906; Mr. O’Grady $0; Mr. Fradkin: $74,536; and Ms. Schreuder: $63,922. Dividend equivalents paid on restricted stock units and performance stock units of each named executive officer in 2012 were: Mr. Waddell: $349,677; Mr. Morrison: $111,581; Mr. O’Grady: $51,504; Mr. Fradkin: $94,126; and Ms. Schreuder: $83,133.

(3) Option Awards. This column shows the grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. See footnote 22 to the Consolidated Financial Statements contained in the Corporation’s 2012 annual report to stockholders for a discussion of the assumptions made by the Corporation in the valuation of these option awards, including that dividend equivalent payments are factored into the option valuation. The footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table beginning on page 66 of this proxy statement contain vesting and other additional information about the stock option awards made in 2010, 2011 and 2012.

(4) Non-Equity Incentive Plan Compensation. This column shows the annual cash incentives earned by the named executive officers in 2010, 2011, and 2012 under the MPP. It does not include 2012 long-term cash incentive awards as long-term cash incentive awards are only reflected in the table when earned and not when granted. In February 2012, in respect of 2011 performance, the named executive officers were awarded the following long-term cash incentive awards that will vest 100% after three years and are subject to forfeiture upon the occurrence of certain risk-based events: Mr. Waddell: $2,333,333; Mr. Morrison: $1,166,667; Mr. O’Grady: $700,000; Mr. Fradkin: $700,000; and Ms. Schreuder: $700,000.

(5) Change in Pension Value and Nonqualified Deferred Compensation Earnings. This column shows the increase from each of December 31, 2009 to December 31, 2010, from December 31, 2010 to

December 31, 2011 and from December 31, 2011 to December 31, 2012 (in each case, the measurement date used for reporting purposes in the Corporation’s applicable annual report to stockholders) in the actuarial present value of accumulated benefits for each named executive officer under the Pension Plan and the Supplemental Pension Plan. It does not include any above-market or preferential earnings on deferred compensation as the Corporation does not pay above-market or preferential interest on the deferred compensation of its named executive officers.

(6) All Other Compensation. The table below provides a breakdown of the amounts shown in the “All Other Compensation” column for each named executive officer in 2010, 2011 and 2012.

		Perquisites (a)			Other Compensation		Total
Name	Year	Financial Consulting/ Tax Return Preparation Services	Personal Use of Corporation’s Automobiles	Relocation (b)	Tax Reimburse- ments (c)	TIP/ Supplemental TIP Contributions (d)
Frederick H. Waddell	2012	$10,000	$27,411	—	$18,622	$29,250	$85,283
	2011	$13,500	$25,559	—	$17,250	$32,363	$88,672
	2010	$13,500	$21,782	—	$13,245	$27,000	$75,527
William L. Morrison	2012	$7,575	$1,633	—	$1,156	$21,000	$31,364
	2011	$7,500	$1,548	—	$1,096	$22,050	$32,194
	2010	$6,500	$1,611	$78,736	$56,670	$16,500	$160,017
Michael G. O’Grady	2012	—	—	—	—	$4,312	$4,312
	2011	—	—	—	—	—	—
	2010	—	—	—	—	—	—
Steven L. Fradkin	2012	$6,860	$563	—	$376	$18,000	$25,799
	2011	$9,300	$523	—	$370	$21,300	$31,493
	2010	$9,500	$777	—	$507	$16,500	$27,284
Jana R. Schreuder	2012	$11,733	—	—	—	$18,000	$29,733
	2011	$11,733	—	—	—	$21,300	$33,033
	2010	$6,633	—	—	—	$16,500	$23,133

(a) Perquisites. All perquisites are valued based on the aggregate incremental cost to the Corporation, as required by the SEC’s rules. The “Compensation Discussion and Analysis—Perquisites” section of this proxy statement contains additional information about the perquisites provided by the Corporation to its named executive officers.

(b) Relocation. The amounts in this column represent the payment of or reimbursement to Mr. Morrison for temporary living, travel, household goods transportation, and other expenses under the Corporation’s relocation program in connection with his relocation from Florida to Illinois.

(c) Tax Reimbursements. This column shows the amount of tax reimbursement associated with the use of the Corporation’s automobiles for business-related purposes and, in Mr. Morrison’s case, his relocation expenses.

(d) TIP/Supplemental TIP Contributions. This column reflects matching contributions made on behalf of the named executive officers to TIP and Supplemental TIP, both of which are defined contribution plans, as described above under “Compensation Discussion and Analysis—Retirement and Health and Welfare Benefits.”

(7) Mr. O’Grady joined the Corporation on August 15, 2011 as an Executive Vice President and became Chief Financial Officer on October 1, 2011. His compensation is reported only from August 15, 2011 forward. The bonus amount represents a minimum bonus guaranteed to Mr. O’Grady in 2011 in connection with his commencement of employment with the Corporation.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information for each named executive officer with respect to:

—	Estimated possible payouts under non-equity incentive plan awards for 2012;

—	Estimated future payouts under equity incentive plan awards for 2012;

—	Other stock awards made in 2012; and

—	Stock options granted in 2012.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3) (i)	All Other Option Awards: Number of Securities Underlying Options (#)(4) (j)	Exercise or Base Price of Option Awards ($/sh)(5) (k)	Grant Date Fair Value of Stock and Option Awards(6) (l)
Name (a)	Grant Date(1) (b)	Thresh- old ($) (c)	Target ($) (d)	Maxi- mum ($) (e)	Thresh- old (#) (f)	Target (#) (g)	Maxi- mum (#) (h)
Frederick H. Waddell	—	—	1,600,000	4,123,800
	2/13/2012								160,367	$43.650	$1,850,555
	2/13/2012				0	53,456	66,820.00				$2,333,354
William L. Morrison	—	—	750,000	2,749,200
	2/13/2012								80,184	$43.650	$925,283
	2/13/2012				0	26,728	33,410.00				$1,166,677
Michael G. O’Grady	—	—	350,000	2,061,900
	2/13/2012								48,110	$43.650	$555,165
	2/13/2012				0	16,037	20,046.25				$700,015
Steven L. Fradkin	—	—	675,000	2,061,900
	2/13/2012								48,110	$43.650	$555,165
	2/13/2012				0	16,037	20,046.25				$700,015
Jana R. Schreuder	—	—	675,000	2,061,900
	2/13/2012								48,110	$43.650	$555,165
	2/13/2012				0	16,037	20,046.25				$700,015

(1) Grant Date. In each case, the “Grant Date” reflects the date on which the Compensation and Benefits Committee acted to approve the grant of the award.

(2) Estimated Possible Payouts Under Non-Equity Incentive Plan Awards. These columns show the range of potential payouts under the MPP based on the Corporation’s performance in 2012. “Threshold” and “Target” are not applicable here as the MPP provides for awards of cash incentives equal to the “Maximum”, subject to the Compensation and Benefits Committee discretion to reduce the amount of each award. The MPP defines the Maximum for each position as follows: Chairman, the CEO or a combined Chairman and CEO position—0.6% of consolidated net income; President, any Vice Chairman, COO, or a combined President and COO—0.4% of consolidated net income; and the other named executive officers—0.3% of consolidated net income. Pursuant to SEC regulations, the amount set forth under the “Target” column represents the amount awarded to the named executive officer in 2012 in respect of 2011 performance. Mr. O’Grady’s award reflects a partial year since he joined the Corporation during 2011. Awards under the MPP may not exceed the Maximum and are subject to the Committee’s exercise of negative discretion to reduce them. The Committee considers a range of financial and non-financial factors in connection with the exercise of its negative discretion.

(3) All Other Stock Awards: Number of Shares of Stock or Units. This column shows the number of restricted stock units granted to the named executive officers in 2012. See footnote 2 to the “Summary Compensation Table” beginning on page 60 of this proxy statement for information about performance stock unit awards granted to named executive officers in 2012.

(4) All Other Option Awards: Number of Securities Underlying Options. This column shows the number of shares that may be issued to the named executive officers upon exercise of stock options granted in 2012.

(5) Exercise Price. In 2012, the exercise price for all stock options was the closing sale price of the Corporation’s common stock on the date of grant.

(6) Grant Date Fair Value. The grant date fair value of the stock and option awards was computed in accordance with FASB ASC Topic 718.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information for each named executive officer with respect to:

—	Each stock option to purchase common stock that had not been exercised and remained outstanding at December 31, 2012; and

—	Each award of restricted stock units and performance stock units that had not vested and remained outstanding at December 31, 2012.

	Option Awards(1)					Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexer- cised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(2) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5) (j)
Frederick H. Waddell	90,000	0		$49.120	2/17/2014	167,196	$8,386,551	53,456	$2,681,353
	75,000	0		$44.465	2/15/2015
	76,761	0		$52.095	2/21/2016
	65,105	0		$63.360	2/20/2017
	126,352	0		$71.230	2/19/2018
	203,106	67,702		$57.540	7/21/2019
	102,962	102,961		$50.990	2/15/2020
	56,991	170,973		$52.640	2/14/2021
	0	160,367		$43.650	2/13/2022
William L. Morrison	90,000	0		$49.120	2/17/2014	60,881	$3,053,791	26,728	$1,340,676
	75,000	0		$44.465	2/15/2015
	63,328	0		$52.095	2/21/2016
	40,247	0		$63.360	2/20/2017
	42,118	0		$71.230	2/19/2018
	67,703	22,567		$57.540	7/21/2019
	29,418	29,418		$50.990	2/15/2020
	17,810	53,429		$52.640	2/14/2021
	0	80,184		$43.650	2/13/2022
Michael G. O’Grady	24,175	72,525		$38.780	10/18/2021	32,234	$1,616,857	16,037	$804,416
	0	48,110		$43.650	2/13/2022

	Option Awards(1)					Stock Awards

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexer- cised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(2) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5) (j)
Steven L. Fradkin	50,000	0		$49.120	2/17/2014	50,881	$2,552,191	16,037	$804,416
	55,000	0		$44.465	2/15/2015
	57,571	0		$52.095	2/21/2016
	40,247	0		$63.360	2/20/2017
	42,118	0		$71.230	2/19/2018
	67,703	22,567		$57.540	7/21/2019
	29,418	29,418		$50.990	2/15/2020
	17,810	53,429		$52.640	2/14/2021
	0	48,110		$43.650	2/13/2022
Jana R. Schreuder	25,000	0		$49.120	2/17/2014	50,881	$2,552,191	16,037	$804,416
	42,219	0		$52.095	2/21/2016
	35,512	0		$63.360	2/20/2017
	42,118	0		$71.230	2/19/2018
	67,703	22,567		$57.540	7/21/2019
	29,418	29,418		$50.990	2/15/2020
	17,810	53,429		$52.640	2/14/2021
	0	48,110		$43.650	2/13/2022

(1) Stock Options. Stock options are granted with an exercise price equal to the closing sale price of the common stock on the date of grant and expire 10 years after the date of the grant. This approach is designed to motivate the executive to contribute to the creation of stockholder value over the long term. The Corporation currently grants only non-qualified stock options because it believes that the tax benefits to the Corporation of non-qualified stock options outweigh the potential tax benefits to the executives of incentive stock options. All stock options granted in 2006 and thereafter are scheduled to vest in equal annual installments over a four-year vesting period determined by the Committee. Please see “Equity Compensation Plans and Agreements—Stock Options” on pages 85-86 of this proxy statement for additional information about the vesting and exercise of stock options.

(2) Number of Restricted Stock Units. This column shows the number of unvested restricted stock units held by the named executive officers as of December 31, 2012. Restricted stock units vest 50% on the third anniversary of the date of grant and 50% on the fourth anniversary of the date of grant. Restricted stock unit awards entitle an executive to receive one share of common stock in the year in which the award vests. Restricted stock units vest over a specified vesting period determined by the Committee. Dividend equivalents on the restricted stock units are paid on a current basis prior to vesting and distribution. Please see “Equity Compensation Plans and Agreements—Restricted Stock Units” on page 84 of this proxy statement for additional information about the vesting and distribution of restricted stock units.

(3) Market Value of Restricted Stock Units. This column shows the market value of the unvested restricted stock units held by the named executive officers, based on a price of $50.16 per share (the closing market price of the Corporation’s common stock on December 31, 2012, as reported by NASDAQ).

(4) Number of Performance Stock Units. This column shows the number of unvested performance stock units held by the named executive officers as of December 31, 2012. Performance stock units entitle an executive to receive shares of common stock, on a one-for-one basis, in the year in which the award vests, subject to satisfaction of pre-determined performance goals. Dividend equivalents on the performance stock units are paid on a current basis prior to vesting and distribution. Please see “Equity Compensation Plans and Agreements—Performance Stock Units” on pages 84-85 of this proxy statement for additional information about the vesting and distribution of performance stock units.

(5) Market Value of Performance Stock Units. This column shows the market value of the unvested performance stock units held by the named executive officers, based on a price of $50.16 per share (the closing market price of the Corporation’s common stock on December 31, 2012, as reported by NASDAQ).

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information for each named executive officer with respect to:

—	The exercise during 2012 of stock options to purchase shares of the Corporation’s common stock;

—	The dollar amount realized upon exercise of the stock options;

—	The number of shares acquired in 2012 upon the vesting of restricted stock units; and

—	The dollar amount realized upon vesting of the restricted stock units.

	Option Awards		Stock Awards

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired On Vesting (#) (d)	Value Realized On Vesting ($)(2) (e)
Frederick H. Waddell(3)	22,024	$262,684	22,568	$1,076,945
William L. Morrison(3)	15,519	$236,195	7,523	$358,998
Michael G. O’Grady
Steven L. Fradkin(3)			7,523	$358,998
Jana R. Schreuder(3)			7,523	$358,998

(1) Value Realized on Exercise. The value realized on the exercise of stock options represents the pre-tax difference between the option exercise price and the fair market value of the common stock on the date of exercise, multiplied by the number of shares of common stock covered by the stock options held by the named executive officers.

(2) Value Realized on Vesting. The value realized on the distribution of restricted stock units represents the average of the high and low sales prices on October 19, 2012, the distribution date approved by the Committee, as reported by NASDAQ, which was $47.72, multiplied by the number of stock units held by the named executive officers.

(3) Deferred Stock Units. Under the provisions of the applicable restricted stock unit agreements for Mr. Waddell, Mr. Morrison, Mr. Fradkin, and Ms. Schreuder, a portion of the restricted stock units vesting in 2012 was required to be deferred until the earlier of (a) the year in which the Committee reasonably anticipates that, if the payment is made during that year, the deduction of the payment will not be barred by the Code Section 162(m), or (b) the period beginning with the date of the participant’s separation from service (as defined in the Amended and Restated 2002 Stock Plan) and ending on the later of the last day of the Corporation’s taxable year in which the participant incurs a separation from service or the 15th day of the third month following such separation from service. Based on this requirement, of the shares listed in the table above as acquired or vesting in 2012, the following shares represent deferred stock units:

Name	Number of Deferred Stock Units (#)
Frederick H. Waddell(3)	22,568
William L. Morrison(3)	3,693
Steven L. Fradkin(3)	1,140
Jana R. Schreuder(3)	1,140

PENSION BENEFITS

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Frederick H. Waddell	Qualified Pension Plan	35.0	1,748,913	$0
	Supplemental Pension Plan	35.0	16,973,843	$0
William L. Morrison	Qualified Pension Plan	16.8	904,117	$0
	Supplemental Pension Plan	16.8	3,845,289	$0
Michael G. O’Grady	Qualified Pension Plan	1.4	14,555	$0
	Supplemental Pension Plan	1.4	33,190	$0
Steven L. Fradkin	Qualified Pension Plan	27.7	933,165	$0
	Supplemental Pension Plan	27.7	3,972,990	$0
Jana R. Schreuder	Qualified Pension Plan	32.7	1,289,493	$0
	Supplemental Pension Plan	32.7	5,450,305	$0

The information presented in the Pension Benefits table is as of the measurement date of December 31, 2012, which is the measurement date used for reporting purposes in the Corporation’s 2012 annual report to stockholders.

Pension Plan and Supplemental Pension Plan

Defined benefit pension benefits are provided to employees under the Pension Plan and the Supplemental Pension Plan, and are available to all employees of the Bank and affiliates and subsidiaries that have adopted the Plans. The Pension Plan is a tax-qualified retirement plan that provides a retirement benefit as described below, which is subject to various limitations of the Code and the Pension Plan. The Supplemental Pension Plan is a non-qualified retirement plan that provides the portion of an employee’s benefit that cannot be paid under the Pension Plan due to the Code and Pension Plan limits. The material terms and conditions of the Pension Plan and the Supplemental Pension Plan as they relate to the named executive officers include the following:

Eligibility: Employees participate in the Pension Plan after completing six months of vesting service. Employees with six months of vesting service who would have a portion of their benefit from the Pension Plan limited due to the Code or Pension Plan restrictions also participate in the Supplemental Pension Plan. All named executive officers participate in both Plans. Mr. O’Grady began participating in these Plans on February 15, 2012.

Benefit Formula—Traditional Formula: Prior to April 1, 2012, the benefits of the named executive officers, except for Mr. O’Grady, were determined under the Pension Plan’s Traditional Formula. The Traditional Formula’s main components are service, eligible pay, age, and an offset for Social Security. The Traditional Formula first multiplies 1.8% by the average of the participant’s highest 60 consecutive calendar months of eligible pay. This amount is further multiplied by the participant’s years of credited service (up to a maximum of 35 years). The Social Security offset is then determined by multiplying 0.5% by (i) the lesser of the participant’s Social Security Covered Compensation limit or the average of the participant’s eligible pay for the three consecutive years prior to retirement by (ii) the participant’s years of credited service (up to 35 years). This offset is subtracted from the benefit amount previously calculated to determine the annual benefit amount produced by the Traditional Formula.

The following definitions are used under the Traditional Formula:

—

Eligible Pay: “Eligible pay” is defined as base salary (including any before-tax payroll deductions), shift differentials, overtime, and certain types of performance-based incentive compensation, including cash, Northern Performance Incentives under the Northern Partners Incentive Plan (“NPIP”), compensation under the MPP, payments from the then-existing Annual Performance Plan, and the cash value of stock options which were specifically paid in lieu of cash incentives from January 1, 2002 through April 30, 2004. Cash incentives deferred under the DCP are not included in eligible pay under the Pension Plan but are included in eligible pay under the Supplemental Pension Plan.

—

Social Security Covered Compensation: “Social Security Covered Compensation” means, for a participant, the average of the Social Security taxable wage base for each of the 35 calendar years ending in the year in which the participant attains Social Security retirement age. In determining Covered Compensation as of a certain year, the taxable wage base for any subsequent year is assumed to be the same as for the determination year.

Benefit Formula—PEP Formula: Since Mr. O’Grady commenced employment on August 15, 2011, his benefits under the Pension Plan and Supplemental Pension Plan for his entire period of credited service are calculated under the Pension Plan’s “Pension Equity Plan (PEP) Formula”, rather than the Traditional Formula. Under the PEP Formula, each year a participant earns a specific pension credit “percentage,” determined in accordance with a schedule in the Pension Plan, that varies directly with his or her total number of years of credited service. A participant’s PEP Formula lump sum amount is equal to the sum of his or her pension credit percentages multiplied by the average of the participant’s highest 60 consecutive calendar months of eligible pay. (Prior to April 1, 2012, eligible pay was defined the same for the PEP Formula as for the Traditional Formula, except that eligible pay under the PEP Formula also included cash Sales and Technical Incentives under the NPIP up to 50% of the participant’s prior year’s base pay. Effective April 1, 2012, eligible pay under the amended PEP Formula includes all cash incentives under the NPIP.) A participant’s annual benefit under the PEP Formula is equal to a single life annuity commencing at age 65 that is the actuarial equivalent of his or her PEP Formula lump sum amount. The single life annuity is calculated using interest rate and mortality assumptions specified in the Pension Plan.

Below is the schedule that was in effect until April 1, 2012, for determining the applicable pension credit percentage in the PEP Formula for a given year:

For each full year of credited service that:	The pension credit amount for such year of credited service shall be:
Exceeds 0 but does not exceed 5	4.0%
Exceeds 5 but does not exceed 10	5.0%
Exceeds 10 but does not exceed 15	6.0%
Exceeds 15 but does not exceed 20	7.0%
Exceeds 20 but does not exceed 25	8.0%
Exceeds 25 but does not exceed 30	9.0%
Exceeds 30 but does not exceed 35	10.0%
Exceeds 35 years	0.0%

Benefit Formula—Changes: Effective April 1, 2012, the Pension Plan was amended to provide that for credited service earned after March 31, 2012, all employees, including the named executive officers will accrue benefits pursuant to the PEP Formula, which formula was also modified effective April 1, 2012. Therefore, the current named executive officers, other than Mr. O’Grady, will be entitled to an annual benefit equal to the sum of their accruals (i) under the Traditional Formula for periods of credited service before April 1, 2012, and (ii) under the amended PEP Formula for their periods of credited service, if any, after March 31, 2012. Each such executive’s pre-April 1, 2012 Traditional Formula benefits will be based on credited service and average compensation calculated as of March 31, 2012, provided that the executive’s average compensation as of March 31, 2012, will be indexed at a rate of 1.5% per year for any period on and after April 1, 2012 during which the executive earns credited service under the Pension Plan.

In 2012, the Chairman and CEO’s pension value increased by $3,839,003. The changes made to the Pension Plan are anticipated to moderate future pension value increases. For 2012, the primary factors influencing the Chairman and CEO’s pension value increase include an increase of his final average pay calculation, the application of the average pay across his 35 years of credited service under the plan, and a decrease in the discount rate from 4.75% to 4.25% that resulted in an increase to the present value of his pension.

Mr. O’Grady will continue to accrue a benefit pursuant to the PEP Formula with respect to all of his credited service. He will be entitled to an annual benefit equal to the sum of his accruals (i) under the prior PEP Formula for periods of credited service before April 1, 2012, and (ii) under the amended PEP Formula for periods of credited service, if any, after March 31, 2012.

Below is the schedule that is currently in effect for determining the applicable pension credit percentage in the PEP Formula for a given year:

For each full year of credited service that:	The pension credit amount for such year of credited service shall be:
Exceeds 0 but does not exceed 5	4.0%
Exceeds 5 but does not exceed 10	4.0%
Exceeds 10 but does not exceed 15	5.0%
Exceeds 15 but does not exceed 20	6.0%
Exceeds 20 but does not exceed 25	7.0%
Exceeds 25 but does not exceed 30	8.0%
Exceeds 30 but does not exceed 35	9.0%
Exceeds 35 years	0.0%

In applying the foregoing schedule, a participant’s credited service prior to April 1, 2012 is taken into account solely for purposes of determining the pension credit percentage applicable to credited service after that date.

Benefit Formula—Supplemental Pension Plan: Pension benefits are first calculated under the combined Traditional Formula and PEP Formulas or solely under the PEP Formula, as applicable, without regard to the Code limits and including in eligible pay the amounts deferred under the DCP. They are then recalculated applying the Code limits and excluding DCP deferrals from eligible pay to determine the amount of the benefit that is payable from the Pension Plan. The difference between the total benefit calculation and the Pension Plan calculation is paid from the Supplemental Pension Plan.

Benefit Entitlement: A participant is eligible to receive a benefit under the Pension Plan and Supplemental Pension Plan after completing three years of vesting service.

Retirement: A participant is eligible for a normal retirement benefit based on the combined Traditional and PEP Formulas or based solely on the PEP Formula, as described above, if his or her employment terminates on or after age 65 (or for participants who begin participation in the Pension Plan after age 60, upon the first to occur of reaching the fifth anniversary of commencement of participation or achieving five years of vesting service). A participant is eligible for an early retirement benefit if his or her employment terminates on or after age 55 and he or she has completed 15 years of credited service. A participant who terminates employment with three years of vesting service but prior to becoming eligible for a normal or early retirement benefit is eligible for a “vested terminee” benefit commencing any time after termination. Messrs. Waddell and Morrison are each eligible for early retirement benefits. All other named executives, other than Mr. O’Grady, have earned vested terminee benefits.

Under the Traditional Formula, the early retirement benefit is equal to the normal retirement benefit described above, reduced by 0.5% for each month payments are received prior to age 62 (or prior to age 60 under certain circumstances). A participant who terminates employment with three years of vesting service but prior to becoming eligible for a normal or early retirement benefit is eligible for a “vested terminee” benefit commencing any time after termination, with payments reduced by 0.5% for each month up to 120 months that payments are received prior to age 65, then actuarially reduced for each month that payments are received prior to age 55.

Under the PEP Formula, both the early retirement benefit and “vested terminee” benefit are equal to the normal retirement benefit (in the form of a monthly single life annuity as described above), adjusted for early commencement prior to age 65 (or for participants who begin participation in the Pension Plan after age 60, upon the first to occur of reaching the fifth anniversary of commencement of participation or achieving five years of vesting service). The adjustment is made using interest rate and mortality assumptions specified in the Pension Plan.

Form of Benefit Payment: The normal form of benefit payment under the Pension Plan is a single life annuity in the case of an unmarried participant and a 50% joint and survivor annuity in the case of a married participant, although optional forms of payment are available, depending on marital status and age and years of service. A lump sum option is available in all cases. All optional forms are the actuarial equivalent of the normal form of payment. The normal form of benefit under the Supplemental Pension Plan is a five-year certain annuity, payable to the participant in five annual installments; if the participant dies prior to receiving full benefits, payments will continue for the remainder of the five years to a designated beneficiary. The installment payments are credited with interest equal to the greater of the annual yield on the monthly five-year Treasury securities with a constant maturity plus 150 basis points or the month-end Moody’s Long Term Aa Corporate Bond Index yield, determined as of the last month of the same calendar quarter as the interest rate used to calculate any lump sum benefit for the participant under the Pension Plan. If, however, the value of the Supplemental Pension benefit is $125,000 or less, the benefit is paid in a single lump sum.

Assumptions. The assumptions used in calculating the present value of the accumulated benefit are set forth in footnote 21 to the Consolidated Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each contained in the Corporation’s 2012 annual report to stockholders. The Corporation does not grant extra years of credited service under the Pension Plan, other than as noted above under “Compensation Discussion and Analysis—Change in Control (CIC) Benefits.”

NON-QUALIFIED DEFERRED COMPENSATION

Name (a)	Form of Deferred Compensation (b)	Executive Contributions In Last FY(1) ($) (c)	Registrant Contributions in Last FY(2) ($) (d)	Aggregate Earnings in Last FY(3) ($) (e)	Aggregate Withdrawals/ Distributions ($) (f)	Aggregate Balance at Last FYE(4) ($) (g)
Frederick H. Waddell	Deferred Compensation Plan	0				0
	Supplemental TIP	43,500	21,750	111,248		887,161
	Deferred Stock Units	1,076,945		746,855		4,644,776
William L. Morrison	Deferred Compensation Plan	0				0
	Supplemental TIP	27,000	13,500	1,448		619,999
	Deferred Stock Units	176,230		78,855		552,932
Michael G. O’Grady	Deferred Compensation Plan	0				0
	Supplemental TIP	0				0
	Deferred Stock Units	0				0
Steven L. Fradkin	Deferred Compensation Plan	68,082		10,929		79,011
	Supplemental TIP	21,000	10,500	53,294		438,805
	Deferred Stock Units	54,401		111,017		584,743
Jana R. Schreuder	Deferred Compensation Plan	0				0
	Supplemental TIP	21,000	10,500	44,636		364,090
	Deferred Stock Units	54,401		11,508		109,376

(1) Executive Contributions. The amount of executive contributions made by each named executive officer as reported in column (c) above is also included in each named executive officer’s compensation reported under the Summary Compensation Table, either as “Salary” or “Stock Awards.”

(2) Registrant Contributions. The amount of the contributions made by the Corporation to each named executive officer under Supplemental TIP, as reported in column (d) above, is also included in each named executive officer’s “All Other Compensation” under the Summary Compensation Table.

(3) Aggregate Earnings. The aggregate earnings in column (e) above are not reported in the Summary Compensation Table.

(4) Aggregate Balance. The aggregate balance at December 31, 2012, as reported in column (g) above, reflects amounts that either are currently reported or were previously reported as compensation in the Summary Compensation Table for 2012 or prior years, except for the aggregate earnings on deferred compensation.

Deferred Compensation Plan

The Corporation maintains the DCP pursuant to which eligible employees, including the named executive officers, may defer all or a portion of their eligible annual incentive cash awards until a later date. The material terms and conditions of the DCP as they relate to the named executive officers include the following:

Eligibility: An employee is eligible to participate in the DCP for any calendar year if as of the preceding November 15 he or she (i) was actively employed by the Corporation or a subsidiary and either resided in the U.S. or was a U.S. expatriate on temporary international assignment, (ii) participated in the Northern Partners Incentive Plan (with respect to performance, sales or technical incentives) or the MPP, and (iii) had an annual base salary of $100,000 or more or a combination of base salary and cash awards paid from April 1 of the prior year through March 31 of the current year equal to $150,000 or more.

Contributions: Each participant must make an election prior to the beginning of a calendar year, and can elect to defer up to 100% of each eligible cash incentive award that will be paid for the second calendar year following the year of the election, subject to a minimum deferral of $2,500 of each cash incentive award. All deferrals are credited to an account maintained for the participant under the DCP. No employer contributions are made under the DCP.

Vesting: A participant is fully vested in his or her entire DCP account balance at all times.

Investments: Each participant’s DCP account is credited with earnings or losses based on investment alternatives made available under the DCP and selected by the participant. On a monthly basis, participants can change their DCP investment alternatives among the alternatives offered in the DCP. The 2012 performance (net of fees) of the investment alternatives is as follows:

Investment Alternative	Annual Return
Aberdeen Emerging Markets Institutional Fund	26.15%
MFS Institutional International Equity Fund	6.14%
NIF Bond Portfolio	6.92%
NIF Diversified Assets Portfolio	0.01%
NIF Equity Index Portfolio	15.92%
NIF International Equity Portfolio	11.65%
NF Bond Index	4.05%
NF Mid Cap Index	17.76%
NF Small Cap Index	16.20%
NF Stock Index Fund	(1.67)%
Northern Multi-Manager Mid Cap	14.42%
PIMCO All Asset Fund	15.44%
Prudential Jennison Small Cap Core Strategy	13.47%
Vanguard Inflation-Protected Securities Index	6.78%
Vanguard International Stock Index	18.14%
Vanguard Retirement Income	8.23%
Vanguard Target Retirement 2005	2.33%
Vanguard Target Retirement 2010	10.12%
Vanguard Target Retirement 2015	11.37%
Vanguard Target Retirement 2020	12.35%
Vanguard Target Retirement 2025	13.29%
Vanguard Target Retirement 2030	14.24%
Vanguard Target Retirement 2035	15.16%
Vanguard Target Retirement 2040	15.56%
Vanguard Target Retirement 2045	15.58%
Vanguard Target Retirement 2050	15.58%
Vanguard Target Retirement 2055	15.58%
Vanguard Target Retirement 2060	8.99%
Victory Institutional Diversified Stock	16.74%
Wells Fargo Advantage Core Bond Fund	0.42%

Distributions: At the time a participant makes a deferral election, he or she must elect a short-term deferral or a retirement deferral. If the participant elects a short-term deferral, distribution of such amount must be deferred until a later specified date, which is at least three years following the end of the year in which the cash incentive award would have otherwise been paid. The short-term deferral, including the attributable earnings or losses, is paid to the participant in a lump sum. If the participant elects a retirement deferral, distribution of such amount will be deferred until the participant retires after reaching eligibility for early or normal retirement under the Pension Plan. At the time the participant makes the retirement deferral election, he or she must also elect whether the deferral, including the attributable earnings or losses, will be paid in a lump sum or in installments payable over five or 10 years. Notwithstanding the foregoing, if the participant’s employment terminates before the scheduled distribution date, the short-term or retirement deferral, and attributable earnings or losses, will be paid in a lump sum within 60 days following the date of such termination. If the participant is deemed to be a “key employee” as defined by the Code, any distribution that was deferred after December 31, 2004 and is payable due to retirement or termination of employment will be delayed for six months following the date of such retirement or termination.

Supplemental TIP

Supplemental TIP is a non-qualified retirement plan that provides the portion of an employee’s benefit that cannot be paid under TIP due to the Code’s limit on the amount of a participant’s compensation that can be taken into account in determining TIP benefits. Account information provided for Supplemental TIP also includes account balances in the Northern Trust Corporation Supplemental Employee Stock Ownership Plan (“Supplemental ESOP”), which was frozen effective January 1, 2005 when the qualified Northern Trust Employee Stock Ownership Plan was merged into TIP. Contributions to Supplemental ESOP have not been permitted since January 1, 2005. The material terms and conditions of Supplemental TIP as they relate to the named executive officers include the following:

Eligibility: An employee is eligible to participate in Supplemental TIP for any calendar year if he or she participates in TIP and as of the prior November 30 his or her base salary exceeded the Code compensation limit ($250,000 in 2012). Employees are eligible to participate in TIP and elect salary deferrals immediately upon their hire, and are eligible for employer matching contributions after six months of service. All named executive officers, other than Mr. O’Grady, participate in both Plans. Mr. O’Grady does not currently participate in Supplemental TIP.

Contributions: Each participant must make an election prior to the beginning of a calendar year to contribute to Supplemental TIP a portion of his or her base salary that exceeds the Code compensation limit. A participant’s election remains in effect for subsequent calendar years until revised or revoked by the participant. Any revision or revocation must be made prior to the calendar year in which the revision or revocation is to become effective. The Corporation makes a matching contribution under Supplemental TIP using the formula in TIP, which is 50% of the first 6% of deferred salary, for a maximum matching contribution of 3% of salary. In addition, for 2011, since the Corporation met its annual earnings goal, the Corporation made a contingent matching contribution of 50% of the first 3% of deferred salary to TIP. However, no contingent matching contributions are ever made to Supplemental TIP. Further, TIP was amended to provide that no contingent matching contribution would be made to TIP for 2012, even if the Corporation met its earning goal for that year. TIP has been further amended to discontinue the contingent matching contribution for 2013 and subsequent years, but with the Committee retaining the discretion to authorize a discretionary employer contribution to TIP, which may be in the form of a profit sharing contribution, or other form of employer contribution, as determined by the Committee.

Vesting: Each participant generally vests in the employer contributions under TIP and Supplemental TIP on a graduated basis of 20% per year over five years and is fully vested after five years. The named executive officers, except Mr. O’Grady, are fully vested in their TIP and Supplemental TIP accounts. Mr. O’Grady is not yet vested in his TIP account and does not currently participate in Supplemental TIP.

Investments: Each participant’s Supplemental TIP account is credited with earnings or losses based on investment alternatives made available under Supplemental TIP and selected by the participant (which are generally the same investment alternatives available to participants under TIP). On a monthly basis, participants can change their Supplemental TIP investment alternatives among the alternatives offered in Supplemental TIP. For 2012, the investment alternatives available to Supplemental TIP participants were the same as those for DCP participants. The 2012 performance of those investment alternatives is set forth on page 77.

Distributions: No withdrawal or borrowing of Supplemental TIP assets is permitted during a participant’s employment. Distribution of the entire Supplemental TIP account balance generally is made to a participant within 90 days after the participant’s termination of employment. If the participant is deemed to be a “key employee”, as defined by the Code, the portion of his or her Supplemental TIP account accruing after December 31, 2004 is distributed as a single lump sum following the six month anniversary of the termination of employment.

Deferred Stock Units

As noted above in footnote 3 under the Option Exercises and Stock Vested table, restricted stock units granted prior to 2010 may be required to be deferred until the earlier of (a) the year in which the Committee reasonably anticipates that, if the payment is made during that year, the deduction of the payment will not be barred by the Code Section 162(m), or (b) the period beginning the with date of the participant’s separation from service (as defined in the Amended and Restated 2002 Stock Plan) and ending on the later of the last day of the Corporation’s taxable year in which the participant incurs a separation from service or the 15th day of the third month following such separation from service. “Executive Contribution in Last FY” in the table above represent the value of the stock units required to be deferred, and “Aggregate Earnings in Last FY” represent the change in the value of the deferred stock units, which is based on the change in the value of the underlying shares of common stock into which the stock units convert.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL OF THE CORPORATION

The Corporation provides certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment involving a change in control of the Corporation. These benefits are in addition to the benefits to which the employees would be entitled upon a termination of employment generally (i.e., (i) vested retirement benefits accrued as of the date of termination, (ii) stock-based awards that are vested as of the date of termination, (iii) the right to continue medical coverage pursuant to COBRA, and (iv) severance payments to salaried employees upon an involuntary termination of employment due to a reduction in force or job elimination). These incremental benefits as they pertain to the named executive officers are described below.

The Corporation’s decision to enter into employment security agreements described below and the determination of the level of benefits under those agreements, as well as under various termination of employment scenarios were exercises in judgment, informed by (i) the recognition that the Corporation does not have employment agreements with its named executive officers, (ii) the Corporation’s desire to provide the named executive officers with sufficient security to assure they are not distracted and remain focused on maximizing stockholder value during and after a change in control, (iii) the Corporation’s goal of providing executive compensation at levels that are competitive with similar positions to those in its peer group companies, (iv) the nature and scope of the job responsibilities undertaken by the named executive officers, and (v) the terms of other types of compensation paid by the Corporation to the named executive officers. In particular, in setting the terms of the benefits payable to the named executive officers under various termination scenarios, the Committee was guided in large part by a desire to be sufficiently responsive to market forces and the environment in which the Corporation seeks to attract, retain, and motivate its named executive officers by providing benefits consistent and competitive with those of the peer group companies with which it competes for top executive talent. In initially establishing the form and level of post-termination benefits, the Committee received and reviewed relevant peer group company information provided by Aon Hewitt. In particular, this competitive peer group data influenced the decision of the Committee to provide for employment security agreements, to set the level of lump sum payments equal to three years of salary and bonus, and to provide for the vesting of equity compensation awards, the continuation of coverage under certain health and welfare plans, and other protections afforded in the event of a termination of employment in connection with a change in control or under other termination of employment scenarios.

Employment Security Agreements

The Corporation has employment security agreements with the named executive officers and certain other executive officers. The employment security agreements provide benefits upon the occurrence of the following terminations of employment that are in connection with an actual or pending change in control of the Corporation (as defined below):

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A termination of the executive’s employment by the Corporation or a subsidiary without “good cause” that occurs either within two years after a change in control of the Corporation or during the period pending a change in control of the Corporation; or

—

An executive’s voluntary termination of employment with the Corporation or a subsidiary for “good reason” that occurs either within two years after a change in control of the Corporation or during the period pending a change in control of the Corporation.

The benefits provided to a named executive officer upon such a termination of employment would consist of the items identified in the following seven bullet points:

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A lump sum payment equal to three times the sum of (i) the named executive officer’s annual salary in effect on the date of employment termination, or if higher, the date of the change in control and (ii) the average of the named executive officer’s awards under the Corporation’s cash incentive plans for the last three fiscal years of participation in such plans prior to the date of termination, or, if higher, the date of the change in control.

The amount of this payment to each named executive officer, assuming the named executive officer became eligible for benefits under the agreement due to a termination of employment on December 31, 2012 (the last business day of 2012), would be as follows: Mr. Waddell: $8,525,000; Mr. Morrison: $4,250,000; Mr. O’Grady: $3,450,000; Mr. Fradkin: $3,900,000; and Ms. Schreuder: $3,900,000.

—

A lump sum payment of a prorated portion of the average amounts paid to the named executive officer under the Corporation’s cash incentive plans for the last three fiscal years of participation in such plans prior to the date of termination, or, if higher, the date of the change in control, less any amounts paid to the named executive officer under those plans with respect to completed performance periods occurring in the year the named executive officer’s employment terminates.

The amount of this payment to each named executive officer, assuming the executive became eligible for benefits under the employment security agreement due to a termination of employment on December 30, 2012, would be as follows: Mr. Waddell: $1,866,667; Mr. Morrison: $716,667; Mr. O’Grady: $575,000; Mr. Fradkin: $700,000; and Ms. Schreuder: $700,000.

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With respect to equity awards: (i) full vesting of all stock options, (ii) all outstanding nonqualified stock options, and incentive stock options granted on or after September 25, 2001, remain exercisable for five years following termination of employment (or until the end of the option term, if earlier), (iii) full vesting of all outstanding restricted stock units, and (iv) full vesting and immediate distribution of all outstanding performance stock units as provided in the awards. The named executive officers become entitled to full and accelerated vesting upon an actual change in control, even if there is no termination of employment, or upon termination during a pending change in control.

Assuming a termination of employment under the employment security agreement on December 31, 2012 (the last business day of 2012), the fully vested equity awards would have the following values for each named executive officer:

Mr. Waddell:	$1,043,989	(stock options)
	$3,121,461	(restricted stock units)

Mr. Morrison:	$521,998	(stock options)
	$1,273,629	(restricted stock units)

Mr. O’Grady:	$1,138,531	(stock option)
	$2,316,857	(restricted stock units)

Mr. Fradkin:	$313,196	(stock options)
	$3,252,191	(restricted stock units)

Ms. Schreuder:	$313,196	(stock options)
	$3,252,191	(restricted stock units)

The value of the fully vested stock options is based on the difference between the option exercise price and $50.16, which was the closing market price of the Corporation’s common stock on December 31, 2012 (the last business day of 2012). The value of the fully vested restricted stock units is also based on the $50.16 closing market price.

—

Continued coverage under the Corporation’s health, dental, life, accident, disability, and other welfare benefit plans for three years (or if earlier, until the executive becomes covered under similar plans maintained by another entity that provides at least equal benefits). If the named executive officer cannot be covered under any plan of the Corporation due to legal or contractual restrictions, the Corporation would provide the executive with substantially similar benefits and coverage.

The value of this continued benefit coverage for three years to each named executive officer would be as follows: Mr. Waddell: $32,327; Mr. Morrison: $38,191; Mr. O’Grady: $31,497; Mr. Fradkin: $38,191; and Ms. Schreuder: $38,191. These amounts are derived by multiplying the Corporation’s annual cost of providing such coverage in 2012 by three, to reflect a three-year benefit continuation period.

—

Up to an additional three years of age and/or service credits for purposes of determining eligibility and subsidy for participation in the Corporation’s retiree medical plans and an additional three-year age and service credit for benefits under the Supplemental Pension Plan.

Assuming a termination of employment under the employment security agreement on December 31, 2012, the value of these age and service credits to each named executive officer would be: Mr. Waddell: $0; Mr. Morrison: $209,250; Mr. O’Grady: $151,390; Mr. Fradkin: $294,317; and Ms. Schreuder: $1,461,009. The assumptions used in calculating the present value of the age and service credits are set forth in footnote 21 to the Consolidated Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each contained in the Corporation’s 2012 annual report to stockholders.

—	Full vesting in benefits accrued under the Supplemental Pension Plan and Supplemental TIP. All named executive officers, other than Mr. O’Grady, are already vested in these benefits.

—

A gross-up payment to the executive to cover any excise and related income tax liability arising under Section 280G of the Internal Revenue Code as a result of any payment or benefit arising under the employment security agreement.

Assuming a termination of employment under the employment security agreement on December 31, 2012, the named executive officers would be entitled to the following gross-up payments: Mr. Waddell: $5,108,565; Mr. Morrison: $0; Mr. O’Grady: $0; Mr. Fradkin: $2,377,376; and Ms. Schreuder: $2,924,178.

For purposes of the employment security agreements:

—

“Good cause” means (i) the executive’s conviction of a criminal violation involving dishonesty, fraud or breach of trust with respect to the business of the Corporation or any subsidiary; (ii) the executive’s willful engagement in misconduct in the performance of his duties that causes material injury to the Corporation; (iii) the executive’s act that, if known to clients, customers, stockholders or regulators, would materially and adversely impact the business of the Corporation or any subsidiary; (iv) the executive’s act or omission that causes a regulatory body to demand, request, or recommend the suspension or removal of the executive from his position with the Corporation or any subsidiary; or (v) the executive’s willful and substantial nonperformance of his duties that is not cured within 10 days after written notice from the Corporation.

—

“Good reason” exists if (i) there is a material reduction in the executive’s authority, duties or responsibilities; (ii) there is a material reduction in the executive’s base salary; (iii) the Corporation materially changes the principal location in which the executive is required to perform services to outside the current geographical employment area, or the executive is required to spend more than 50 working days per year outside the current geographical employment area; or (iv) the Corporation fails to provide a level of employee benefits not materially less than those provided in the aggregate by such plans prior to the date of the agreement, or the date of the change in control, if greater.

—

“Change in control” means (i) a person’s acquisition of 20% or more of the voting power of the Corporation’s outstanding securities; (ii) the election, without the consent of two-thirds of the incumbent board of directors, of the lesser of three directors or a majority of the directors then in office; (iii) a merger or consolidation of the Corporation (subject to certain exceptions); or (iv) a sale of all or substantially all of the Corporation’s assets (subject to certain exceptions) or stockholder approval of a complete liquidation or dissolution of the Corporation.

—

“Period pending change in control” means (i) the period commencing upon the Corporation’s entering into an agreement, or the Corporation or any person’s public announcement of intention to take action, the consummation of which would result in a change in control, and ending upon the occurrence of the change in control or the abandonment or termination of such agreement or actions; (ii) the period commencing upon a person’s acquisition of 15% or more of either the then outstanding shares of the

Corporation’s common stock or the voting power of the Corporation’s outstanding securities and ending upon the earlier of the occurrence of the change in control or one year following the person’s acquisition of the outstanding shares or voting power; or (iii) the period commencing upon the board’s adoption of a resolution that a pending change in control has occurred and ending upon the earlier of the change in control or one year following the board’s resolution.

Equity Compensation Plans and Agreements

As described below, a change in control of the Corporation or a named executive officer’s termination of employment with the Corporation or a subsidiary due to death, disability, or retirement (and which is not a termination as described in his or her employment security agreement) can result in enhanced benefits under the Corporation’s equity compensation plans and agreements.

Restricted Stock Units. If the executive dies, becomes disabled, or retires during the vesting period, or the executive’s employment is terminated during the vesting/performance period under certain circumstances entitling the executive to benefits under the Corporation’s severance plan, the executive or the executive’s beneficiaries will be entitled to receive a distribution of a prorated number of restricted stock units. In addition, if an executive is a Management Group member on the date of grant, is age 55 or older on the date of termination of employment, and does not compete with the Corporation during the vesting/performance period, a prorated number of restricted stock units on each remaining vesting date in the vesting period become vested and are eligible for distribution. In addition, in the case of restricted stock units granted after December 31, 2012, accelerated pro rata vesting and distribution provisions apply in the case of Management Group employees who satisfy certain conditions and who terminate employment for a government position, or terminate employment and thereafter accept a government position, and must dispose of any interest in the Corporation to satisfy ethics or conflict of interest laws or agreements. In other instances where the executive leaves the Corporation during the vesting period, the restricted stock units are forfeited.

Upon a change in control of the Corporation, all restricted stock units granted to named executive officers prior to December 31, 2012, become fully vested immediately, and are distributable upon the date they would otherwise have been distributed in the absence of a change in control; restricted stock units granted after December 31, 2012, are converted into units of the acquirer and continue to vest in accordance with the regular vesting schedule; provided, however, that they become fully vested in connection with a change in control if the executive experiences a qualifying termination of employment following the change in control (in which case they are distributed within 60 days). A qualifying termination is an involuntary termination of employment without “cause” or termination for “good reason,” as those terms are defined in the award agreements, that occurs after the change in control and prior to the second anniversary thereof. Notwithstanding the foregoing, in the event that both a change in control occurs and the acquirer refuses or is unable to agree to the foregoing conversion and vesting provisions, the award will be vested and will be distributed in accordance with the provisions of Code Section 409A, to the extent applicable. The agreements have been drafted to provide that in such event distribution may be in cash.

Performance Stock Units. PSUs were granted in 2012 and 2013 to members of the Management Group. Each PSU constitutes the right to receive a share of the Corporation’s common stock and vests over a three-year performance period, subject to satisfaction of specified performance targets (“performance conditions”) that are a function of return on equity and continued employment until the end of the vesting period.

If the executive dies, becomes disabled, or retires during the vesting/performance period, or the executive’s employment terminates during the vesting/performance period under certain circumstances entitling the executive to benefits under the Corporation’s severance plan, the executive or the executive’s beneficiary will be eligible for pro rata vesting and distribution at the end of the performance period, subject to certain conditions, including satisfaction of the performance conditions. In addition if the executive is a Management Group employee on the date of grant and terminates employment on or after attainment of age 55, the executive will be eligible for pro rata vesting and distribution at the end of the performance period, subject to certain conditions, including satisfaction of the performance conditions. In addition, accelerated pro rata vesting and distribution provisions apply in the case of Management Group employees who satisfy certain conditions (including the performance condition applied to modified period) and who terminate employment for a government position, or terminate employment and thereafter accept a government position, and must dispose of any interest in the Corporation to satisfy ethics or conflict of interest laws or agreements.

Upon a change in control, performance stock units granted prior to December 31, 2012, become 100 percent vested and are to be immediately distributed; with respect to performance stock units granted after December 31, 2012, a pro rata portion of each performance stock unit award (based on the portion of the performance period that has elapsed as of the change in control) are eligible to vest based on the Corporation’s actual performance at the time of the change in control and are to be paid out at the end of the performance period, subject to accelerated distribution upon a qualifying termination. The remainder of the performance award converts at the target level of performance specified in the performance stock unit agreement into an award with respect to the acquirer of an equal economic value and vests subject only to the continued employment of the recipient through the remainder of the applicable performance period and is paid out at the end of the performance period, subject to acceleration of vesting upon a qualifying termination, in which event the units are distributed at that time. Notwithstanding the foregoing, in the event that both a change in control occurs and the acquirer refuses or is unable to agree to the foregoing conversion and vesting provisions, the award will be vested at the time of the change in control, and will be distributed in accordance with the provisions of Code Section 409A, to the extent applicable. The agreements have been drafted to provide that in such event distribution may be in cash.

Stock Options. If the executive dies or becomes disabled, the executive’s outstanding stock options become vested and may be exercised until the earlier of five years following death or disability or the expiration date of the option. If the executive retires, or if the executive is a member of the Management Group on the date of grant, is age 55 or older with a minimum of 10 years of employment on the date of termination of employment, and is not otherwise retirement-eligible pursuant to the Corporation’s retirement policy, the stock options continue to vest in accordance with their terms and, once vested, may be exercised until the earlier of five years following retirement or the expiration date of the option. If the executive’s employment is terminated under certain circumstances entitling the executive to severance benefits, the executive’s stock options (whether vested or unvested) may be exercised until the earlier of 180 days following termination of employment or the expiration date of the option, provided that if the executive is retirement eligible upon his or her termination of employment under the severance plan, the executive’s stock options (whether vested or unvested) become vested upon the executive’s termination of employment and may be exercised until the earlier of five years from the executive’s effective date of retirement or the expiration of the option. In addition, subject to certain conditions, Management Group members who hold options granted in 2012 are eligible for accelerated vesting upon termination of employment to commence government service (or upon acceptance of government employment after termination of employment with the Corporation but prior to a vesting date) in instances where divesture of equity interests in the Corporation is required by law or is otherwise reasonably necessary, and may exercise their options for 90 days following their government service termination date or commencement of government employment, as applicable, or until the expiration of the option, if earlier. In other instances, in the absence of a change in control, vested stock options expire on the earlier of three months following termination of employment or the expiration date of the option, and unvested stock options expire on termination of employment. Upon a change in control of the Corporation, all stock options granted prior to December 31, 2012, become vested and exercisable. Stock options granted after December 31, 2012, convert to options on stock of the acquirer and continue to vest in accordance with the regular vesting schedule, provided, however, that they become fully vested in connection with a change in control if the executive experiences a qualifying termination of employment following the change in control (in which case the options on the acquirer stock remain exercisable until the expiration of the option), or if they are not assumed in the transaction (in which case the employee is entitled to a cash payment equal to the “spread” between the transaction consideration and the option exercise price). The Corporation’s equity award agreements contain provisions related to a change in control of the Corporation.

Assuming, in the absence of a change in control, a termination of the named executive officer’s employment due to death, disability, or retirement (including termination while a member of the Management Group at age 55 with the requisite service) occurred on December 31, 2012, stock options under the equity compensation plans would have accelerated or continued vesting and the value of these fully vested stock options would be the same as reported for a termination related to a change in control under the employment security agreements. Absent a change in control, in the event of a termination of a named executive officer’s employment due to death, disability or retirement (including termination in circumstances in which the executive is entitled to severance or while a member of the Management Group at age 55 with the requisite service) on December 31, 2012, equity award agreements for restricted stock units and performance stock units provide for prorated vesting of units. The value of these prorated units for each named executive officer is:

Mr. Waddell:	$5,270,612	(restricted stock units)
	$819,313	(performance stock units)

Mr. Morrison:	$1,782,034	(restricted stock units)
	$409,657	(performance stock units)

Mr. O’Grady:	$471,604	(restricted stock units)
	$245,784	(performance stock units)

Mr. Fradkin:	$1,604,368	(restricted stock units)
	$245,784	(performance stock units)

Ms. Schreuder:	$1,604,368	(restricted stock units)
	$245,784	(performance stock units)

The value of the prorated restricted stock units and performance stock units is also based on the $50.16 closing market price on December 31, 2012. Unlike the valuations in the change in control context, these estimated values assume a prorated distribution (rather than full distribution) of restricted stock units and performance stock units.

DIRECTOR COMPENSATION

The following table sets forth all compensation paid to each non-employee director of the Corporation in 2012.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compen- sation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compen- sation ($)(2) (g)	Total ($) (h)
Linda Walker Bynoe	$110,000	$90,000	—	—	—	—	$200,000
Nicholas D. Chabraja	$112,086	$90,000	—	—	—	—	$202,086
Susan Crown	$90,000	$90,000	—	—	—	—	$180,000
Dipak C. Jain	$105,000	$90,000	—	—	—	—	$195,000
Robert W. Lane	$97,086	$90,000	—	—	—	—	$187,086
Edward J. Mooney	$110,000	$90,000	—	—	—	—	$200,000
Jose L. Prado(3)	$20,832	$45,000	—	—	—	—	$65,832
John W. Rowe	$120,000	$90,000	—	—	—	—	$210,000
Martin P. Slark	$92,086	$90,000	—	—	—	—	$182,086
David H.B. Smith, Jr.	$97,086	$90,000	—	—	—	—	$187,086
Charles A. Tribbett III	$90,000	$90,000	—	—	—	—	$180,000

(1) Stock Awards. This column shows the grant date fair value of the stock awards for all non-employee directors in 2012, computed in accordance with FASB ASC Topic 718. See footnote 22 to the Consolidated Financial Statements contained in the Corporation’s 2012 annual report to stockholders for a discussion of the assumptions made by the Corporation in the valuation of these restricted stock unit awards. As of December 31, 2012, each non-employee director (other than Mr. Prado) held 1,920.20 unvested stock units, which, as described below, represented the stock unit award made by the Corporation in February 2012. As of December 31, 2012, Mr. Prado held an aggregate of 946.77 unvested stock units, which, as described below, represented the stock unit awards made by the Corporation on October 16, 2012 as part of Mr. Prado’s compensation for services as a non-employee director from October 16, 2012 through December 31, 2012.

(2) All Other Compensation. Perquisites paid or provided to directors in 2012 were less than the SEC’s minimum threshold for disclosure ($10,000).

(3) Mr. Prado became a member of the board effective October 16, 2012.

General

Directors who are employees of the Corporation receive no additional compensation for serving on the board of directors or on any board committee.

2012 Director Compensation

2012 director compensation was unchanged from 2011.

Cash Compensation. In 2012, non-employee directors of the Corporation received the following cash compensation for their service on the board of directors:

Annual Retainer	$90,000
Additional Fee for the Chairman of each Board Committee (other than the Executive Committee)	$15,000
Additional Fee for Audit Committee Members (including the Chairman)	$5,000
Additional Fee for Lead Director	$15,000

All non-employee directors also are eligible to receive a per diem fee of $1,000 when required to attend orientation meetings or to perform specific services on behalf of the Corporation. The Corporation paid $2,000 for such services in 2012.

Equity Compensation.

In February 2012, each non-employee director then in office received a grant of stock units under the Corporation’s 2012 Stock Plan equal in value to $90,000, with the actual number of stock units based on the closing sale price of the common stock on the date of the 2012 annual meeting of stockholders. Mr. Prado, who became a non-employee director of the Corporation effective October 16, 2012, received a grant of stock units on October 16, 2012, equal in value to $45,000, an amount equal to the portion of $90,000 prorated from October 16, 2012, with the actual number of stock units (946.77 stock units) based on the closing sale price of the common stock on October 16, 2012. All of the stock units granted to directors in February 2012 and the award granted to Mr. Prado on October 16, 2012 will vest on the date of the 2013 annual meeting of stockholders. Stock units do not have voting rights. Dividend equivalents on the non-employee directors’ stock units are subject to the same vesting, forfeiture, and distribution provisions as the underlying stock units. Each stock unit entitles a director to one share of common stock at vesting, unless a director elects to defer receipt of the shares.

Stock Ownership Guidelines. As described in the Compensation Discussion and Analysis section, Northern Trust has a long-standing practice of emphasizing stock ownership and maintaining formal stock ownership guidelines for named executive officers. Northern Trust also maintains formal stock ownership guidelines for its non-employee directors with minimum ownership levels as shown in the following chart.

Stock Ownership Guidelines for Non-Employee Directors
Non-Employee Directors	Expected to maintain minimum share ownership levels to a value of five times annual cash retainer

It is expected that each non-employee director will meet the minimum ownership level not later than five years from the date the director is initially elected to the board. In addition, non-employee directors are expected to meet a minimum share ownership level of 1,000 shares within one year from the date they are initially elected to the board.

Until such time as any non-employee director meets the minimum ownership level requirement, he or she is expected to retain 100% of the net, after-tax shares received from share distributions.

The calculation of shares of common stock includes shares that are:

—	Purchased on the open market

—	Owned jointly with or separately by spouse and children

—	100% of unvested (or vested but not yet distributed) RSUs, stock awards and deferred stock units

—	100% of cash compensation deferred as stock equivalent units

As of December 31, 2013, all non-employee directors met or exceeded Northern Trust’s stock ownership guidelines. Consistent with those guidelines, Mr. Slark and Mr. Prado, who were first elected to the Corporation’s board of directors on April 19, 2011 and October 16, 2012, respectively, have five years from the date elected to reach the share ownership threshold level set forth in the chart above.

2013 Director Compensation

Effective as of January 1, 2013, the Corporation increased the annual retainer and the value of stock units granted under the Corporation’s 2012 Stock Plan to $100,000 each and the additional annual retainer for the Lead Director to $25,000. All other non-employee director compensation in 2013 will remain the same as it was in 2012. In approving the foregoing increases, the Compensation and Benefits Committee and the Board considered, among other things, competitive director compensation data, current market practices, and the fact that non-employee director compensation had remained the same since January 1, 2010.

Deferral of Compensation

Non-employee directors may elect to defer payment of their cash compensation and stock units until termination of their service as directors. Any deferred cash compensation is converted into stock units representing shares of common stock. The value of each such stock unit is based upon the market price of the stock at the end of the calendar quarter for which the cash compensation would have been paid. Dividend equivalents on all deferred stock units are paid quarterly to a cash account and accrue interest at an interest rate determined from time to time by the Committee. Deferred cash compensation and dividend equivalents will be paid out in cash, and deferred stock units will be distributed in stock, in each case in a lump sum or in up to 10 annual installments at the election of the director.

EQUITY COMPENSATION PLAN INFORMATION

Set forth below is information with respect to other equity compensation plans under which the common stock of the Corporation was authorized for issuance as of December 31, 2012.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (1) (b)	Number of Securities Remaining Available for Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders (2)	18,807,470	(3)	$52.53	32,093,120	(4)
Equity compensation plans not approved by stockholders (5)	109,064		N/A	N/A
Total	18,916,534		$52.53	32,093,120

(1) Weighted-average exercise price of outstanding stock options (excludes restricted stock units and performance stock units, which were granted at no cost to participants).

(2) These plans are the 2012 Stock Plan and the 2002 Stock Plan.

(3) Consists of 15,302,474 stock options and 3,504,996 units.

(4) All of these shares are issuable under the 2012 Stock Plan.

(5) Consists of stock units under the terms of the 1997 Deferred Compensation Plan for Non-Employee Directors, as Amended and Restated. These stock units have been deferred at the election of certain directors and will be distributed on a one-for-one basis in shares of common stock following retirement.

ITEM 2— ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC enacted requirements for the Corporation to include in this proxy statement a separate resolution, subject to an advisory vote, to approve the compensation of our named executive officers. This proposal is commonly referred to as a “Say on Pay” proposal. As required by these rules, we are asking you to vote FOR the adoption of the following resolution:

“Resolved, that the compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

As an advisory vote, this proposal is not binding on the Corporation. Although the vote is non-binding, the board of directors and the Compensation and Benefits Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

As outlined in the Compensation Discussion and Analysis that begins at page 30, the Corporation has a conservative performance-based compensation system in place that provides appropriate levels of compensation. The Corporation’s executive compensation program is designed to attract, motivate, and retain individuals who will contribute to the Corporation’s success and the creation of stockholder value. The Compensation and Benefits Committee believes that executive officers are best motivated when their incentive compensation is tied to the Corporation’s overall performance and the performance of their individual business units and/or individual performance. That is why a significant portion of each executive officer’s short-term and long-term compensation is variable and depends on such performance. In addition, our emphasis on equity-based compensation discourages inappropriate risk-taking and encourages named executive officers to appropriately consider and control risk factors, which furthers the Corporation’s risk-mitigation strategy. In February 2013, the Corporation enhanced the risk-related forfeiture and clawback provisions in certain equity awards to further align those provisions with regulatory guidance and shareholder interests.

The Corporation reported 2012 net income of $687.3 million, diluted earnings per share of $2.81 and a pre-tax profit margin of 25.5%. The Corporation’s 2012 return on equity increased to 9.3%, consistent with, although slightly lower than, its peer group median of 9.6% and in line with its trust and custody bank peers. For the period ending December 31, 2012, the Corporation’s average three and five year returns on equity were 9.3% and 11.3%, respectively, higher than the peer group medians of 8.5% and 4.5%, respectively.

Despite the prolonged weakness in economic conditions that have particularly affected the financial performance of banks and other financial institutions, the Corporation’s conservatively managed executive compensation philosophy, coupled with its sound balance sheet and prudent business model, have contributed to the Corporation’s strong strategic and financial positioning.

The board of directors unanimously recommends that you vote FOR this proposal.

AUDIT COMMITTEE REPORT

The Audit Committee of the board is responsible for providing oversight of the Corporation’s financial reporting functions and internal controls. The board appoints the Audit Committee and its chairman annually, with the Committee consisting of at least four directors. The Audit Committee operates under a formal charter, which is available on the Corporation’s website at www.northerntrust.com. The Audit Committee charter sets forth in detail the duties and responsibilities of the Audit Committee.

The Audit Committee’s duties and responsibilities are ones of oversight. In fulfilling their duties and responsibilities, it is recognized that members of the Committee are not full-time employees of the Corporation, and are not, and do not represent themselves to be, accountants or auditors by profession. Each member of the Committee shall be entitled to rely in good faith on (i) the integrity of those persons and organizations within and outside the Corporation from which he or she receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the board), and (iii) representations made by management or third parties as to any information technology, internal audit, and other non-audit services provided by the Corporation’s independent registered public accountants to the Corporation. The responsibility for the completeness and accuracy of the Corporation’s consolidated financial statements rests with the Corporation’s management. The responsibility of KPMG LLP, the Corporation’s independent registered public accounting firm, is (i) to perform an audit and to express an opinion as to whether the Corporation’s annual consolidated financial statements are free of material misstatement and presented in accordance with generally accepted accounting principles and (ii) to perform an audit and to express an opinion as to whether the Corporation maintained effective internal control over financial reporting.

The Audit Committee received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence. The disclosures described the relationships and fee arrangements between the firm and the Corporation. Consistent with the applicable requirements of the Public Company Accounting Oversight Board and the rules and regulations of the SEC, the Audit Committee considered at meetings held on February 11, 2013 whether the provision of non-audit services by the independent registered public accounting firm to the Corporation for the fiscal year ended December 31, 2012 maintains KPMG LLP’s independence and has discussed with KPMG LLP the firm’s independence from the Corporation.

The Audit Committee reviewed and discussed with the Corporation’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees.

The Audit Committee reviewed and discussed with management and the Corporation’s independent registered public accounting firm the consolidated financial statements of the Corporation for the year ended December 31, 2012.

Based on the above-mentioned reviews and discussions with management and the Corporation’s independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee, exercising its business judgment, recommended to the board that the Corporation’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

This report is submitted on behalf of the members of the Audit Committee:

Edward J. Mooney, Chairman, Linda Walker Bynoe, Nicholas D. Chabraja, Robert W. Lane, and David H. B. Smith, Jr.

ITEM 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The independent registered public accounting firm is appointed annually by the Corporation’s Audit Committee. For the year ending December 31, 2013, the Audit Committee has authorized the engagement of KPMG LLP as the Corporation’s independent registered public accounting firm. KPMG LLP served as the Corporation’s independent registered public accounting firm for the fiscal year ended December 31, 2012. Representatives of KPMG LLP will be present at the annual meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions raised by stockholders at the meeting.

Stockholder ratification of the selection of KPMG LLP as the Corporation’s independent registered public accounting firm is not required. However, the board of directors is submitting the selection of KPMG LLP as the Corporation’s independent registered public accounting firm to the stockholders for ratification to learn the opinion of stockholders on this selection. If the stockholders fail to ratify KPMG LLP as the independent registered public accounting firm, the Audit Committee will reassess its appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Corporation and its stockholders.

Fees of Independent Registered Public Accounting Firm

Description of Fees	Amount of Fees Payable to KPMG LLP for Fiscal Year 2012	Amount of Fees Payable to KPMG LLP for Fiscal Year 2011
Audit Fees(1)	$4,154,280	$4,341,250
Audit-Related Fees(2)	$2,279,000	$1,108,158
Tax Fees(3)	$228,513	$155,799
All Other Fees(4)	$201,709	$307,973
Additional Fees(5)	$1,175,800	$888,200

(1) Includes fees for professional services rendered for the audit of the Corporation’s annual consolidated financial statements for the fiscal year (including services relating to the audit of internal control over financial reporting under the Sarbanes-Oxley Act of 2002) and for reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q and for other services that only an independent registered public accountant can reasonably provide.

(2) Includes fees for services that were reasonably related to performance of the audit of the annual consolidated financial statements for the fiscal year, other than Audit Fees, such as employee benefit plan audits and internal control reviews.

(3) Includes fees for tax return preparation and tax planning.

(4) Includes fees for all services other than Audit Fees, Audit-Related Fees, and Tax Fees.

(5) Additional Fees are fees for services rendered in connection with audits for certain of the proprietary, common and securities lending collateral funds sponsored or managed by the Corporation. These funds are not included in the consolidated financial statements of the Corporation.

Pre-Approval Policies and Procedures of the Audit Committee

On October 19, 2009, the Audit Committee adopted the revised Northern Trust Corporation Policy Regarding Engagement of Independent Public Accounting Firm to Provide Auditor Services, which superseded the Policy adopted by the Audit Committee on October 20, 2008. The purpose of the Policy is to establish procedures for Audit Committee pre-approval of all auditor services to be provided to the Corporation by its independent registered public accounting firm. Auditor services include audit services, audit-related services, tax services, and non-audit services. The Policy provides that the Audit Committee, the Chairman, or any Audit Committee member delegated the authority (a “Designated Member”) has the authority to grant pre-approvals of auditor services. In addition, the Policy provides that the independent registered public accounting firm may be engaged to provide only those non-audit services (i) that are permitted by the SEC’s final rule entitled “Strengthening the Commission’s Requirements Regarding Auditor Independence” and (ii) that, in the judgment of the Audit Committee, maintain the independent registered public accounting firm’s independence from the Corporation. In evaluating whether a proposed engagement of the Corporation’s independent registered public accounting firm for a specific permitted non-audit service maintains the firm’s independence from the Corporation, the Audit Committee or a Designated Member thereof must consider whether the proposed engagement would cause the independent registered public accounting firm to (1) audit its own work, (2) perform management functions, or (3) act as an advocate for the Corporation. The independent registered public accounting firm shall in no event be engaged to perform any Prohibited Services, as defined in the Policy.

The following percentages of the Audit-Related Fees, Tax Fees, and Other Fees were approved in accordance with the exceptions to pre-approval requirements set forth in 17 CFR 210.2-01(c)(7)(i)(C): For the fiscal year ended December 31, 2012, Audit-Related Fees: 0%, Tax Fees: 0%, and Other Fees: 0%.

The board of directors unanimously recommends that you vote FOR the ratification of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

ITEM 4—STOCKHOLDER PROPOSAL REGARDING ADDITIONAL DISCLOSURE OF POLITICAL AND LOBBYING CONTRIBUTIONS

Information regarding a stockholder proposal is set forth below. The Corporation disclaims any responsibility for the content of this proposal and statement of support, which is presented as received from the stockholder. The Massachusetts Laborers’ Pension Fund, 14 New England Executive Park, Suite 200, Burlington, Massachusetts 01803-5201, the owner of approximately 13,250 shares of our common stock, has given the Corporation notice that its representative intends to present this proposal at the annual meeting.

Stockholder Proposal:

RESOLVED, that the shareholders of Northern Trust Corporation (“Northern Trust” or “Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the amounts that the Company has paid or incurred in connection with influencing legislation; participating or intervening in any political campaign on behalf of (or in opposition to) any candidate for public office; and attempting to influence the general public, or segments thereof, with respect to elections, legislative matters or referenda.

The report should include (a) contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities and (b) the portions of any dues or other payments that are made to a tax-exempt organization for an expenditure or contribution that, if made directly by the Company, would not be deductable under section 162(e)(1) of the Internal Revenue Code. The report should identify each recipient, the amount paid to each, and the purpose of any contribution or expenditure.

STOCKHOLDER SUPPORTING STATEMENT

As long-term shareholders of Northern Trust, we support transparency and accountability in corporate spending on lobbying and political activities. The expenditures upon which we seek a report are those that Congress has said do not warrant a deduction as an ordinary and necessary business expense, namely, lobbying, participation in the political system by supporting or opposing candidates for office, and trying to influence the general public or segment thereof as to elections, legislative matters or referenda. This includes payments to third parties, including trade associations and other tax-exempt groups, which payments are used for expenditures that would not be deductible if made by the company itself.

Disclosure is consistent with public policy and we believe, in the best interest of the company and its shareholders. The Supreme Court’s Citizens United decision recognized the importance of political spending disclosure when it said “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value. Moreover, publicly available data does not provide a complete picture of the Company’s lobbying or political expenditures. Thus the Company’s payments to trade associations for these purposes are undisclosed and unknown, as are any payments to tax-exempt groups that work to influence legislation and political campaigns, as well as public opinion that could affect legislation or elections.

The sums involved can be significant. A 2010 Bloomberg story reported that several health insurers donated $86.2 million to the U.S. Chamber of Commerce in 2009-10 for advertisements, polling and grassroots events to drum up opposition to health care reform legislation. A former Federal Election Commission chairman described this figure as “breathtaking”.

We believe that shareholders need improved disclosure in order to fully evaluate the use of corporate assets on these activities.

Statement of the Board of Directors in Opposition to the Shareholder Proposal

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPONENT’S PROPOSAL IS NOT IN THE BEST INTERESTS OF NORTHERN TRUST AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE “AGAINST” THE PROPOSAL.

As a leading provider of asset servicing, fund administration, asset management, fiduciary, and banking solutions for corporations, institutions, families, and individuals worldwide, Northern Trust is extensively regulated. Changes in the legal and regulatory environment for financial institutions may substantially impact the manner in which Northern Trust and its subsidiaries operate, serve their clients, and create value for shareholders. We believe it is in the best interests of Northern Trust’s shareholders for Northern Trust to support positions that enhance the safety of client assets and promote the safety and soundness of the financial system and a strong global economy. The potential impact that public policy changes can have on our business, employees, communities, clients, and shareholders requires us to be an active participant in the political process to advance and protect the long-term interests of Northern Trust.

Northern Trust’s philosophy and policies concerning political contributions and legislative lobbying are set forth in our “Statement Regarding Government Relations and Political Contributions,” which can be found on our public web site at http://www.northerntrust.com/about-us/investor-relations/corporate-governance/government-relations-political-contributions. Northern Trust contributes to candidates for public office and related organizations in compliance with applicable law. Northern Trust sponsors a political action committee, known as a PAC, which allows certain U.S. employees to pool their financial resources to support United States federal and state candidates who support legislation important to Northern Trust and its shareholders. All contributions to the PAC are voluntary. The PAC determines all political contributions based on the best interests of Northern Trust. Northern Trust also contributes to certain industry trade organizations relating to its public policy objectives.

We believe that the additional disclosure sought by the proposal would be of no appreciable benefit to shareholders. As required by law, all Northern Trust’s PAC contributions are reported on a periodic basis to the Federal Election Commission and appropriate state election authorities. A direct link to Federal Election Commission reports is included in Northern Trust’s publicly available “Statement Regarding Government Relations and Political Contributions” and annual “Corporate Social Responsibility Report.” In addition, Northern Trust is required to comply with United States federal and state laws and regulations regarding the disclosure of certain lobbying activities. All such disclosures of Northern Trust’s lobbying activities are already publicly available. The Board of Directors believes that in light of the fact that Northern Trust already provides all legally required disclosures regarding political contributions and lobbying activities and the fact that much of this information is already publicly available, this proposal is duplicative and unwarranted, and would cause the Corporation to expend unnecessary time and resources without providing any appreciable benefit to shareholders.

FOR THE ABOVE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “AGAINST” THE PROPOSAL.

OTHER BUSINESS

The board of directors knows of no business to be presented at the 2013 annual meeting other than that described above. The Corporation’s by-laws provide that stockholders may bring matters before an annual meeting only if they give timely written notice of the matter to be brought not less than 120 days prior to the anniversary date of the prior year’s annual meeting. The notice must be directed to the attention of the Corporation’s Corporate Secretary and contain the information required by the Corporation’s by-laws.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Any stockholder proposals for the 2014 annual meeting must be received by the Corporation, directed to the attention of the Corporation’s Corporate Secretary, no later than November 7, 2013 in order to be eligible for inclusion in the Corporation’s proxy statement and form of proxy for that meeting. The proposal must comply in all respects with the rules and regulations of the SEC and the Corporation’s by-laws.

Also, under the Corporation’s by-laws, other proposals that are not included in the proxy statement will be considered timely and may be eligible for presentation at that meeting if they are received by the Corporation in the form of a written notice, directed to the attention of the Corporation’s Corporate Secretary, not later than December 17, 2013. The notice must contain the information required by the Corporation’s by-laws.

By	Order of the Board of Directors,

Rose A. Ellis Corporate Secretary

Chicago, Illinois

March 1, 2013

NORTHERN TRUST CORPORATION 50 SOUTH LASALLE STREET CHICAGO, IL 60603

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT April 14, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Northern Trust Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT April 14, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Northern Trust Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please mail in advance, so that your instruction may be received no later than 11:59 P.M. EDT on April 14, 2013.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M52252-P33437-Z59566	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — —  — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHERN TRUST CORPORATION The Board of Directors recommends you vote FOR the following:				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of 12 Directors				☐	☐	☐
Nominees:
01) 02) 03) 04)	Linda Walker Bynoe Nicholas D. Chabraja Susan Crown Dipak C. Jain Robert W. Lane Edward J. Mooney	07) 08) 09) 10) 11) 12)	Jose Luis Prado John W. Rowe Martin P. Slark David H. B. Smith, Jr. Charles A. Tribbett III Frederick H. Waddell
05) 06)
The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain	The Board of Directors recommends you vote AGAINST the following proposal:	For	Against	Abstain
2. Approval, by an advisory vote, of the 2012 compensation of the Corporation’s named executive officers.				☐	☐	☐	4. Stockholder proposal regarding additional disclosure of political and lobbying contributions, if properly presented at the annual meeting.	☐	☐	☐
3. Ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2013.				☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)			Date

ANNUAL MEETING ADMISSION TICKET

Northern Trust Corporation

50 South LaSalle Street

Chicago, Illinois 60603

(northwest corner of LaSalle Street and Monroe Street)

April 16, 2013

10:30 a.m.

You should present this admission ticket in order to gain admittance to the meeting.

(Registration begins at 9:30 a.m., and seating will begin at 10:00 a.m.)

This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. Each stockholder may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you submit your proxy by telephone or Internet, do not return your proxy card.

Thank you for your proxy submission.

Directions to the Northern Trust Corporation Annual Meeting of Stockholders

Lake Shore Drive (coming from North or South)

Take Lake Shore Drive to the Randolph Street exit. Continue on Randolph Street to LaSalle Street. Turn left (southbound) on LaSalle Street to Madison Street. Turn right (westbound) on Madison Street to the parking garage that is between LaSalle and Wells streets.

Kennedy Expressway (I90 - I94)

Take I90-I94 east to the Monroe Street exit. Turn left (eastbound) on Monroe Street. Continue on Monroe Street to LaSalle Street. Turn left (northbound) on LaSalle Street and continue one block north to Madison Street. Turn left (westbound) on Madison Street to the parking garage that is between LaSalle and Wells streets.

Stevenson Expressway (I55)

Take I55 east to Lake Shore Drive north. Take Lake Shore Drive to the Randolph Street exit. Continue on Randolph Street to LaSalle Street. Turn left (southbound) on LaSalle Street to Madison Street. Turn right (westbound) on Madison Street to the parking garage that is between LaSalle and Wells streets.

Eisenhower Expressway (I290)

Take I290 east to the Franklin Street exit. Turn left (northbound) on Franklin Street to Monroe Street. Turn right (eastbound) on Monroe Street to LaSalle Street. At LaSalle Street turn left and continue one block north to Madison Street. Turn left on Madison Street to the parking garage that is between LaSalle and Wells streets.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

You may access the 2013 Notice of Annual Meeting and Proxy Statement and the 2012 Annual Report by going to the following Web site: https://materials.proxyvote.com/665859

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M52253-P33437-Z59566

NORTHERN TRUST CORPORATION

Annual Meeting of Stockholders

Tuesday, April 16, 2013, 10:30 a.m. CDT

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Linda Walker Bynoe, Susan Crown, and Edward J. Mooney, or any of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all shares of common stock of Northern Trust Corporation which the undersigned is entitled to vote on the Proposals at the annual meeting of stockholders on April 16, 2013, at 50 S. La Salle St. Chicago IL 60603, and any adjournment or postponement thereof. The above proxy holders cannot vote your shares unless you vote by telephone or through the Internet in accordance with the voting instructions below or you may sign, date and return this proxy card by mail. Whether you vote by mail, telephone, or through the Internet, the shares will be voted in accordance with your instructions. If you sign, date and return your proxy card without indicating how you want to vote the shares, the shares will be voted in accordance with the following recommendations of the Board of Directors: Item 1 - FOR the election of each nominee for Director; Item 2 - FOR the approval, by an advisory vote, of the 2012 compensation of the Corporation’s named executive officers; Item 3 - FOR the ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and Item 4 - AGAINST Stockholder proposal regarding additional disclosure of political and lobbying contributions, if properly presented at the annual meeting. The proxy holders are authorized to vote as they shall determine in their sole discretion on any other business that may properly come before the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

NORTHERN TRUST CORPORATION 50 SOUTH LASALLE STREET CHICAGO, IL 60603

Your Internet or telephone vote authorizes the TIP Trustee to vote these shares in the same manner as if you marked, signed and returned your voting instruction card.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 P.M. EDT April 14, 2013. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT April 14, 2013. Have your voting instruction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Northern Trust Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please mail in advance, so that your instruction may be received no later than 11:59 P.M. EDT on April 14, 2013.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M52254-P33437-Z59566	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — —  —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHERN TRUST CORPORATION The Board of Directors recommends you vote FOR the following:				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of 12 Directors				☐	☐	☐
Nominees:
01) 02) 03) 04)	Linda Walker Bynoe Nicholas D. Chabraja Susan Crown Dipak C. Jain Robert W. Lane Edward J. Mooney	07) 08) 09) 10) 11) 12)	Jose Luis Prado John W. Rowe Martin P. Slark David H. B. Smith, Jr. Charles A. Tribbett III Frederick H. Waddell
05) 06)
The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain	The Board of Directors recommends you vote AGAINST the following proposal:	For	Against	Abstain
2. Approval, by an advisory vote, of the 2012 compensation of the Corporation’s named executive officers.				☐	☐	☐	4. Stockholder proposal regarding additional disclosure of political and lobbying contributions, if properly presented at the annual meeting.	☐	☐	☐
3. Ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2013.				☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.						☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

You may access the 2013 Notice of Annual Meeting and Proxy Statement and the 2012 Annual Report

by going to the following Web site: https://materials.proxyvote.com/665859

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M52255-P33437-Z59566

NORTHERN TRUST CORPORATION

Annual Meeting of Stockholders

Tuesday, April 16, 2013, 10:30 a.m. CDT

Voting Instruction solicited by the Trustee of The Northern Trust Company Thrift-Incentive Plan

The undersigned hereby directs The Northern Trust Company, Trustee (“TIP Trustee”) of The Northern Trust Company Thrift-Incentive Plan (“TIP”) to vote at the annual meeting of stockholders of Northern Trust Corporation on April 16, 2013, or any adjournment of such meeting, all shares of common stock that have been allocated to the TIP accounts of the undersigned on the Proposals, as more fully described in the proxy statement for the meeting, in the manner specified, and on any other business properly coming before the meeting. The cut-off for receiving your vote is 11:59 p.m. (EDT) on April 14, 2013.

THE SHARES COVERED BY THIS VOTING INSTRUCTION CARD ARE SHOWN ON THE REVERSE SIDE OF THIS CARD AND ARE VOTED AS EXPLAINED BELOW.

Shown on the reverse side of this voting instruction card is the total number of shares of common stock held for you by the TIP Trustee in the Northern Trust Stock Fund and the Former ESOP Fund under the TIP. TIP participants have the right to direct the TIP Trustee to vote the shares held in their accounts, subject to Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The TIP Trustee will vote allocated shares for which no direction is received and unallocated shares, if any (together,”Undirected Shares”), in the same proportion as the shares for which direction is received, except as otherwise provided in accordance with ERISA. Under the TIP, participants are “named fiduciaries” to the extent of their authority to direct the voting of shares held in their accounts and their proportionate share of Undirected Shares. By submitting voting instructions by telephone, Internet, or by signing and returning this voting instruction card, you direct the TIP Trustee to vote these shares, in person or by proxy, as designated herein, at the annual meeting of stockholders.

Whether you vote by mail, telephone or through the Internet, your shares will be voted in accordance with your instructions. If you sign, date and return your voting instruction card without indicating how you want to vote your shares, your shares will be voted in accordance with the following recommendations of the Board of Directors: Item 1 - FOR the election of each nominee for Director; Item 2 - FOR the approval, by an advisory vote, of the 2012 compensation of the Corporation’s named executive officers; Item 3 - FOR the ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and Item 4 - AGAINST Stockholder proposal regarding additional disclosure of political and lobbying contributions, if properly presented at the annual meeting.

The proxy holders are authorized to vote as they shall determine in their sole discretion on any other business that may properly come before the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side